As filed with the Securities and Exchange Commission on August 11, 2021.
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HBT Financial, Inc.
(Exact name of registrant as specified in Its Charter)
Delaware	6022	37-1117216
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
401 North Hershey Road
Bloomington, Illinois 61704
(888) 897-2276
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. Lance Carter
President and Chief Operating Officer
401 North Hershey Road
Bloomington, Illinois 61704
(888) 897-2276
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Edwin S. del Hierro, P.C. James S. Rowe Kirkland & Ellis LLP 300 N. LaSalle Chicago, Illinois 60654 (312) 862-2000	James M. Kane Christopher G. Barrett Mark C. Svalina Vedder Price P.C. 222 N. LaSalle Chicago, Illinois 60601 (312) 609-7500
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company, See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☐ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,799,040 shares(1)	N/A	$23,189,540(2)	$2,529.98(3)

(1)
Represents the estimated maximum number of shares of common stock of the registrant to be issued upon completion of the merger described in the proxy statement/prospectus contained herein. This number is based upon the product of (x) 26,582.23, which represents the shares of common stock, no par value per share, of NXT Bancorporation, Inc. outstanding or deemed to be outstanding as of June 30, 2021, multiplied by (y) 67.6783, which is the number of shares of the registrant’s common stock to be issued per share of NXT Bancorporation, Inc. common stock under the Agreement and Plan of Merger, dated as of June 7, 2021, between NXT Bancorporation, Inc. and HBT Financial, Inc., which is attached to the proxy statement/prospectus as Appendix A. Under certain circumstances as described herein, HBT Financial, Inc. could issue a larger or smaller number of shares, the exact number of which is not determinable at this time. Such additional indeterminable number of shares are also hereby registered.

(2)
The proposed maximum aggregate offering price of HBT Financial Inc.’s common stock was calculated in accordance with Rules 457(f)(2) and 457(f)(3) of the Securities Act of 1933 as follows: (i) the product of (A) $1,272.37, the book value per share of NXT Bancorporation, Inc. common stock as of June 30, 2021, and (B) 26,582.23, the estimated maximum number of shares of NXT Bancorporation, Inc. common stock that may be exchanged in the merger, (ii) minus $10,632,892, the estimated aggregate amount of cash that is to be paid by HBT Financial, Inc. for such shares in connection with the merger.

(3)
Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by HBT Financial, Inc. by 0.0001091.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to HBT Financial, Inc.’s common stock to be offered in this transaction has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell, or the solicitation of an offer to buy, in any jurisdiction in which such offer, solicitation or sale would be unlawful.
PRELIMINARY — SUBJECT TO COMPLETION — DATED AUGUST 11, 2021
NXT Bancorporation, Inc.
      , 2021
Dear Shareholders of NXT Bancorporation, Inc.:
On June 7, 2021, NXT Bancorporation, Inc. (“NXT”), HBT Financial, Inc. (“HBT”), and HB-NXT Merger, Inc., a wholly-owned subsidiary of HBT (“MergerCo”), entered into an Agreement and Plan of Merger (“merger agreement”) that provides for the acquisition of NXT by HBT. NXT will hold a special meeting of its shareholders at which the shareholders of NXT common stock will be asked to vote to approve the merger agreement and the transactions contemplated thereby, as described in the accompanying proxy statement/prospectus.
Under the merger agreement, MergerCo, a newly organized company and wholly owned by HBT, will merge with and into NXT, with NXT as the surviving entity, and as a result, NXT will become a wholly-owned subsidiary of HBT (the “merger”). Immediately following the merger, NXT will then merge with and into HBT, thereby ending the separate corporate existence of NXT. In addition, at such time as the parties may determine following the merger, NXT Bank, an Iowa state-chartered bank and a wholly-owned subsidiary of NXT (“NXT Bank”), will merge with and into Heartland Bank and Trust Company, an Illinois state-chartered bank and a wholly-owned subsidiary of HBT (“Heartland Bank”), with Heartland Bank continuing as the surviving bank (the “bank merger”).
Upon completion of the merger, holders of NXT common stock will receive in exchange for each share of NXT common stock held immediately prior to the completion of the merger (i) a fixed amount of cash equal to $400.00 (the “cash consideration”) and (ii) 67.6783 shares (the “exchange ratio”) of HBT common stock (the “stock consideration,” and together with the cash consideration, as each may be adjusted as described below, the “merger consideration”). In lieu of fractional shares, holders of NXT common stock will receive cash. The merger consideration is subject to adjustment if the anticipated costs to remediate any environmental conditions with respect to NXT’s real property are expected to exceed $200,000; however, based on the information to date, the parties do not anticipate any adjustments to the merger consideration will be necessary.
All NXT restricted stock that is unvested and outstanding will, immediately prior to the merger, automatically become vested as of such time, and the holders thereof will be entitled to receive the same merger consideration for the shares of NXT common stock that were received under the restricted stock awards as all other holders of NXT common stock.
While the cash consideration of $400.00 per share of NXT common stock is fixed, the value of the HBT common stock to be received by holders of NXT common stock in the merger will fluctuate based on the trading price of HBT common stock. HBT common stock trades on the Nasdaq Global Select Market under the symbol “HBT.” The following table shows the implied value of the merger consideration that would be received by NXT shareholders in exchange for each share of NXT common stock if the per share price of HBT common stock was $17.86, which was the closing per share price of HBT common stock on the Nasdaq Global Select Market on June 4, 2021, the last completed trading day before the announcement of the merger, and if such price was $      , which was the closing per share price of HBT common stock on the Nasdaq Global Select Market on       , 2021.
	Closing Price of HBT Common Stock on Nasdaq		Exchange Ratio	Cash Consideration Per NXT Common Share*	Total Consideration Per Share of NXT Common Stock*
June 4, 2021		$17.86	67.6783	$400.00		$1,608.73
, 2021	$		67.6783	$400.00	$

*
The information presented does not reflect the actual value of the merger consideration that will be received by holders of NXT common stock in the merger. The value of the merger consideration at the closing of the merger will be based partially on the price of HBT common stock on the date the merger is completed plus the cash consideration. The merger consideration is subject to certain adjustments as described in the accompanying proxy statement/prospectus in the event certain environmental remediation costs exceeds specified amounts, and the amounts shown assume no adjustments to the cash consideration of $400.00 per share of NXT common stock and the exchange ratio.

Based on the number of shares of NXT common stock (including unvested restricted common stock) outstanding on       , 2021, we expect that the payment of the merger consideration will require HBT to issue approximately 1,799,040 shares of HBT common stock in connection with the merger. In addition, based on the number of issued and outstanding shares of HBT common stock and NXT common stock as of       , 2021 and based on the exchange ratio of 67.6783, holders of shares of NXT common stock as of immediately prior to the closing of the merger will hold, in the aggregate, approximately 6.2% of the issued and outstanding shares of HBT common stock immediately following the effectiveness of the merger.
Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of NXT common stock.
All of the directors and certain significant shareholders of NXT, collectively holding as of the record date for the special meeting an aggregate 22,172 shares of NXT common stock, have signed voting and support agreements with HBT agreeing to vote in favor of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 83.4% of the outstanding NXT common shares entitled to vote on the merger proposal have agreed with HBT to vote in favor of the merger proposal.
The special meeting of holders of NXT common stock will be held at        on       , 2021, at        a.m./p.m. Central Time.
NXT’s board of directors unanimously recommends that holders of NXT common stock vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated thereby and “FOR” one or more adjournments of the NXT special meeting, including adjournments to permit the further solicitation of proxies in favor of the foregoing proposals.
We cannot complete the merger without the approval of the merger agreement and the transactions contemplated thereby by holders of NXT common stock. It is important that your shares be represented and voted regardless of the size of your holdings. Whether or not you plan to attend the special meeting of NXT shareholders, we urge you to submit a proxy to have your shares voted in advance of the special meeting by using one of the methods described in the accompanying proxy statement/prospectus.
The accompanying proxy statement/prospectus provides important information regarding the special meeting and a detailed description of the merger agreement, the merger, certain related transactions and agreements and the matters to be presented at the special meeting. We encourage you to read the entire accompanying proxy statement/prospectus carefully (including any documents incorporated therein by reference). Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus for a discussion of the risks relating to the proposed merger.
We hope to see you at the special meeting and look forward to the successful completion of the merger.
Sincerely,
Roger Baker
President and Chairman
NXT Bancorporation, Inc.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense. The securities to be issued in the merger are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of the accompanying proxy statement/prospectus is       , 2021, and it is first being mailed or otherwise delivered to NXT shareholders on or about       , 2021.

NXT BANCORPORATION, INC.
59 Fourth Street North
Central City, Iowa 52241
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON       , 2021
To the Shareholders of NXT Bancorporation, Inc.:
NOTICE IS HEREBY GIVEN that a special meeting of the holders of common stock, no value per share (“NXT common stock”), of NXT Bancorporation, Inc., an Iowa corporation (“NXT”), will be held at        on       , 2021, at        a.m/p.m. Central Time (the “NXT special meeting”), for the purpose of considering and voting upon the following matters:
1.
Merger Proposal.   Approval by the holders of NXT common stock, no par value per share (“NXT common stock”), of the Agreement and Plan of Merger, dated as of June 7, 2021, a copy of which is attached as Appendix A to the accompanying proxy statement/prospectus (the “merger agreement”), by and among HBT Financial, Inc. (“HBT”), HB-NXT Merger, Inc. (“MergerCo”) and NXT, and the transactions contemplated thereby (the “merger proposal”), including the merger of NXT with and into MergerCo, with NXT as the surviving corporation and wholly-owned subsidiary of HBT (the “merger”);

2.
Adjournment Proposal.   Approval by the holders of NXT common stock of one or more adjournments of the NXT special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal (the “NXT adjournment proposal”); and

3.
Such other business as may properly come before the NXT special meeting and any adjournments or postponements thereof.

We have fixed the close of business on       , 2021, as the record date for determining those shareholders entitled to notice of and to vote at the NXT special meeting and any adjournments of the NXT special meeting. Only holders of record of NXT common stock at the close of business on the record date are entitled to notice of and to vote on the proposals at the NXT special meeting and any adjournments of the NXT special meeting.
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of NXT common stock. As a result, abstentions and broker non-votes will have the same effect as votes against approval of the merger proposal. Approval of the NXT adjournment proposal requires the affirmative vote of a majority of the shares of NXT common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as votes against approval of the NXT adjournment proposal, and broker non-votes will have no effect on the approval of the NXT adjournment proposal assuming a quorum has been established.
All of the directors of NXT, along with certain other NXT shareholders, have signed voting and support agreements with HBT agreeing to vote for approval of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 83.4% of the outstanding shares entitled to vote on the merger are expected to vote in favor of the merger proposal.
Under Iowa law, NXT shareholders who do not vote in favor of the merger proposal will have the right, under certain circumstances, to seek appraisal of the “fair value” of their shares of NXT common stock as determined by an Iowa court if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger proposal and comply with the other Iowa law procedures explained in the accompanying proxy statement/prospectus. NXT shareholders who do not vote in favor of the merger proposal and who submit a written demand for such an appraisal prior to the vote on the adoption of the merger proposal and comply with the other Iowa law procedures will not receive the merger consideration, but the “fair value” as determined by an Iowa court.

Your vote is very important. Whether or not you plan to attend the NXT special meeting in person, please complete, date, sign and return the enclosed proxy card in the enclosed envelope to ensure that your shares of NXT common stock will be represented and voted at the NXT special meeting if you are unable to attend.
The board of directors of NXT has unanimously approved the merger agreement and the merger, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NXT and its shareholders and has unanimously recommended that holders of NXT common stock vote “FOR” the merger proposal and vote “FOR” the NXT adjournment proposal.
We encourage you to read the entire accompanying proxy statement/prospectus carefully (including any documents incorporated therein by reference). Please pay particular attention to the section entitled “Risk Factors” in the accompanying proxy statement/prospectus for a discussion of the risks relating to the proposed merger.
By Order of the Board of Directors,
Roger Baker
President and Chairman
Cedar Rapids, Iowa
      , 2021

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about HBT Financial, Inc. (“HBT”) from documents filed with the Securities and Exchange Commission (“SEC”) that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by HBT at no cost from the SEC’s website maintained at http://www.sec.report. You may also request copies of these documents, including documents incorporated by reference into this proxy statement/prospectus, at no cost by contacting HBT in writing at the address or by telephone as specified below:
HBT Financial, Inc.
Attention: Corporate Secretary
401 North Hershey Road
Bloomington, Illinois 61704
(888) 897-2276
You will not be charged for any of these documents that you request. In order for you to receive timely delivery of the documents before the NXT Bancorporation, Inc. (“NXT”) special meeting, you must request them no later than       , 2021.
See the section entitled “Where You Can Find More Information.”
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4, filed with the SEC, constitutes a prospectus of HBT under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of HBT common stock to be issued to stockholders of NXT as consideration in the merger of NXT with and into HBT, as more fully described herein. This proxy statement/prospectus also constitutes a proxy statement for HBT. In addition, it constitutes a notice of meeting with respect to the special meeting of NXT stockholders.
You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated       , 2021, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus is accurate only as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to NXT stockholders nor the issuance by HBT of shares of HBT common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

i

SUMMARY
This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. We urge you to carefully read this entire document and the documents referenced herein for a more complete understanding of the merger between HBT and NXT. In addition, we incorporate by reference into this document important business and financial information about HBT. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Where You Can Find More Information.” Each item in this summary includes a page reference directing you to a more complete description of that item.
Unless the context otherwise requires, references in this proxy statement/prospectus to “HBT” refer to HBT Financial, Inc., a Delaware corporation; references to “Heartland Bank” refer to Heartland Bank and Trust Company, an Illinois state-chartered bank and a wholly-owned subsidiary of HBT; references to “MergerCo” refer to HB-NXT Merger, Inc., a wholly-owned subsidiary of HBT; references to “NXT” refer to NXT Bancorporation, Inc., an Iowa corporation; references to “NXT Bank” refer to NXT Bank, an Iowa state-chartered bank and a wholly-owned subsidiary of NXT; and references to “we,” “our” or “us” refer to HBT and NXT.
Proposed merger of HBT and NXT (Page 21)
Pursuant to and subject to the conditions set forth in the merger agreement entered into among NXT, HBT and MergerCo, MergerCo will merge with and into NXT, with NXT as the surviving entity, and as a result, NXT will become a wholly-owned subsidiary of HBT (the “merger”). Immediately following the merger, NXT will then merge with and into HBT. As a result of the merger, the separate existence of NXT will terminate. In addition, at such time as the parties may determine following the merger, NXT Bank will merge with and into HBT’s wholly owned subsidiary, Heartland Bank, with Heartland Bank continuing as the surviving bank (the “bank merger”). Following the bank merger, Heartland Bank will continue its corporate existence as a commercial bank organized under the laws of the State of Illinois, but now with banking locations in Illinois and Iowa.
Subject to the satisfaction of the conditions precedent to the merger, we expect to complete the merger and the bank merger in the fourth quarter of 2021, although delays may occur.
Special meeting of NXT Shareholders (Page 18)
NXT plans to hold its special meeting of shareholders at        on       , 2021, at        a.m./p.m. Central Time (the “NXT special meeting”). At the NXT special meeting, holders of common stock, no par value per share, of NXT (“NXT common stock”) will be asked to approve the merger agreement and the transactions contemplated thereby, including the merger (the “merger proposal”).
You can vote at the NXT special meeting to approve the merger proposal if you owned NXT common stock at the close of business on       , 2021 (the “NXT record date”). As of that date, there were 26,582.23 shares of NXT common stock outstanding and entitled to vote, including 50 shares of unvested restricted stock granted by NXT pursuant to a stock bonus plan (the “NXT Stock Plan”). A holder of NXT common stock can cast one vote for each share of NXT common stock owned on that date.
NXT’s board of directors unanimously recommends that holders of NXT common stock vote “FOR” the merger proposal (Page 26)
NXT’s board of directors (i) believes that the agreement and plan of merger, dated as of June 7, 2021, among NXT, HBT and MergerCo (the “merger agreement”), and the transactions contemplated thereby are advisable, fair to and in the best interests of NXT and its shareholders, (ii) has unanimously approved and adopted the merger agreement and the transactions contemplated thereby, and (iii) unanimously recommends that holders of NXT common stock vote “FOR” the merger proposal.
All of the directors of NXT and certain significant shareholders, collectively holding as of the record date for the special meeting an aggregate of 22,172 shares of NXT common stock, have signed voting and support agreements with HBT agreeing to vote in favor of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 83.4% of the outstanding NXT common stock entitled to vote on the merger proposal have agreed with HBT to vote in favor of the merger proposal.
NXT shareholders will receive cash and shares of HBT common stock in the merger (Page 21)
Upon completion of the merger, each holder of shares of NXT common stock will receive in exchange for each share of NXT common stock held immediately prior to the completion of the merger (i) a fixed amount of cash equal to $400.00 (the “cash consideration”) and (ii) 67.6783 shares (the “exchange ratio”) of HBT common stock (the “stock consideration,” and together with the cash consideration, as each may be adjusted as described below, the “merger consideration”).
While the cash consideration of $400.00 per share of NXT common stock is fixed, the value of the HBT common stock to be received by holders of NXT common stock in the merger will fluctuate based on the trading price of HBT common stock. In addition, the merger consideration is subject to adjustment if certain environmental conditions exist with respect to NXT’s real property and the total cost to further investigate and remediate such conditions (the “environmental remediation costs”) is reasonably expected to exceed $200,000; however, based on the information to date, the parties do not anticipate any such adjustments to the merger consideration will be necessary.
In lieu of any fractional shares of HBT common stock that would otherwise be issued as part of the stock consideration, NXT shareholders will receive cash for any such fractional shares based on the per share volume weighted average price of the daily closing sales prices of a share of HBT common stock as reported on the Nasdaq Global Select Market for the ten (10) consecutive trading days immediately preceding the closing date of the merger.
The following table shows the implied value of the merger consideration that would be received by NXT shareholders in exchange for each share of NXT common stock if the per share price of HBT common stock was $17.86, which was the closing per share price of HBT common stock on the Nasdaq Global Select Market on June 4, 2021, the last completed trading day before the announcement of the merger, and if such price was $      , which was the closing per share price of HBT common stock on the Nasdaq Global Select Market on       , 2021.
	Closing Price of HBT Common Stock on Nasdaq		Exchange Ratio	Cash Consideration Per NXT Common Share*	Total Consideration Per Share of NXT Common Stock*
June 4, 2021		$17.86	67.6783	$400.00		$1,608.73
, 2021	$		67.6783	$400.00	$

*
The information presented does not reflect the actual value of the merger consideration that will be received by holders of NXT common stock in the merger. The value of the merger consideration at the closing of the merger will be based partially on the price of HBT common stock on the date the merger is completed plus the cash consideration. The merger consideration is subject to certain adjustments as described in this proxy statement/prospectus in the event certain environmental remediation costs exceed specified amounts, and the amounts shown assume no adjustments to the cash consideration of $400.00 per share of NXT common stock and the exchange ratio.

All NXT restricted stock awards that are unvested and outstanding will, immediately prior to the merger, automatically become fully vested as of such time, and the holders thereof will be entitled to receive the same merger consideration for the shares of NXT common stock subject to such awards as all other holders of NXT common stock.
Certain federal income tax consequences of the merger (Page 43)
Subject to certain circumstances described below, and based on certain representations, covenants and assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, the parties to the merger intend that, for United States federal income tax purposes, the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
Provided that the merger qualifies as a reorganization for United States federal income tax purposes, you may recognize gain, but you will not recognize loss, upon the exchange of your shares of NXT common stock for shares of HBT common stock and cash. If the sum of the fair market value of the HBT common stock and the amount of cash you receive in exchange for your shares of NXT common stock (excluding any cash received in lieu of a fractional share of HBT common stock) exceeds the adjusted basis of your shares of NXT common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange (excluding any cash received in lieu of a fractional share of HBT common stock). Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of NXT common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income. In addition, you generally will recognize gain or loss with respect to cash received in lieu of a fractional share of HBT common stock.
For a complete description of the material United States federal income tax consequences of the transaction, see “The Merger — Material Federal Income Tax Consequences of the Merger.” You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.
Prohibition on NXT dividends; HBT’s dividend policy will continue after the merger (Pages 60 and 65)
Pursuant to the terms of the merger agreement, NXT is generally prohibited from paying cash dividends to holders of its common stock prior to completion of the merger. On January 3, 2020, NXT paid a dividend to shareholders of $60.14 per share. On January 4, 2019, NXT paid a dividend to shareholders of $37.22 per share.
HBT expects to continue its policy of paying quarterly cash dividends, although all future dividends are subject to the discretion of HBT’s board. During the first three quarters of 2021 and each quarter of 2020, HBT paid quarterly cash dividends to stockholders of $0.15 per share.
The merger will be accounted for as a business combination (Page 46)
The merger will be treated as a business combination by HBT of NXT under generally accepted accounting principles (“GAAP”).
HBT’s reasons for the merger (Page 25)
For a discussion of the factors considered by HBT’s board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, see “The Merger — HBT’s Reasons for the Merger.”
NXT’s reasons for the merger (Page 26)
For a discussion of the factors considered by NXT’s board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, see “The Merger — NXT’s Reasons for the Merger and Recommendation of the Board of Directors of NXT.”
Opinion of NXT’s financial advisor (Page 28)
On June 4, 2021, D.A. Davidson (“D.A. Davidson”) rendered its oral and written opinion, respectively, to the board of directors of NXT that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of NXT common stock.
The full text of the written opinion of D.A. Davidson, dated June 4, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of D.A. Davidson set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. NXT shareholders are urged to read the opinion in its entirety. D.A. Davidson’s written opinion was addressed to the board of directors of NXT (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger and was directed only to the merger consideration in the proposed merger and did not address any other aspect of the merger. D.A. Davidson expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of NXT or as to the underlying decision by NXT to engage in the merger. The issuance of D.A. Davidson’s opinion was approved by a fairness opinion committee of D.A. Davidson. The opinion does not constitute a recommendation to any NXT shareholders as to how such shareholder should vote with respect to the proposed merger or any other matter.
Certain directors and executive officers may have interests in the merger that differ from your interests (Pages 46 to 48)
Certain directors and executive officers of NXT and/or NXT Bank have interests in the merger other than their interests as shareholders, including:
•
All NXT restricted stock awards that remain unvested and outstanding will, immediately prior to the completion of the merger, automatically become fully vested per the terms of the NXT Stock Plan and the award agreements issued thereunder, and will be converted into the merger consideration is the same manner as all other outstanding shares of NXT common stock at the effective time of the merger. As of the date of the merger agreement, 100 shares of unvested restricted stock award were outstanding, all of which were held by Nathan Koch, NXT Bank’s President and Chief Executive Officer. On June 30, 2021, 50 shares of the above-mentioned restricted stock vested on its regularly scheduled vesting date.

•
NXT is party to a change-in-control agreement with Mr. Koch pursuant to which Mr. Koch is entitled to receive a payment in the event of a change-in-control (as defined in the change-in-control agreement) of NXT or NXT Bank in an amount equal to his annual compensation multiplied by a benefit multiple. The benefit is based on the total consideration paid to NXT or its shareholders in the change-of-control transaction relative to NXT’s tangible book value of the property or securities conveyed in the change-in-control transaction. The consummation of the merger with HBT will constitute a change-in-control and will result in a payment to Mr. Koch of approximately $486,047.

•
Concurrently with the execution of the merger agreement, and in consideration of HBT’s desire to ensure NXT’s customers are provided with operational and customer service continuity following the merger, Mr. Koch entered into an employment agreement with HBT, pursuant to which he will serve as Market President of the Iowa Region of Heartland Bank following the merger. Mr. Koch’s base salary will be equal to his current salary of $252,000, and he will be eligible to receive performance-based annual incentive bonuses and employee benefits as may be offered by HBT from time to time for similarly situated and performing senior executives of HBT. In the event Mr. Koch’s employment is terminated by HBT without cause or by Mr. Koch for good reason, Mr. Koch will be entitled to certain severance and change in control payments. In addition, concurrently with the execution of the merger agreement, Mr. Koch entered into a supplement agreement with HBT pursuant to which HBT agreed to grant to Mr. Koch, within 30-days after the effective time of the merger, $150,000 of performance based restricted stock units (“PSUs”) and $150,000 of time-based restricted stock units (“RSUs”). The PSUs will be subject to an agreed upon performance-based vesting schedule and the RSUs will vest on the following schedule: (i) 33% on February 28, 2023, (ii) 33% on February 29, 2024 and (iii) 34% on February 28, 2025. The employment agreement also provides for various non-compete and non-solicitation restrictions on Mr. Koch in the event of Mr. Koch’s termination under various termination and separation scenarios.

•
Pursuant to the terms of the merger agreement, the current directors and officers of NXT will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger.

NXT’s board of directors was aware of these additional interests and considered them when they adopted the merger agreement and approved the merger. These additional interests of directors and officers are discussed further below in “The Merger — Interests of Certain Persons in the Merger.”

Holders of NXT common stock have dissenters’ rights of appraisal (Page 60)
If you are a holder of NXT common stock, you may elect to dissent from the merger and exercise appraisal rights by following the procedures set forth in Section 490.1302 of the Iowa Business Corporation Act (the “IBCA”). For more information regarding your right to dissent from the merger and exercise appraisal rights, please see “The Merger Agreement — Dissenters’ Rights of Appraisal of Holders of NXT Common Stock” on page 60. We have also attached a copy of the relevant provisions of Section 490.1302 of the IBCA as Appendix C to this proxy statement/prospectus.
We have agreed when and how NXT can consider third-party acquisition proposals (Page 58)
We have agreed that NXT will not, and will cause its subsidiaries and its subsidiaries’ representatives, agents, advisors and affiliates not to, solicit or encourage proposals from other parties regarding acquiring NXT. In addition, we have agreed that NXT will not engage in negotiations with or provide confidential information to a third party regarding acquiring NXT. However, if NXT receives an unsolicited acquisition proposal from a third party, NXT can participate in negotiations with and provide confidential information to the third party if, among other steps, NXT’s board of directors concludes in good faith that the proposal is superior to HBT’s merger proposal.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of NXT common stock, and certain NXT shareholders holding approximately 83.4% of the outstanding NXT common stock have agreed to vote their shares “FOR” the merger proposal (Page 63 and Exhibit A-2 to Appendix A)
In order to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, the holders of a majority of the outstanding shares of NXT common stock as of the NXT record date of       , 2021 must vote in favor of that matter.
As an inducement to and condition of HBT’s willingness to enter into the merger agreement, all of the directors and certain significant shareholders of NXT, collectively holding an aggregate 22,172 shares of NXT common stock, representing or approximately 83.4% of the outstanding NXT common stock, entered into voting and support agreements, pursuant to which, among other things, they agreed to vote all of their shares of NXT common stock in favor of approval and adoption of the merger agreement and the transactions contemplated thereby and the other matters required to be approved or adopted to effect the merger and any other transactions contemplated by the merger agreement. Accordingly, we expect that at least 83.4% of the outstanding shares entitled to vote on the merger proposal that have entered into voting and support agreements with HBT to vote in favor of the merger proposal.
Under the terms of the NXT stock plan and award agreements thereunder, recipients of restricted stock awards are entitled to vote on behalf of the underlying shares of NXT common stock, even while subject to vesting requirements.
For a list of the number of shares of NXT common stock held by (i) each director and executive officer of NXT, (ii) all directors and executive officers of NXT as a group, and (iii) significant shareholders of NXT, see “Security Ownership of Certain NXT Beneficial Owners and Management.”
We must meet the conditions set forth in the merger agreement in order to complete the merger (Page 56)
Our obligations to complete the merger depend on a number of conditions being met. These include:
•
the continued accuracy of various representations and warranties and the performance or compliance in all material respects of various covenants and obligations made by each party in the merger agreement;

•
the adoption and approval of the merger agreement by holders of a majority of the outstanding shares of NXT common stock;

•
the receipt of required approvals of federal and state regulatory authorities;

•
the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, for the registration of the shares of HBT common stock to be issued in the merger, and the absence of any stop orders with respect to such registration statement;

•
the absence of any government action or other legal restraint or prohibition that would delay, prevent or prohibit the merger, the bank merger or any transaction contemplated by the merger agreement or make it illegal;

•
with respect to NXT’s obligation (but not HBT’s), the filing with the Nasdaq Global Select Market of a notification form for the listing of HBT shares to be issued in the merger and the absence of any objection by Nasdaq to the listing of such shares;

•
with respect to HBT’s obligation (but not NXT’s), the continued effectiveness of the voting and support agreements;

•
with respect to HBT’s obligation (but not NXT’s), the termination of the NXT shareholder agreement and consulting agreement in a manner acceptable to HBT;

•
with respect to HBT’s obligation (but not NXT’s), the wind-up and dissolution of all of NXT’s subsidiaries other than NXT Bank;

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with respect to HBT’s obligation (but not NXT’s), the number of dissenting shares of NXT common stock must not exceed 7.5% of the outstanding shares of NXT common stock;

•
with regard to HBT’s obligation (but not NXT’s), the receipt by HBT of the resignations, effective as of the effective time of the merger, of each director and officer of NXT and of NXT Bank;

•
with regard to HBT’s obligation (but not NXT’s), no action, suit, claim or proceeding will be pending against or affecting NXT or HBT that is seeking to prohibit or make illegal the consummation of the merger; and

•
as to each party, there has been no change in the financial condition, assets or business of the other party or any of its subsidiaries that has had or would reasonably be expected to have a material adverse effect (as defined in the merger agreement) on such other party or any of its subsidiaries.

Where the law permits, either of HBT or NXT could choose to waive a condition to its obligation to complete the merger even when that condition has not been satisfied. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Regulatory approvals must be obtained in order to complete the merger (Page 59)
The merger and the related transactions require approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The bank merger must also be approved by the Illinois Department of Financial and Professional Regulation (the “IDFPR”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Iowa Division of Banking (“IDB”).
The merger agreement may be terminated by either party under certain circumstances (Page 57)
We can mutually agree at any time to terminate the merger agreement without completing the merger, even if NXT shareholders have voted to approve the merger agreement and the merger.
In addition, either of us can decide, without the consent of the other, to terminate the merger agreement in certain circumstances, including:
•
if there is a breach of or failure to perform under the merger agreement by a party that, individually or together with other breaches or failures to perform by such party, if occurring and continuing on the date on which the closing of the merger would otherwise occur, would result in the failure of any of the conditions precedent to the transactions contemplated by the merger agreement and the breaching party has not cured or cannot cure the breach or failure to perform on or before two (2) business days prior to the merger agreement termination date and thirty (30) days after delivery of written notice to such breaching party;

•
if there is a final and non-appealable denial of a required regulatory approval, or an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority;

•
if holders of a majority of the outstanding shares of NXT common stock fail to approve the merger proposal at the special meeting;

•
if a court or regulatory authority has issued a final, non-appealable judgement, injunction or other action enjoining or prohibiting the merger, the bank merger or any other transaction contemplated by the merger agreement; or

•
if the merger is not completed on or before December 31, 2021 or, in the event all necessary regulatory approvals have not been obtained by December 31, 2021, if the merger is not completed on or before March 31, 2022.

In addition, HBT may terminate the merger agreement:
•
if NXT or the board of directors of NXT withholds, withdraws, qualifies or adversely modifies (or publicly proposes or resolves to withhold, withdraw, qualify or adversely modify) the recommendation of NXT’s board of directors that NXT’s shareholders vote in favor of the adoption and approval of the merger agreement and the merger (a “NXT Adverse Recommendation”); or

•
if the environmental remediation costs exceed or are reasonably expected to exceed $1,000,000.

In addition, NXT may terminate the merger agreement:
•
if NXT receives an unsolicited proposal to acquire NXT that the NXT board of directors concludes constitutes or would reasonably be likely to result in a Superior Proposal (as defined in the merger agreement), subject to applicable notice and negotiation periods with HBT;

•
if the aggregate merger consideration payable to NXT shareholders, as determined on the date that is ten (10) business days prior to the merger closing date (the “Determination Date”) based on the volume weighted average of the daily closing sales prices of a share of HBT common stock as reported on the Nasdaq Global Select Market for the ten (10) consecutive trading days immediately preceding the Determination Date (the “Final HBT Market Value”), is less than $34,000,000; provided, that if HBT delivers timely written notice to NXT that it intends to proceed with the merger by paying additional consideration so that the aggregate merger consideration payable to NXT shareholders is more than $34,000,000, then no termination event will have occurred and the merger agreement will remain in full force and effect;

•
if on the Determination Date, with such termination to be effective on the tenth (10th) day following the Determination Date, (i) the Final HBT Market Value is less than $14.29, and (ii) the number obtained by dividing the Final HBT Market Value by $17.86 (subject to adjustment as provided for in the merger agreement) is less than the number obtained by subtracting 0.20 from the “Index Ratio” as defined in the merger agreement. If, however, following notice of NXT’s election to exercise its termination right, HBT, within five (5) business days of receipt of NXT’s notice, elects to increase the stock consideration to be paid to NXT shareholders such that it equals an amount as calculated pursuant to the merger agreement, no termination will be deemed to have occurred and the merger agreement will remain in full force and effect; or

•
if the environmental remediation costs exceed or are reasonably expected to exceed $1,000,000 and HBT elects, pursuant to the merger agreement, to reduce the merger consideration by an amount equal to or greater than $2,500,000.

With respect to certain events and circumstances above, the right to terminate the merger agreement will not be available to a party whose failure to fulfill its obligations under the merger agreement caused or resulted in the occurrence of the event or circumstance giving rise to such party’s termination right.
Whether or not the merger is completed, we will each pay our own fees and expenses, except that HBT will pay the costs and expenses incurred in connection with filing, printing and distributing this proxy statement/prospectus and all filing and other fees payable to the Securities and Exchange Commission

(“SEC”), including fees paid for filing the registration statement of which this proxy statement/prospectus forms a part, except for fees paid to counsel and accountants.
If the merger agreement is terminated by a party due to the breach of or failure to perform under the merger agreement by the other party that, individually or together with other breaches or failures to perform by such party would result in the failure of any of the conditions precedent to the transactions contemplated by the merger agreement, then such breaching party is required to pay the non-breaching party $750,000 within ten (10) business days of the merger agreement’s termination.
If the merger agreement is terminated by HBT due to a NXT Adverse Recommendation or the NXT’s board of directors’ acceptance of a Superior Proposal (as defined in the merger agreement), then NXT will be obligated under the merger agreement to pay HBT a termination fee of $1.5 million within two (2) business days after such termination.
If an acquisition proposal with respect to NXT that seeks to acquire more than 50% of the voting power, business or assets of NXT becomes known to senior management of NXT or has been made directly to NXT shareholders, or any such acquisition proposal has been publicly announced (and not withdrawn), and (i) thereafter the merger agreement is terminated by HBT due to NXT’s material breach of the merger agreement or by NXT due to the Final HBT Market Value being less than $34,000,000 and (ii) within twelve (12) months after such termination NXT enters into discussions that result in a definitive written agreement with any person other than HBT with respect to such acquisition proposal, then NXT will be obligated to pay to HBT, within ten (10) business days after the execution of such definitive agreement, a termination fee of $1.5 million (less the amount of funds, if any, previously paid by NXT to HBT under the termination provisions of the merger agreement).
We may amend or waive merger agreement provisions (Page 58)
At any time before completion of the merger, the parties may amend the merger agreement; however, once holders of NXT common stock have approved the merger proposal, no amendment may be made that would require further approval by NXT shareholders unless that approval is obtained.
At any time before completion of the merger, either HBT or NXT may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the merger agreement or extend the time for performance of any obligation of the other party.
The parties also may change the structure of the merger or the method of effecting the merger before the effective time of the merger so long as any change does not: (a) affect the U.S. federal income tax consequences of the merger to holders of NXT common stock; and (b) no such change will (i) reduce the amount or kind of the consideration to be issued to NXT shareholders as consideration in the merger, (ii) materially impede or delay consummation of the merger or (iii) require submission to or approval of the NXT shareholders after the merger has been approved by NXT shareholders.
The rights of NXT shareholders following the merger will be different (Page 70)
The rights of HBT stockholders are governed by Delaware law and by HBT’s restated certificate of incorporation and its amended and restated bylaws. The rights of NXT shareholders are governed by Iowa law and by NXT’s articles of incorporation, as amended, and bylaws. Upon completion of the merger, the rights of both shareholder groups will be governed by Delaware law and HBT’s restated certificate of incorporation and amended and restated by-laws.
Information about the companies (Page 67)
HBT Financial, Inc.
401 N. Hershey Road
Bloomington, Illinois 61704
(888) 897-2276
HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company. The bank provides a comprehensive suite of business, commercial,

wealth management, and retail banking products and services to individuals, businesses, and municipal entities throughout Central and Northeastern Illinois through 62 branches. As of June 30, 2021, HBT had total assets of $4.0 billion, total loans of $2.2 billion, and total deposits of $3.4 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back to 1920. HBT common stock is traded on the Nasdaq Stock Market under the symbol “HBT”
NXT Bancorporation, Inc.
325 Oakbrook Drive
Marion, Iowa 52302
(319) 373-4100
NXT is a financial services and registered bank holding company headquartered in Central City, Iowa. NXT’s primary business is operating its wholly-owned subsidiary, NXT Bank, an Iowa state-chartered bank. NXT Bank provides a full range of commercial and retail banking products and services in its Eastern Iowa market. NXT Bank is anticipated to have 4 locations at the time of transaction closing, with locations in Central City, Marion, Waterloo, and Coralville. Established in 1946 as City State Bank, the Bank changed its name to NXT Bank in connection with the Bank’s acquisition of five Eastern Iowa branches in 2013 from another Iowa financial institution.
On June 30, 2021, NXT had approximately $238 million in total assets, $184 million in deposits and $199 million in total loans.
See “Information About the Companies” on page 68 of this proxy statement/prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA OF HBT
The following table summarizes selected historical consolidated financial data of HBT for the periods and as of the dates indicated. HBT’s historical results may not be indicative of HBT’s future performance. In addition, results for the six month periods ended June 30, 2021 and 2020 may not be indicative of the results that may be expected for the full fiscal year or future periods.
This information has been derived from HBT’s consolidated financial statements filed with the SEC. You should read this information in conjunction with HBT’s consolidated financial statements and related notes thereto included in HBT’s Annual Report on Form 10-K as of and for the year ended December 31, 2020, and HBT’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2021, each of which is incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”
	(Unaudited) As of or for the six months ended June 30,		As of or for the years ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(dollars in thousands, except per share information)
Operating Results
Net income	$28,962	$13,640	$36,845	$66,865	$63,799	$56,103	$58,546
C Corp equivalent net income(1)	N/A	N/A	N/A	53,372	48,297	37,294	39,249
Share and Per Share Data
Earnings per share – Diluted	$1.05	$0.50	$1.34	$3.33	$3.54	$3.10	$3.24
C Corp equivalent earnings per share – Diluted(1)	N/A	N/A	N/A	2.66	2.68	2.06	2.17
Book value at period end	13.64	12.67	13.25	12.12	18.88	17.92	18.05
Closing stock price at period end	17.41	13.33	15.15	18.99	N/A	N/A	N/A
Ending number shares of common stock outstanding	27,355,053	27,457,306	27,457,306	27,457,306	18,027,512	18,070,692	18,070,692
Weighted average shares of common stock outstanding	27,396,557	27,457,306	27,457,306	20,090,270	18,047,332	18,070,692	18,053,600
Performance Ratios
Net interest margin(2)	3.19%	3.76%	3.54%	4.31%	4.16%	3.83%	3.87%
Efficiency ratio	56.31%	63.37%	59.66%	53.80%	55.24%	59.77%	57.49%
Return on average assets(2)	1.52%	0.83%	1.07%	2.07%	1.96%	1.69%	1.76%
Return on average stockholders’ equity(2)	16.03%	7.97%	10.51%	19.58%	19.32%	16.58%	16.93%
C Corp equivalent return on average assets(1)(2)	N/A	N/A	N/A	1.65%	1.49%	1.12%	1.18%
C Corp equivalent return on average stockholders’ equity(1)(2)	N/A	N/A	N/A	15.63%	14.63%	11.02%	11.35%
Balance Sheet Highlights
Total assets	$3,953,677	$3,501,412	$3,666,567	$3,245,103	$3,249,569	$3,312,875	$3,317,124
Total loans, before allowance for loan losses	2,152,119	2,275,795	2,247,006	2,163,826	2,144,257	2,115,946	2,106,515
Total deposits	3,424,634	3,015,113	3,130,534	2,776,855	2,795,970	2,855,685	2,877,181
Subordinated notes	39,277	—	39,238	—	—	—	—
Junior subordinated debentures	37,681	37,616	37,648	37,583	37,517	37,451	37,386
Total stockholders’ equity	373,194	347,840	363,917	332,918	340,396	323,916	326,246

	(Unaudited) As of or for the six months ended June 30,		As of or for the years ended December 31,
	2021	2020	2020	2019	2018	2017	2016
	(dollars in thousands, except per share information)
Credit Quality Ratios
Allowance for loan losses to loans, before allowance for loan losses	1.23%	1.31%	1.42%	1.03%	0.96%	0.93%	0.94%
Nonperforming loans to loans, before allowance for loan losses	0.34%	0.61%	0.44%	0.88%	0.74%	1.04%	1.06%
Nonperforming assets to loans, before allowance for loan losses and foreclosed assets	0.70%	0.81%	0.63%	1.11%	1.18%	1.81%	1.81%
Net loan charge-offs to average loans, before allowance for loan losses(2)	(0.02)%	0.05%	0.04%	0.07%	0.23%	0.15%	0.23%
Regulatory Capital Ratios
Total capital to risk-weighted assets	18.55%	15.13%	17.40%	14.54%	14.99%	14.40%	14.54%
Tier 1 capital to risk-weighted assets	15.79%	13.92%	14.55%	13.64%	14.17%	13.58%	13.72%
Common equity Tier 1 (“CETI”) to risk-weighted assets	14.25%	12.43%	13.06%	12.15%	12.71%	12.09%	12.21%
Tier 1 capital to average assets	9.67%	10.00%	9.94%	10.38%	10.80%	9.94%	9.93%

(1)
Reflects adjustment to HBT’s historical net income for each period to give effect to the C Corp equivalent provision for income tax for such period.

(2)
Annualized based on the actual number of days for the six months ended June 30, 2021 and 2020.

N/A
Not applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus, as well as HBT’s other filings with the SEC and NXT’s other communications with its stockholders, may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any results, levels of activity, performance, or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.
In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “project,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import. Forward-looking statements are not historical facts or guarantees of future performance or outcomes, but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. We caution you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this proxy statement/prospectus, and HBT and NXT undertake no obligation to update any forward-looking statements to reflect new information or events or conditions after the date hereof.
In connection with the safe harbor provisions of the PSLRA, we are hereby identifying important factors that could affect our financial performance and could cause our actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any forward-looking statements.
Among the factors that could impact our ability to achieve operating results, growth plan goals, and the beliefs expressed or implied in forward-looking statements are:
•
the risk that the business of HBT and NXT will not be integrated successfully, or such integration may be more difficult, time consuming or costly than expected;

•
expected revenue synergies, cost savings and other financial or other benefits of the proposed transaction between HBT and NXT might not be realized within the expected time frames or might be less than projected;

•
revenues following the merger may be lower than expected;

•
deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

•
the ability to obtain governmental approvals of the merger, or the ability to obtain such regulatory approvals in a timely manner;

•
the potential impact of announcement or completion of the merger on relationships with third parties, including customers, employees, and competitors;

•
business disruption following the merger, including diversion of management’s attention from ongoing business operations and opportunities;

•
the failure of holders of NXT voting common stock to approve the merger proposal;

•
changes in the level of non-performing assets and charge-offs;

•
HBT’s potential exposure to unknown contingent liabilities of NXT;

•
any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•
changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•
changes in HBT’s stock price before closing, including as a result of the financial performance of NXT prior to closing;

•
inflation, interest rate, securities market and monetary fluctuations;

•
credit and interest rate risks associated with HBT’s and NXT’s respective businesses, customer borrowing, repayment, investment and deposit practices;

•
general economic conditions, either internationally, nationally or in the market areas in which HBT and NXT operate or anticipate doing business, may be less favorable than expected;

•
changes in the economic environment, competition or other factors that may influence the anticipated growth of loans and deposits, the quality of the loan portfolio and loan and deposit pricing;

•
changes in the competitive environment among bank holding companies and banks;

•
new regulatory or legal requirements or obligations with which HBT and NXT must comply; and

•
other economic, competitive, governmental, regulatory and technological factors affecting HBT’s and NXT’s operations, products, services and prices.

The foregoing list of important factors may not be all inclusive, and we specifically decline to undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. For a further discussion of these and other risks, uncertainties and other factors applicable to HBT and NXT, see “Risk Factors” in this proxy statement/prospectus and HBT’s other filings with the SEC incorporated by reference into this proxy statement/prospectus.

RISK FACTORS
In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. You should also consider the other information in, and the other documents incorporated by reference into, this proxy statement/prospectus, including in particular the risk factors associated with HBT’s business contained under the heading “Risk Factors” in HBT’s Annual Report on Form 10-K for the year ended December 31, 2020. See “Where You Can Find More Information.”
Because the market price of HBT common stock will fluctuate, NXT stockholders cannot be certain of the market value of the merger consideration they will receive.
Upon effectiveness of the merger, each holder of shares of NXT common stock, will receive, in addition to cash, a number of shares of HBT common stock in exchange for each share of NXT common stock held immediately prior to the effectiveness of the merger calculated based on the exchange ratio, plus the cash consideration. Any change to the market price of HBT common stock prior to completion of the merger will affect the value of any shares of HBT common stock NXT stockholders receive as consideration in the merger. The market price of HBT common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are outside of our control. Accordingly, at the time of the NXT special meeting, NXT stockholders will not know or be able to calculate the market price of HBT common stock that they will receive upon completion of the merger.
The cash consideration will not be determined until the effective time of the merger and NXT stockholders may not be certain of the amount of the cash consideration they will receive for their NXT shares in connection with the merger.
In connection with the merger, holders of NXT common stock will receive $400.00 per share subject to certain adjustments that will be determined prior to completion of the merger. Because the merger will not be completed until certain conditions have been satisfied or waived, a significant amount of time may pass between the time of the NXT special meeting and the time that the merger is complete. Therefore, at the time you vote your shares of NXT voting common stock, you may not know the exact amount of the cash consideration that will be paid if the merger is completed. Based on information available as of the date of this proxy statement/prospectus, no adjustment to the cash consideration is reasonably expected. For a description of the potential adjustments to the cash consideration, see “The Merger Agreement — Merger Consideration.”
NXT will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on NXT and consequently on HBT. These uncertainties may impair NXT’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that do business with NXT to seek to change existing business relationships with NXT. Employee retention may be challenging during the pendency of the merger, as employees may experience uncertainty about their future roles with HBT, and certain NXT employees have already chosen not to remain with NXT following the merger. If key employees depart in significant numbers because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with HBT, HBT’s business following the merger could be harmed. In addition, the merger agreement restricts NXT from making certain acquisitions and taking other specified actions without HBT’s consent, and generally requires NXT to continue its operations in the ordinary course until the merger occurs. These restrictions may prevent NXT from pursuing attractive business opportunities that may arise prior to the completion of the merger. For a description of the restrictive covenants to which NXT is subject, see “The Merger Agreement — Conduct of Business Pending the Merger.”
Combining our two companies may be more difficult, costly or time-consuming than we currently expect, and we may fail to realize the anticipated benefits and cost savings of the merger.
HBT and NXT have operated and, until the completion of the merger, will continue to operate independently. The success of the merger, including the realization of anticipated benefits and cost savings,

will depend, in part, on HBT’s ability to successfully combine and integrate NXT’s business into its own in a manner that permits growth opportunities and does not materially disrupt existing customer relationships or result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers and employees. As with any merger of banking institutions, there also may be business disruptions that cause us to lose customers or cause customers to take their deposits or loans out of our banks. The success of the combined company following the merger and the bank merger may depend, in part, on the ability of HBT to integrate the two businesses, business models and cultures. If HBT experiences difficulties in the integration process, including those listed above, HBT may fail to realize the anticipated benefits of the merger in a timely manner or at all. HBT’s business or results of operations or the value of its common stock may be materially and adversely affected as a result.
The market price of HBT common stock after the merger may be affected by factors different from those currently affecting HBT common stock.
The businesses of HBT and NXT differ in some respects and, accordingly, the results of operations of the combined company and the market price of HBT common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of HBT or NXT. For a discussion of the business of HBT and of certain factors to consider in connection with the business of HBT, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information,” including, in particular, the section entitled “Risk Factors” in HBT’s Annual Report on Form 10-K for the year ended December 31, 2020.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.
Before the merger and the bank merger may be completed, HBT and NXT must obtain approvals from the Federal Reserve, the FDIC, the IDFPR and the IDB, to which applications have been submitted. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger Agreement — Regulatory Approvals Required for the Merger.” An adverse development in either party’s regulatory standing or these factors could result in a delay of or an inability to obtain regulatory approval. The regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. See “The Merger Agreement — Regulatory Approvals Required for the Merger.” Regulatory approvals could also be adversely impacted based on the status of any ongoing investigation of either party or its customers, including subpoenas to provide information or investigations by a federal, state or local governmental agency. Further, delays to the regulatory approval process may occur as a result of government shutdowns, including another federal government shutdown such as the one that concluded in January 2019, which resulted in curtailed operations by the Federal Reserve, the SEC and other agencies. We cannot guarantee that we will be able to obtain all required regulatory approvals, the timing of those approvals or whether any conditions will be imposed.
Some NXT directors and officers may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger.
NXT’s stockholders should be aware that some of NXT’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of NXT’s stockholders generally. These interests and arrangements may create potential conflicts of interest. NXT’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that holders of NXT voting common stock vote in favor of the merger proposal.

For a more complete description of these interests, see “The Merger — Interests of Certain Persons in the Merger.”
The merger agreement limits NXT’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that limit NXT’s ability to solicit, encourage or discuss competing third-party proposals to acquire all or a significant part of NXT. These provisions, which include a $1,500,000 termination fee, might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of NXT from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire NXT than it might otherwise have proposed to pay.
Termination of the merger agreement could negatively impact HBT or NXT.
In the event the merger agreement is terminated, HBT’s or NXT’s business may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger. The market price of HBT common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and NXT’s board of directors seeks another merger or business combination, NXT stockholders cannot be certain that NXT will be able to find a party willing to offer equivalent or more attractive consideration than the merger consideration provided in the merger. If the merger agreement is terminated under certain circumstances, NXT may be required to pay HBT a termination fee of $1,500,000. If the merger agreement is terminated, HBT or NXT may experience negative reactions from its customers, vendors and employees. See “The Merger Agreement — Termination of the Merger Agreement.”
If the merger is not completed, HBT and NXT will have incurred substantial expenses without realizing the expected benefits of the merger.
Each of HBT and NXT has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, HBT and NXT would have to recognize these expenses without realizing the expected benefits of the merger.
Holders of NXT common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
Holders of NXT common stock currently have the right to vote on matters affecting NXT. Upon the completion of the merger, each NXT stockholder who receives shares of HBT common stock will become a stockholder of HBT with a percentage ownership of HBT with respect to such shares that is smaller than the stockholder’s current percentage ownership of NXT. Since the exchange ratio is 67.6783 shares of HBT common stock per each issued and outstanding share of NXT common stock, following the effective time of the merger, the former stockholders of NXT as a group would receive shares in the merger constituting approximately 6.2% of the outstanding shares of HBT common stock immediately after the merger based on the number of shares of HBT common stock and NXT common stock outstanding as of June 30, 2021. Because of this, NXT stockholders will have less influence on the management and policies of HBT than they now have on the management and policies of NXT.
The opinion of NXT’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.
NXT has not obtained an updated opinion from D.A. Davidson, its financial advisor, as of the date of this proxy statement/prospectus. D.A. Davidson’s opinion was based on certain facts and assumptions regarding the operations and prospects of HBT and NXT, general market and economic conditions and other factors. Changes in the operations and prospects of HBT or NXT, general market and economic conditions and other factors that may be beyond the control of HBT or NXT may significantly alter the value of HBT or NXT, the price of shares of HBT common stock by the time the merger is completed or the future price at which HBT common stock trades. D.A. Davidson’s opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. The opinion will not address the fairness of the merger consideration from a financial point of view at the time a NXT stockholder votes or at the time the merger is completed. However, NXT’s board of directors’ recommendation that NXT stockholders vote “FOR” adoption and approval of the merger agreement is made as of the date of this proxy statement/prospectus. For a description of the opinion that NXT received from D.A. Davidson, please refer to “The Merger — Opinion of NXT’s Financial Advisor”.
The shares of HBT common stock that NXT stockholders will receive as a result of the merger will have different rights from shares of NXT common stock.
The rights associated with NXT common stock are different from the rights associated with HBT common stock. For a discussion of the different rights associated with HBT common stock, see “Comparison of Stockholder Rights.”
Under certain circumstances, the merger consideration could be reduced if certain environmental conditions exist with respect to NXT’s real property.
The merger consideration may be subject to adjustment if certain environmental conditions exist with respect to NXT’s real property and the estimated costs to remediate these conditions is greater than $200,000, as more fully described in “The Merger Agreement — Merger Consideration”. Due to the fact that these costs, if any, may not be determinable prior to the date of the NXT special meeting, at the time of the vote on the merger proposal at the NXT special meeting, holders of NXT common stock may not know with certainty whether the amount of cash consideration they will receive as part of the merger consideration will be subject to reduction. Based on information available as of the date of this proxy statement, however, no adjustment to the cash consideration of $400 per share of NXT common stock is reasonably expected by the parties.
Completion of the merger is subject to certain conditions, and if these conditions are not satisfied or waived, the merger will not be completed.
The obligations of HBT and NXT to complete the merger are subject to the satisfaction or waiver (if permitted) of a number of conditions. The satisfaction of all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause the combined company not to realize some or all of the benefits that the combined company expects to achieve if the merger is successfully completed within its expected time frame. Further, there can be no assurance that the conditions to the closing of the merger will be satisfied or waived or that the merger will be completed. See “The Merger Agreement — Conditions to Completion of the Merger.”
In addition, if the merger is not completed on or before December 31, 2021, either HBT or NXT may choose not to proceed with the merger. HBT and/or NXT may also terminate the merger agreement under certain circumstances. See “The Merger Agreement — Termination of the Merger Agreement.”

NXT SPECIAL MEETING
This section contains information from NXT for NXT shareholders about the special meeting NXT has called to consider and approve the merger agreement and the transactions contemplated thereby by the holders of NXT common stock. On or about            , 2021, NXT commenced mailing of this proxy statement/prospectus to holders of NXT common stock. Together with this proxy statement/prospectus, we are also sending to shareholders of NXT’s common stock a notice of the NXT special meeting and a form of proxy card that NXT’s board of directors is soliciting for use at the NXT special meeting and at any adjournments of the meeting.
This proxy statement/prospectus is also being furnished by HBT to NXT shareholders as a prospectus in connection with the issuance of shares of HBT common stock upon completion of the merger.
Date, Time and Place
The NXT special meeting will be held at        on            , 2021, at      a.m/p.m. Central Time.
Matters to Be Considered
At the NXT special meeting, holders of NXT common stock as of the NXT record date will be asked to consider and vote on the following matters:
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To approve the merger agreement and the transactions contemplated thereby (the “merger proposal”),

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To approve one or more adjournments of the NXT special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal (the “NXT adjournment proposal”); and

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To approve the transaction of such other business as may properly come before the NXT special meeting and any adjournments or postponements thereof.

Recommendation of NXT’s Board of Directors
After careful consideration, the NXT board of directors unanimously approved the merger agreement and the transactions contemplated thereby, and unanimously determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of NXT and its shareholders.
The board of directors of NXT unanimously recommends that holders of NXT common stock vote “FOR” the merger proposal and “FOR” the NXT adjournment proposal. Please see the section entitled “The Merger — NXT’s Reasons for the Merger and Recommendation of the Board of NXT.”
All of the directors and certain significant shareholders of NXT, collectively holding as of the NXT record date an aggregate 22,172 shares of NXT common stock, have signed voting and support agreements with HBT agreeing to vote in favor of the merger agreement and the transactions contemplated thereby. Accordingly, the holders of approximately 83.4% of the outstanding NXT common stock entitled to vote on the merger proposal have entered into voting and support agreements with HBT to vote in favor of the merger proposal.
NXT Record Date and Quorum
Record Date
NXT’s board of directors has fixed the close of business on            , 2021, as the NXT record date for determining the NXT shareholders entitled to receive notice of and to vote at the NXT special meeting.
As of the close of business on the NXT record date, 26,582.23 shares of NXT common stock (which includes 50 shares of outstanding unvested restricted NXT common stock) were issued and outstanding and held by approximately 50 record holders. Each share of NXT common stock held of record at the close of business on the NXT record date entitles the holder thereof to one vote on each matter considered and voted on by holders of NXT common stock at the NXT special meeting.
Quorum Requirements
A quorum is required to transact business and consider each proposal at the NXT special meeting. The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of NXT common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of NXT common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the NXT special meeting.
Vote Required; Treatment of Abstentions and Failure to Vote
Merger Proposal
Approval of the merger proposal requires the affirmative vote of NXT shareholders representing a majority of the outstanding shares of NXT common stock as of the close of business on the NXT record date. If you fail to submit a proxy card or vote in person at the NXT special meeting, mark “ABSTAIN” on your proxy card or fail to instruct your bank or broker for shares held in street name with respect to the proposal to approve the merger proposal, it will have the same effect as a vote “AGAINST” approval of the merger proposal.
The merger proposal will not require the approval of the holders of HBT common stock under the Delaware General Corporation Law or applicable rules of the Nasdaq Global Select Market.
NXT Adjournment Proposal
Approval of the NXT adjournment proposal requires the affirmative vote of a majority of the shares of NXT common stock present in person or represented by proxy at the NXT special meeting. If you mark “ABSTAIN” with respect to the NXT adjournment proposal, it will have the same effect as a vote “AGAINST” the NXT adjournment proposal, and broker non-votes will have no effect on the approval of the NXT adjournment proposal assuming a quorum has been established.
Shares Held by Directors and Significant Shareholders
Each of the directors of NXT, in his or her capacity as a beneficial owner of shares of NXT common stock, has entered into a voting and support agreement with HBT, the form of which is attached to this proxy statement/prospectus as Exhibit A-2 to Appendix A, in which each such director has agreed to vote all shares of NXT common stock that he or she beneficially owns and has the power to vote in favor of the merger proposal and any other matter that is required to be approved by the shareholders of NXT to facilitate the transactions contemplated by the merger agreement. The directors also agreed to vote against any proposal made in opposition to the approval of the merger or in competition with the merger agreement and against any other acquisition proposal. See “The Merger — Interests of Certain Persons in the Merger.”
As of the close of business on the NXT record date, NXT’s directors and certain significant shareholders party to voting and support agreements held, in the aggregate, approximately 22,172 shares of NXT common stock, or approximately 83.4% of the outstanding shares of NXT common stock entitled to vote at the NXT special meeting.
As of the NXT record date, HBT and its subsidiaries held no shares of NXT common stock, and none of its directors and executive officers and their affiliates held shares of NXT common stock.
Participants in the NXT Stock Plan
Recipients of restricted stock awards are entitled to vote the underlying shares of NXT common stock, even while subject to vesting requirements. Accordingly, the holder of NXT restricted stock will vote in the same manner as holders of NXT common stock.

Solicitation of Proxies; Payment of Solicitation Expenses
Proxies are being solicited by NXT’s board of directors from shareholders of NXT common stock. Shares of NXT common stock represented by properly executed proxies, and that have not been revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies representing shares of NXT common stock will be voted “FOR” the merger proposal and “FOR” the NXT adjournment proposal, and in the discretion of the individuals named as proxies as to any other matter that may come before the NXT special meeting.
HBT has agreed to pay for the costs and expenses (excluding the fees and disbursements of counsel and accountants) of filing, printing and distributing this proxy statement/prospectus and all filing and registration fees, including fees paid for filing the registration statement of which this proxy statement/prospectus forms a part with the SEC. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of NXT or its affiliates telephonically, electronically or by other means of communication. Directors, officers and employees will receive no additional compensation for such solicitation. NXT does not anticipate using a paid proxy solicitor in connection with the special meeting.
Voting Your Shares
Holders of NXT common stock may vote in person or by proxy at the NXT special meeting on the proposals upon which they are entitled to vote. Holders of NXT common stock may also vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. To be valid, your vote by mail must be received by the deadline specified on the proxy card.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF NXT COMMON STOCK YOU OWN. ACCORDINGLY, YOU SHOULD SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE NXT SPECIAL MEETING IN PERSON.
Revocability of Proxies and Changes to a NXT Shareholder’s Vote
A holder of NXT common stock who has submitted a proxy may revoke it or change the shareholder’s vote at any time before its proxy is voted at the NXT special meeting. A holder of NXT common stock may revoke its proxy by (i) giving a written notice of revocation to Roger Baker, President and Chairman of NXT, (ii) attending the NXT special meeting in person and voting by ballot at the NXT special meeting, or (iii) by properly submitting to NXT a duly executed proxy bearing a later date. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to NXT as follows: 325 Oakbrook Drive, Marion, Iowa 52302, Attention: Roger Baker, President and Chairman of NXT.
Attending the NXT Special Meeting
The NXT special meeting will be held at       on            , 2021, at      a.m./p.m. Central Time. All holders of NXT common stock as of the record date, including shareholders who hold their shares through brokers, trusts, banks, nominees or any other holder of record, are invited to attend the NXT special meeting.
All shareholders must bring an acceptable form of identification, such as a valid driver’s license, in order to attend the NXT special meeting in person.
Any representative of a shareholder who wishes to attend the special meeting must present acceptable documentation evidencing his or her authority, acceptable evidence of ownership by the holder of shares of NXT common stock and an acceptable form of identification.
Questions and Additional Information
If you have any questions or need assistance in voting your shares, please call Nathan Koch, Vice President of NXT, at (319) 688-6208.

THE MERGER
The following discussion describes certain material information about the merger. We urge you to read carefully this entire document, including the merger agreement and the financial advisor opinion of D.A. Davidson delivered to the board of directors of NXT, attached as Appendices A and B, respectively, to this proxy statement/prospectus, for a more complete understanding of the merger.
Terms of the Merger
HBT’s board of directors and NXT’s board of directors have each unanimously approved and adopted the merger agreement and the transactions contemplated thereby, including the merger. Pursuant to and subject to the conditions set forth in the merger agreement, MergerCo will merge with and into NXT, with NXT as the surviving entity, and as a result, NXT will become a wholly-owned subsidiary of HBT. Immediately following the merger, NXT will then merge with and into HBT and, as a result, the separate existence of NXT will terminate. Following the merger at such time as HBT may determine, NXT Bank will merge with and into Heartland Bank, HBT’s wholly owned bank subsidiary, with Heartland Bank being the surviving bank. Following the bank merger, Heartland Bank will continue its corporate existence as a commercial bank organized under the laws of the State of Illinois. We expect to complete the merger late in the third quarter or early in the fourth quarter of 2021, although delays may occur.
Upon completion of the merger, each holder of shares of NXT common stock will receive the merger consideration, consisting of $400 in cash and a number of shares of HBT common stock based on the exchange ratio, in exchange for each share of NXT common stock held immediately prior to the completion of the merger, subject to adjustment as provided in the merger agreement and described in this proxy statement/prospectus.
The merger consideration is subject to adjustment if certain environmental conditions exist with respect to NXT’s real property and the total cost to further investigate and remediate such conditions is reasonably expected to exceed $200,000. Based on information available as of the date of this proxy statement/prospectus, there is not expected to be any adjustment to the merger consideration due to environmental remediation costs.
The exchange ratio of 67.6783 is not subject to adjustment but the value of the HBT common stock to be received by holders of NXT common stock in the merger will fluctuate based on the trading price of HBT common stock.
In lieu of any fractional shares of HBT common stock that would otherwise be issued as part of the stock consideration, NXT shareholders will receive cash for any fractional shares based on the per share volume weighted average price of the daily closing sales prices of a share of HBT common stock as reported on the Nasdaq Global Select Market for the ten (10) consecutive trading days immediately preceding the closing date of the merger.
All NXT restricted stock that is unvested and outstanding will, immediately prior to the merger, automatically become vested as of such time, and the holders thereof will be entitled to receive the same merger consideration for the shares of NXT common stock that were received under the restricted stock awards as all other holders of NXT common stock.
For additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement, see “The Merger Agreement.”
Background of the Merger
As part of its ongoing consideration and evaluation of NXT’s long-term business strategy and prospects, the NXT Board and senior management of NXT have engaged in periodic strategic reviews during which the NXT Board discussed NXT’s strategic direction, performance and prospects in the context of trends and developments in the markets that NXT serves, the banking industry and the regulatory environment. Among other topics, these discussions have focused on both the possible acquisition of other banks and the potential sale of NXT to another institution. Over the past several years NXT has pursued a number of potential acquisitions that could assist NXT in executing its strategic plans. Most of these potential acquisition discussions did not materialize because the targets demanded more consideration than the NXT Board deemed appropriate. During this same time period, NXT’s Board and management also believed that shareholders would benefit by being a part of a larger organization that could take advantage of the loan demand NXT generates and the economies of scale inherit in a bank merger or acquisition. Periodically, NXT has received overtures from financial institutions and engaged in discussions about strategic transactions, including the potential acquisition of NXT or a merger-of-equal transaction, with most conversations not proceeding past preliminary discussions. Several of these discussions stalled primarily over valuation, with potential acquirers not placing sufficient value on NXT.
In December 2020, while senior management of NXT remained open to the acquisition by NXT of a smaller bank, greater emphasis was being placed on exploring a potential sale of NXT. A primary factor for more actively seeking a potential sale of NXT at this time was the pending expiration of the Bank’s 10-year data processing contract on April 30, 2022. An acquisition of NXT during the end of the contract’s term would potentially bring more value to NXT and its shareholders because the contract’s termination fees, which are significant, would be much less in the contract’s final months versus a contract termination with years remaining under a new or renewed data processing contract. Around this time, NXT began working with D.A. Davidson & Co. (“D.A. Davidson”), who was acting as a financial advisor to NXT, regarding plans to engage in a more active solicitation of potential buyers that would be interested in exploring an acquisition of NXT.
In January, 2021, an investment banker with Piper Sandler & Co. (“Piper Sandler”), in its role as financial advisor to HBT, contacted Roger Baker, Chairman of NXT, who referred the call to Nathan Koch, President and Chief Executive Officer of NXT Bank. After some preliminary discussions with the investment banker, on February 9, 2021, Mr. Koch first spoke with Lance Carter, President and Chief Operating Officer of HBT, about the possibility of exploring a business combination.
On February 19, 2021, Mr. Koch and Mr. Baker participated in a video conference call with Fred Drake, Chairman and Chief Executive Officer of HBT and Mr. Carter. During the call, the four individuals discussed their personal background, each financial institution’s history, and the strategic focus and culture of both firms.
On February 24, 2021, D.A. Davidson provided Mr. Koch with a list of financial institutions that D.A. Davidson believed might be likely candidates to explore an acquisition of NXT if approached. D.A. Davidson also requested information from NXT in order to develop an information packet that could be used by D.A. Davidson in discussions with potential buyers.
Beginning late February into March, non-confidential information was shared between NXT and HBT, including non-confidential information of NXT provided to Piper Sandler in order to assist HBT with assessing NXT’s business and operations. As discussions with HBT continued, NXT management began to place more emphasis on pursing a potential transaction with HBT, given that discussions had continued to advance, and less focus on its plans to more actively seek out other potential buyers.
On March 22, 2021, following several weeks of review by HBT and Piper Sandler of certain financial and operational information NXT had provided, NXT and D.A. Davidson received preliminary merger modeling from Piper Sandler regarding a potential transaction between the companies. This initial model included a number of transaction assumptions, including a consideration mix of approximately 75% in HBT common stock and 25% cash and an indicative merger consideration of 64.1926 shares of HBT common stock and $391.58 in cash for each share of NXT common stock.
On April 5, 2021, NXT and D.A. Davidson provided a response to the preliminary modeling assumptions HBT and Piper Sandler had provided. Its response reflected enhanced economic terms for NXT’s shareholders, consisting of a merger consideration of 70 shares of HBT common stock and $425.00 in cash for each share of NXT common stock, while the consideration mix remained in the 75% stock and 25% cash range.
On April 19, 2021, Lance Carter forwarded a draft letter of intent to Nathan Koch, who shared the draft with outside counsel. On that same day, the Executive Committee of the NXT Board, consisting of Mr. Baker, Mr. Koch, John Maurice, Mike Wilkins, met to receive an update from management on the discussions and developments with HBT. Prior to the meeting, Mr. Koch provided a draft copy of a letter of intent from HBT, together with several changes recommended by outside counsel, financial and historical performance data of HBT, and materials prepared by D.A. Davidson regarding the economics of a proposed transaction with HBT. Following that meeting, NXT and D.A. Davidson entered into a formal engagement letter dated April 19, 2021, pursuant to which D.A. Davidson would continue to provide NXT with advice concerning its strategic alternatives.
On April 23, 2021, HBT submitted a non-binding, indication of interest (the “HBT LOI”) proposing an acquisition of NXT and NXT Bank at an implied value of $1,593 per NXT common share (based in part on then recent HBT share trading price), consisting of cash consideration of $400.00 and 68.4464 shares of HBT common stock for each outstanding NXT share. HBT’s offer, as outlined in the HBT LOI, was not conditioned on any financing contingency and expected that Mr. Koch would continue as a key employee in the combined company.
On April 26, 2021, the NXT Board met to consider the HBT LOI and management’s and D.A. Davidson’s analysis of the HBT offer. In attendance at the meeting were representatives from Vedder Price P.C. (“Vedder Price”), counsel to NXT, and representatives from D.A. Davidson, financial advisor to NXT. Following discussions, the NXT Board approved the entering into the HBT LOI as well as mutual confidentiality agreement with HBT to facilitate the exchange of confidential and non-public information. Both the HBT LOI and confidentiality agreement were executed and delivered by NXT on April 27th.
On April 30, 2021, an initial draft of the merger agreement prepared by NXT with the assistance of its counsel, Vedder Price, was provided by Mr. Koch to Mr. Carter.
On May 18, 2021, the Executive Committee met and received an update from NXT management regarding the negotiations with HBT. Discussions at the meeting included outstanding issues being negotiated, a timeline for on-site due diligence by HBT, and the determination that other members of the NXT Bank management team would need to be made aware of the proposed transaction.
On May 19, 2021, Mr. Koch received a draft employment agreement from HBT. HBT had previously advised and consistently maintained that it would not enter into a merger agreement unless it had assurances that Mr. Koch would become an employee of HBT following the merger and be subject to a multi-year contract.
On May 21, 2021, NXT received HBT’s comments to the draft merger agreement that had been circulated to HBT on April 30. That same day, the NXT Board met to discuss the status of the negotiations.
In late May, executives and lending staff of HBT travelled to NXT Bank’s offices in Coralville, Iowa and performed on-site due diligence on NXT Bank’s loan portfolio.
Throughout the end of May through early June, the parties continued to negotiate the material terms of the proposed transaction and otherwise exchanging various drafts of the merger agreement and ancillary documents. The parties negotiated, among other items, the representations and warranties that would be made by HBT and NXT, whether NXT could declare a special dividend in an amount equal to any excess amount in its allowance for loan and lease losses, the performance of environmental investigations and the effect of bonus payments to employees. During this time, the parties agreed that the per share merger consideration would be subject to downward adjustments at closing in the event the costs of any environmental remediation at NXT properties were to exceed certain amounts, with the ability for HBT to terminate the transaction if the remediation costs were expected to exceed certain amounts and for NXT to terminate the transaction if the per share merger consideration would be reduced in excess of certain amounts as a result of any remediation costs. HBT also sought to reduce the proposed per-share stock consideration from 68.4464 HBT shares to 67.6783 HBT shares to reflect the after-tax effect of the change-in-control payment the merger would trigger under Mr. Koch’s change-in-control agreement.
On June 3, 2021, executives from NXT along with representatives of D.A. Davidson performed reverse due diligence on HBT in light of the stock consideration to be received by NXT shareholders under the terms of the merger. The diligence also included interviews with Mr. Carter.
On June 4, 2021, the NXT Board held a special meeting to consider the terms of the proposed merger with HBT, including the merger agreement. As an initial matter, Vedder Price advised the Board of its fiduciary duties in connection with its consideration of the transaction and the terms of the proposed merger with HBT. In addition to discussing the terms of the proposed merger, Mr. Koch disclosed and discussed the terms of the employment arrangements with HBT. HBT continued to make clear it would not execute the merger agreement unless Mr. Koch also entered into a multi-year employment agreement.
After further discussion among members of NXT’s Board, Vedder Price led a comprehensive review of the definitive transaction documents, including the merger agreement. During the meeting, NXT’s management and a representative from D.A. Davidson also reported on, and the NXT Board discussed, the reverse due diligence process undertaken by NXT and its advisors with respect to HBT, including Vedder Price’s and management’s assessment of areas of risk identified as part of the diligence process and its conclusions with respect to its review. Vedder Price also led a discussion regarding the voting and support agreement each director was being asked to sign.
Following this discussion, representatives of D.A. Davidson reviewed the financial aspects of the proposed merger and discussed in detail their financial analyses as of the date of the meeting, including those described under “— Opinion of NXT’s Financial Advisor.” In particular, it was noted that the implied aggregate transaction value, on a fully diluted basis and based on the contemporaneous trading price of HBT’s common stock, was approximately $42.8 million, with approximately 75% of the merger consideration payable in shares of HBT common stock and approximately 25% in cash. The implied value to NXT on a per share basis was $1,611 per share (based on closing price of HBT common stock on June 3, 2021). At this meeting, D.A. Davison delivered its written opinion to the NXT Board to the effect that, based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken as described in its opinion, the per share merger consideration was fair, from a financial point of view, to the holders of NXT common stock, as described under “— Opinion of NXT’s Financial Advisor.”
Following extensive discussion and after considering the foregoing and the proposed terms of the transaction documents, and taking into account the strategic rationale, financial terms, consideration to be received by NXT shareholders, integration risk and business rationale of consummating a merger with HBT, including the factors described in the section titled “— NXT’s Reasons for the Merger and Recommendation of the Board of Directors of NXT,” the NXT Board, having determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of NXT and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger and the per share merger consideration, at the meeting. The board directed that the merger agreement be submitted to holders of NXT’s common stock for approval, and recommended that holders of NXT common stock vote in favor of the approval of the merger agreement and the transactions contemplated thereby.
On June 4, 2021, the HBT Board held a special meeting to consider the proposed merger with NXT, including the financial terms of the proposed transaction and the transaction documents. Prior to discussing the above, Kirkland & Ellis reviewed the fiduciary duties of the HBT Board. The chairman of the HBT Board then discussed the strategic benefits of the proposed transaction with NXT. Following a comprehensive presentation by Piper Sandler, that included Piper Sandler’s financial analysis regarding the terms and impact of the proposed acquisition, Kirkland and senior management then lead a detailed discussion regarding the terms of the proposed transaction documents with specific emphasis on the pricing arrangements (including the possible adjustments to the transaction pricing), the protections included in the voting and support agreements to be executed by the directors, senior officers and certain significant shareholders of NXT and provided background regarding the negotiations with NXT. After management and outside counsel answered numerous questions and following discussion, the HBT Board determined that the terms of the merger agreement and the transactions were fair and in the best interests of HBT and its stockholders, unanimously adopted and approved, and declared advisable the merger agreement and the transactions contemplated thereby and directed senior management to finalize the transaction documents and, when appropriate to execute the documents, including the merger agreement.
Between June 4, 2021 and June 7, 2021, the parties continued to finalize remaining open items regarding the terms of the merger and the draft merger agreement.

On June 7, 2021, the merger agreement and related documents were signed by the parties and HBT announced the transaction the afternoon of June 7 via a press release.
HBT’s Reasons for the Merger
In reaching its decision to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the HBT board of directors evaluated the merger in consultation with HBT management and considered information provided by HBT’s financial and legal advisors, as well as a number of factors, including the following material factors:
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management’s view that the acquisition of NXT provides an attractive opportunity to expand HBT’s presence into desirable Iowa markets;

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NXT’s community banking orientation and its compatibility with HBT and its subsidiaries;

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management’s assessment that NXT presents a strong banking franchise that is consistent with Heartland Bank’s relationship-based banking model while adding talent and depth to Heartland Bank’s operations;

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management’s review of the business, operations, earnings and financial condition, including capital levels and asset quality, of NXT Bank;

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management’s belief that NXT Bank’s core deposit base was strong and that a substantial portion of these deposits would be retained following completion of the merger;

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management’s due diligence review of NXT and NXT Bank;

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the projected earnings per share accretion expected to occur as a result of the proposed transactions;

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the projected tangible book value earn-back period of less than one year, which is an important investor metric;

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the expectation of management that HBT will maintain its strong capital ratios upon completion of the proposed transactions;

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the fact that stockholders of NXT will have an opportunity to approve the merger;

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projected efficiencies, including reductions in NXT’s total non-interest expense base, to come from integrating certain of NXT’s operations into HBT’s existing operations;

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the financial and other terms of the merger agreement, including the exchange ratio for the merger consideration, the expected tax treatment and the deal protection and termination fee provisions, which HBT reviewed with its outside financial and legal advisors;

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NXT Bank’s compatibility with Heartland Bank, which HBT management believes should facilitate integration and implementation of the merger and the bank merger, and the complementary nature of the products and customers of NXT Bank and Heartland Bank, which HBT management believes should provide the opportunity to mitigate integration risks and increase potential returns;

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the nature and amount of payments and other benefits to be received by NXT and NXT Bank management in connection with the transactions pursuant to existing NXT benefit plans and compensation arrangements and the merger agreement;

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the fact that, concurrently with the execution of the merger agreement, all of the directors and executive officers of NXT who beneficially owned in the aggregate approximately     % of NXT’s outstanding voting common stock as of            , 2021, were entering into (i) voting and support agreements with HBT agreeing to vote for approval of the merger agreement and the transactions contemplated thereby and (ii) restrictive covenant agreements with HBT;

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the fact that, concurrently with the execution of the merger agreement, certain NXT stockholders who beneficially owned in the aggregate an additional approximately     % of NXT’s outstanding voting common stock as of            , 2021, were entering into voting and support agreements with HBT agreeing to vote for approval of the merger agreement and the transactions contemplated thereby; and

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the fact that the regulatory and other approvals required to consummate the transactions and expected to be received in a reasonably timely manner and without the imposition of unacceptable conditions.

HBT’s board of directors believes that the merger and the merger agreement are advisable and in the best interests of HBT and its stockholders.
The foregoing discussion of the information and factors considered by HBT’s board of directors is not intended to be exhaustive, but includes a description of all material factors considered by HBT’s board of directors. HBT’s board of directors further considered various risks and uncertainties related to each of these factors and the ability to complete the merger. In view of the wide variety of factors considered by HBT’s board of directors in connection with its evaluation of the merger, HBT’s board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. HBT’s board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of HBT stockholders and that the benefits expected to be achieved from the merger outweigh the potential risks and vulnerabilities.
It should be noted that this explanation of the HBT board of directors’ reasoning and all other information presented in this section includes information that is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
NXT’s Reasons for the Merger and Recommendation of the Board of Directors of NXT
After careful consideration, the NXT Board, at a meeting held on June 4, 2021, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement were advisable and in the best interests of NXT and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The NXT Board has concluded that the merger offers NXT shareholders an attractive opportunity to achieve the board of directors’ strategic business objectives, including increasing shareholder value and enhancing liquidity for NXT shareholders. In addition, the NXT Board believes that the customers and communities served by NXT Bank will benefit from the merger. Accordingly, the NXT Board recommends that NXT shareholders vote “FOR” approval and adoption of the merger agreement at the NXT special meeting.
In reaching its decision, the NXT Board, with advice from NXT’s management, as well as its legal counsel, Vedder Price, and financial advisor, D.A. Davidson, considered a number of financial, legal and market factors, including the following:
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the opportunity to provide liquidity for NXT shareholders upon receipt of the merger consideration in exchange for their NXT common stock, given that, for the entirety of its existence, NXT operated as a privately held company with no active trading market for its shares;

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the composition of the per share merger consideration, which provides NXT shareholders with:

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a cash component that provides the ability to realize immediate value for a portion of their shares of NXT common stock; and

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stock consideration that offers the opportunity to participate in the future growth and opportunities of the combined company;

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that the per share merger consideration is subject to possible downward adjustment between signing and closing in the event that certain environmental remediation costs with respect to NXT’s properties were to be required and such costs were to exceed certain amounts;

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HBT’s active trading market on the Nasdaq Global Select Market, which will provide NXT shareholders liquidity with respect to the stock consideration received in the merger;

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HBT’s history of paying quarterly dividends and its dividend yield;

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the market value of HBT common stock prior to the execution of the merger agreement and the prospects for future appreciation in the stock;

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HBT’s experience as an acquiror of over a dozen financial institutions and track record of successfully integrating acquired financial institutions;

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the NXT Board’s belief that NXT shareholders and customers will benefit from combining with a larger financial institution, including potentially being better equipped to respond to economic and financial services industry developments and better positioned to develop and build on its position in existing markets;

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information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels, loan portfolio and asset quality of NXT and HBT, both individually and as a combined company;

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the fact that HBT was an out-of-market buyer, which would be much less likely lead to NXT branch closures and less employee overlap;

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the NXT Board’s familiarity with, and understanding of, NXT’s business, results of operations, asset quality, operating markets, financial and market position and expectations concerning NXT’s future earnings and prospects;

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the compatibility of NXT’s geographical footprint with that of HBT and the potential expansion of product and service availability to the customers of and communities currently served by NXT;

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the complementary aspects and cultures of NXT’s and HBT’s businesses, including customer focus, geographic coverage, business orientation and operations, HBT’s strong deposit market share, low cost of funds and HBT’s strengths in relationship-based commercial lending;

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the NXT Board’s understanding of the current and prospective environment in which NXT and HBT operate, including national, regional and local economic conditions, the interest rate environment, the competitive and regulatory environments for financial institutions generally, and the perceived risks and uncertainties attendant to NXT’s operation as an independent banking organization;

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the financial presentation of NXT’s financial advisor, D.A. Davidson, to the NXT Board on June 4, 2021, and the delivery of the written opinion of D.A. Davidson, dated June 4, 2021, to the board of directors of NXT, to the effect that as of such date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in its opinion, the merger consideration was fair, from a financial point of view, to holders of NXT common stock, as further described under “— Opinion of NXT’s Financial Advisor”;

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potential risks related to the merger, including:

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the potential risk of diverting management’s attention and resources from the operation of NXT’s business to the merger, and the possibility of employee attrition or adverse effects on customer and business relationships as a result of the announcement and pendency of the merger;

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the risks that certain of the conditions to the consummation of the merger set forth in the merger agreement would not be satisfied in a timely manner, or at all;

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the potential risks and costs associated with successfully integrating NXT’s business, operations and employees with those of HBT, including the risk of not realizing all of the anticipated benefits of the merger or not realizing them in the expected time frame;

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the risk that the merger may not be consummated or that the closing may be unduly delayed, including as a result of factors outside either party’s control;

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that the announcement and/or consummation of the merger would result in key staff departures, potentially adversely impacting the operations of NXT Bank prior to the consummation of the merger and during the post-merger integration period;

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the regulatory and other approvals required in connection with the merger, consideration of the relevant factors assessed by the regulators for the approvals and the parties’ evaluation of those factors, and the expectations that such approvals could be received in a reasonably timely manner and without the imposition of burdensome conditions;
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the satisfactory results of NXT’s management’s reverse due diligence of HBT;

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the right of the NXT shareholders to exercise dissenters’ rights, as further described under “Dissenters’ Rights of Appraisal of Holders of NXT Common Stock”;

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the fact that the NXT directors and certain officers of NXT have interests in the merger that are different from or in addition to those of NXT shareholders; and

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the fact that the receipt of the HBT common stock portion of the merger consideration may be tax-free to NXT shareholders based on the expected tax treatment of the merger as a “reorganization” for U.S. federal income tax purposes, as further described under “The Merger — Material Federal Income Tax Consequences of the Merger”.

The foregoing discussion of the information and factors considered by NXT’s board of directors is not intended to be exhaustive, but includes a summary of all material factors considered by NXT’s board of directors. NXT’s board of directors in approving the merger agreement further considered various risks and uncertainties related to each of these factors and the ability to complete the merger. In view of the wide variety of factors considered by the NXT Board in connection with its evaluation of the merger, the NXT Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered. In considering the factors described above, individual directors may have given differing weights to different factors. The NXT Board collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of factors that each of them considered appropriate, that the merger is in the best interests of NXT and NXT shareholders and that the benefits expected to be achieved from the merger were achievable and outweigh the potential risks and vulnerabilities. The NXT Board realized that there can be no assurance about future results, including results expected or considered in the factors listed above.
After considering the foregoing and other relevant factors and risks, and their overall impact on the shareholders and other constituencies of NXT, the NXT Board concluded that the anticipated benefits of the merger outweighed the anticipated risks of the transaction. Accordingly, the NXT Board unanimously approved and deemed advisable the merger agreement and the merger, and the board of directors unanimously recommends that NXT shareholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and “FOR” the NXT adjournment proposal.
It should be noted that this explanation of the NXT Board reasoning and all other information presented in this section includes information that is forward-looking in nature, and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of NXT’s Financial Advisor
As of April 19, 2021, NXT entered into an engagement agreement with D.A. Davidson on an exclusive basis to render financial advisory and investment banking services to NXT in connection with NXT’s review of its financial and strategic alternatives, including through merger, sale or otherwise, by means of a merger, consolidation, reorganization or any other transaction of a like nature, regardless of form, with another person, corporation or business entity. As part of its engagement, Davidson agreed to assist NXT in analyzing, structuring, negotiating and, if appropriate, effecting a transaction between NXT and another person, corporation or business entity. D.A. Davidson also agreed to provide NXT’s board of directors with an opinion as to the fairness, from a financial point of view, to the holders of NXT’s Common Stock of the merger consideration to be paid to such holders in the proposed merger. NXT engaged Davidson because D.A. Davidson is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with NXT and its business. As part of its investment banking business, D.A. Davidson is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

On June 4, 2021, NXT’s board of directors held a meeting to evaluate the proposed merger. At this meeting, D.A. Davidson reviewed the financial aspects of the proposed merger and rendered an opinion to NXT’s board that, as such date and based upon and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken, the merger consideration was fair, from a financial point of view, to such holders of NXT’s common stock in the proposed merger.
The full text of D.A. Davidson’s written opinion, dated June 4, 2021, is attached as Appendix B to this proxy statement/prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. NXT’s common shareholders are urged to read the opinion in its entirety.
D.A. Davidson’s opinion speaks only as of the date of the opinion and D.A. Davidson undertook no obligation to revise or update its opinion. The opinion is directed to NXT’s board of directors and addresses only the fairness, from a financial point of view, to the holders of NXT’s Common Stock of the merger consideration to be paid to such holders in the proposed merger. The opinion does not address, and D.A. Davidson expresses no view or opinion with respect to, (i) the underlying business decision of NXT to engage in the merger, (ii) the relative merits or effect of the merger as compared to any alternative business transactions or strategies that may be or may have been available to or contemplated by NXT or NXT’s board of directors, or (iii) any legal, regulatory, accounting, tax or similar matters relating to NXT, its shareholders or relating to or arising out of the merger. The opinion expresses no view or opinion as to any terms or other aspects of the merger, except for the merger consideration. NXT and HBT determined the merger consideration through a negotiated process. The opinion does not express any view as to the amount or nature of the compensation to any of NXT’s or HBT’s officers, directors or employees, or any class of such persons, relative to the merger consideration, or with respect to the fairness of any such compensation. The opinion has been reviewed and approved by D.A. Davidson’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
D.A. Davidson has reviewed the registration statement on Form S-4 of which this proxy statement/prospectus is a part and consented to the inclusion of its opinion to NXT’s board of directors as Appendix B to this proxy statement/prospectus and to the references to D.A. Davidson and its opinion contained herein. A copy of the consent of D.A. Davidson is attached as Exhibit 99.1 to the registration statement on Form S-4.
In connection with rendering its opinion, D.A. Davidson reviewed, among other things, the following:
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the draft of the merger agreement, dated June 2, 2021;

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certain financial statements and other historical financial and business information about NXT and HBT made available to D.A. Davidson from published sources and/or from the internal records of NXT and HBT that D.A. Davidson deemed relevant;

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internal projections and other financial and operating data concerning the business, operations, and prospects of NXT and HBT prepared by or at the direction of management of NXT or HBT, as approved for D.A. Davidson’s use by NXT and HBT;

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the past and current business, operations, financial condition, and prospects of NXT and HBT, the strategic, financial, tax, and operational benefits expected to result from the merger, and other matters D.A. Davidson deemed relevant, with senior management of NXT and HBT;

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certain publicly available analyst earnings estimates for HBT for the years ending December 31, 2021 and December 31, 2022 and for the years ending December 31, 2023, December 31, 2024, December 31, 2025, and December 31, 2026 based on growth rate assumptions provided by management, as discussed with and confirmed by senior management of HBT;

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financial projections for NXT for the years ending December 31, 2021 and December 31, 2022 and for the years ending December 31, 2023, December 31, 2024, December 31, 2025, and December 31, 2026 based on growth rate assumptions provided by management, as discussed with and confirmed by senior management of NXT;

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the proposed financial terms of the merger with the publicly available financial terms of certain other mergers and acquisitions that D.A. Davidson deemed relevant;

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the market and trading characteristics of selected public companies and selected public bank and thrift holding companies in particular that D.A. Davidson deemed relevant;

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the current and historical market prices and trading activity of HBT’s Common Stock with that of certain other publicly-traded companies that D.A. Davidson deemed relevant;

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the pro forma financial effects of the merger, taking into consideration the amounts and timing of merger costs, earnings estimates, potential cost savings, and other financial and accounting considerations in connection with the merger;

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the value of the merger consideration to the valuation derived by discounting future cash flows and a terminal value of NXT’s business based upon NXT’s internal financial forecasts at discount rates that D.A. Davidson deemed appropriate;

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the relative contributions of NXT and HBT to the combined company; and

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such other financial studies, analyses, investigations, economic and market information regarding the banking industry, NXT and HBT that D.A. Davidson considered relevant including discussions with management and other representatives and advisors of NXT and HBT concerning the business, financial condition, results of operations and prospects of NXT and HBT.

In arriving at its opinion, D.A. Davidson has, with NXT’s consent, assumed and relied upon the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to, discussed with or reviewed by or for D.A. Davidson. D.A. Davidson has not independently verified (nor has it assumed responsibility for independently verifying) such information or its accuracy or completeness. D.A. Davidson has relied on the assurances of management of NXT and HBT that they are not aware of any facts or circumstances that would make any of such information, forecasts or estimates inaccurate or misleading. D.A. Davidson has not undertaken or been provided with any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of NXT or HBT. In addition, D.A. Davidson has not assumed any obligation to conduct, nor has it conducted, any physical inspection of the properties or facilities of NXT or HBT, and has not been provided with any reports of such physical inspections. D.A. Davidson has assumed that there has been no material change in NXT’s or HBT’s business, assets, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to D.A. Davidson.
With respect to the financial projections and estimates (including information relating to the amounts and timing of the merger costs, cost savings, and revenue enhancements) provided to or otherwise reviewed by or for or discussed with D.A. Davidson, D.A. Davidson has been advised by management of NXT and management of HBT, and have assumed with NXT’s consent, that such projections and estimates were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of NXT and HBT as to the future financial performance of NXT and the other matters covered thereby, and that the financial results reflected in such projections and estimates will be realized in the amounts and at the times projected. D.A. Davidson assumes no responsibility for and expresses no opinion as to these projections and estimates or the assumptions on which they were based. D.A. Davidson has relied on the assurances of management of NXT and HBT that they are not aware of any facts or circumstances that would make any of such information, projections or estimates inaccurate or misleading.
D.A. Davidson does not specialize in the evaluation of loan and lease portfolios, classified loans or other real estate owned or in assessing the adequacy of the allowance for loan losses with respect thereto, and it did not make an independent evaluation or appraisal thereof, or of any other specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of NXT or HBT or any of their respective subsidiaries. D.A. Davidson has not reviewed any individual loan or credit files relating to NXT or HBT. D.A. Davidson has assumed, with NXT’s consent, that the respective allowances for loan and lease losses for both NXT and HBT are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. D.A. Davidson did not make an independent evaluation of the quality of NXT’s or HBT’s deposit base, nor has it independently evaluated potential deposit concentrations or the deposit composition of NXT or HBT. D.A. Davidson did not make an independent evaluation of the quality of NXT’s or HBT’s investment securities portfolio, nor has it independently evaluated potential concentrations in the investment securities portfolio of NXT or HBT.
D.A. Davidson has assumed that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct in all respects material to its analysis, and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any term, condition or covenant thereof the effect of which would be in any respect material to our analysis. D.A. Davidson has assumed the impact of any pending, potential or threatened litigation at NXT and HBT will not have a material impact on their respective operations. D.A. Davidson also has assumed that all material governmental, regulatory or other consents, approvals, and waivers necessary for the consummation of the merger will be obtained without any material adverse effect on NXT or the contemplated benefits of the merger. Further, D.A. Davidson has assumed that the executed Agreement will not differ in any material respect from the draft Agreement, dated June 2, 2021, reviewed by D.A. Davidson.
D.A. Davidson has assumed in all respects material to its analysis that NXT and HBT will remain as a going concern for all periods relevant to D.A. Davidson’s analysis. D.A. Davidson expresses no opinion regarding the liquidation value of NXT and HBT or any other entity.
D.A. Davidson’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of NXT’s Common Stock (other than shares of NXT’s Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) in the proposed merger. D.A. Davidson does not express any view on, and our opinion does not address, any other term or aspect of the merger agreement or merger (including, without limitation, the form or structure of the merger) or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into in connection with the merger, or as to the underlying business decision by NXT to engage in the merger. Furthermore, D.A. Davidson expresses no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of NXT or HBT, or any class of such persons, relative to the merger consideration to be paid to the holders of NXT’s Common Stock in the merger, or with respect to the fairness of any such compensation. D.A. Davidson’s opinion does not take into account individual circumstances of specific holders with respect to control, voting or other rights which may distinguish such holders.
D.A. Davidson expresses no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business mergers or strategies, or whether such alternative mergers or strategies could be achieved or are available. D.A. Davidson notes that it was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of NXT or any other alternative merger or strategy. In addition, D.A. Davidson’s opinion does not address any legal, regulatory, tax or accounting matters, as to which D.A. Davidson understands that NXT obtained such advice as it deemed necessary from qualified professionals.
D.A. Davidson has not evaluated the solvency or fair value of NXT or HBT under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. This opinion is not a solvency opinion and does not in any way address the solvency or financial condition of NXT or HBT. D.A. Davidson is not expressing any opinion as to the impact of the merger on the solvency or viability of NXT or HBT or the ability of NXT or HBT to pay their respective obligations when they come due.
Set forth below is a summary of the material financial analyses performed by D.A. Davidson in connection with rendering its opinion. The summary of the analyses D.A. Davidson set forth below is not a complete description of the analysis underlying its opinion, and the order in which these analyses are described below is not indicative of any relative weight or importance given to those analyses by D.A. Davidson. The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the full text of the summary financial analyses, as the tables alone are not a complete description of the analyses.
Unless otherwise indicated, the following quantitative information, to the extent it is based on market data, is based on pricing and market data as of June 3, 2021, and is not necessarily indicative of market conditions after such date.

Implied Valuation Multiples for NXT based on the merger consideration
D.A. Davidson reviewed the financial terms of the proposed transaction. As described in the merger agreement, each share of NXT’s common stock (“NXT Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than shares of NXT Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) shall be converted into the right to receive the following: (i) Per Share Cash Consideration in the amount of $400.00; and (ii) Per Share Stock Consideration equal to 67.6783 duly authorized, validly issued, fully paid and non-assessable shares of HBT common stock (“HBT Common Stock”). Holders of NXT Common Stock shall have the right to receive the Per Share Cash Consideration and Per Share Stock Consideration in accordance with the merger agreement. The merger Consideration shall mean the aggregate sum of (A) the Per Share Cash Consideration and (B) the Per Share Stock Consideration payable to holders of NXT Common Stock pursuant to Section 2.1 of the merger agreement. The number of shares of NXT Common Stock to be converted into the right to receive the Per Share Cash Consideration shall be equal to $10,632,892.00 and the number of shares of NXT Common Stock to be converted into the right to receive the Per Share Stock Consideration shall be equal to 1,799,040 shares of HBT Common Stock. The terms and conditions of the merger are more fully set forth in the merger agreement. Based upon financial information as of or for the twelve month period ended March 31, 2021 and other financial and market information described below, D.A. Davidson calculated the following transaction ratios:
Transaction Ratios
Aggregate
Transaction Price / LTM Net Income	18.0x
Transaction Price / 2021E “Core” Net Income(1)(2)	19.8x
Transaction Price / Book Value (3/31/2021)	128.56%
Transaction Price / Tangible Book Value (3/31/2021)	134.05%
Transaction Price / Core 8% Tangible Book Value (3/31/2021)	156.57%
Tangible Book Premium / Core Deposits (3/31/2021)(3)	6.24%

(1)
Financial projections for Company based on management estimates in 2021

(2)
Excludes one-time items such as impact of PPP fees, security gains / losses, insurance proceeds, and accelerated depreciation due to branch closings

(3)
Tangible Book Premium / Core Deposits calculated by dividing the excess or deficit of the aggregate transaction value compared to tangible book value by core deposits

Stock Price Performance of HBT
D.A. Davidson reviewed the history of the reported trading prices and volume of HBT Common Stock and certain stock indices, including the S&P 500, the KBW Nasdaq Regional Bank Index and the NASDAQ Bank Index. D.A. Davidson compared the stock price performance of HBT with the performance of the S&P 500, the KBW Nasdaq Regional Banking Index and the NASDAQ Bank Index as follows:
Year-To-Date
	Beginning Index Value on 12/31/2020	Ending Index Value on 6/3/2021
S&P 500	100.0%	111.6%
KBW Nasdaq Regional Banking Index	100.0%	135.8%
NASDAQ Bank	100.0%	135.8%
HBT	100.0%	118.1%

One Year Stock Performance
	Beginning Index Value on 6/3/2020	Ending Index Value on 6/3/2021
S&P 500	100.0%	134.3%
KBW Nasdaq Regional Banking Index	100.0%	168.5%
NASDAQ Bank	100.0%	170.0%
HBT	100.0%	133.5%
Post-COVID Stock Performance
	Beginning Index Value on 2/28/2020	Ending Index Value on 6/3/2021
S&P 500	100.0%	141.9%
KBW Nasdaq Regional Banking Index	100.0%	146.1%
NASDAQ Bank	100.0%	145.6%
HBT	100.0%	115.6%
HBT Stock Performance Since IPO
	Beginning Index Value on 10/9/2019	Ending Index Value on 6/3/2021
S&P 500	100.0%	143.6%
KBW Nasdaq Regional Banking Index	100.0%	135.4%
NASDAQ Bank	100.0%	137.8%
HBT	100.0%	111.8%
Contribution Analysis
D.A. Davidson analyzed the relative contribution of NXT and HBT to certain financial and operating metrics for the pro forma combined company. Such financial and operating metrics included: (i) NXT’s net income for the twelve months ended March 31, 2021 and NXT’s estimated net income for the twelve months ended December 31, 2021 based on NXT management projections; (ii) HBT’s net income for the twelve months ended March 31, 2021 and HBT’s estimated net income for the twelve months ended December 31, 2021 based on publicly available analyst earnings estimates; (iii) total assets; (iv) total investment securities; (v) gross loans (including loans held for sale); (vi) loan loss reserve; (vii) total deposits; (viii) non-interest bearing demand deposits; (ix) non-maturity deposits; and (x) tangible common equity. The relative contribution analysis did not give effect to the impact of any synergies as a result of the proposed merger. The results of this analysis are summarized in the table below, which also compares the results of this analysis with the implied pro forma ownership percentages of NXT’s or HBT’s shareholders in the combined company based on the merger consideration:

Contribution Analysis
	HBT Stand-alone(1)	HBT % of Total	NXT Stand-alone(2)(3)	NXT % of Total
Income Statement – Historical
LTM Net Income (in thousands)	$45,869	95.1%	$2,373	4.9%
Income Statement – Projections
“Core” Net Income (2021E)	$49,043	95.8%	$2,162	4.2%
Balance Sheet
Total Assets (in thousands)	$3,865,614	93.8%	$254,381	6.2%
Total Investment Securities (in thousands)	$1,058,376	97.7%	$24,888	2.3%
Gross Loans, Incl. Loans HFS (in thousands)	$2,283,587	92.0%	$198,215	8.0%
Loan Loss Reserve (in thousands)	$28,759	90.1%	$3,168	9.9%
Total Deposits (in thousands)	$3,355,966	94.8%	$184,177	5.2%
Non-Interest Bearing Demand Deposits (in thousands)	$968,991	95.8%	$42,556	4.2%
Non-CDs (in thousands)	$3,070,505	95.9%	$132,349	4.1%
Tangible Common Equity (3/31/2021) (in thousands)	$331,277	91.2%	$31,943	8.8%
Pro Forma Ownership
Pro Forma Ownership Split (at 67.6783x Exchange Ratio)		93.8%		6.2%

Note: Pro forma contribution does not include any purchase accounting or merger adjustments
(1)
Financial projections for HBT based on Consensus estimates in 2021

(2)
Financial projections for NXT based on management estimates in 2021

(3)
NXT “Core” net income in 2021 excludes one-time items such as impact of PPP fees, security gains / losses, insurance proceeds and accelerated depreciation due to branch closings

NXT Comparable Companies Analysis
D.A. Davidson used publicly available information to compare selected financial and market trading information for a group of 20 financial institutions selected by D.A. Davidson which: (i) were headquartered in in Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin; (ii) had their common stock listed on the NYSE, NASDAQ or an over-the-counter exchange; (iii) had assets between $100 million and $500 million; (iv) had Non-Performing Assets / Assets less than 0.5%; (v) had Tangible Common Equity / Tangible assets greater than 8.0%; (vi) had a return on average assets greater than 0.0%; and (vii) were not pending merger targets. The 20 financial institutions were as follows:
Benton Financial Corp.
Century Financial Corp.
Citizens Commerce Bcshs Inc
CSB Bancorp
Eastern Michigan Fncl. Corp
FFBW, Inc.
First Bancshares Inc.
First Bank of Ohio
First Niles Financial Inc.
FNB Inc.	Grand River Commerce Inc.
HCB Financial Corp.
Home Bancorp Wisconsin Inc.
Huron Valley Bancorp Inc.
Liberty Bancshares (Ada OH)
Madison County Financial Inc.
Ottawa Bancorp Inc.
The First Citizens National Bank of Upper Sandusky
Third Century Bancorp
WCF Bancorp Inc.
The analysis compared the financial condition and market performance of NXT and the 20 financial institutions identified above based on publicly available financial and market trading information for NXT and the 20 financial institutions as of and for the twelve-month or three-month period ended March 31, 2021. The analysis did not reflect the impact from pending acquisitions or acquisitions closed after March 31, 2021. The table below shows the results of this analysis (excluding the impact of earnings per share multiples considered not meaningful by D.A. Davidson).
Financial Condition and Performance
		Comparable Companies
	NXT	Median	Average	Low	High
Total Assets (in millions)	$254	$331	$324	$110	$494
Loan / Deposit Ratio	107.6%	85.9%	80.5%	51.2%	111.2%
Non-Performing Assets / Total Assets(1)	0.01%	0.21%	0.21%	0.00%	0.48%
Tangible Common Equity Ratio	12.62%	10.33%	13.12%	8.10%	31.64%
Net Interest Margin (LTM)	3.23%	3.43%	3.35%	2.09%	5.05%
Cost of Deposits (LTM)	0.60%	0.47%	0.50%	0.08%	1.27%
Non-Interest Income / Assets (LTM)	0.49%	0.52%	0.68%	0.13%	1.73%
Efficiency Ratio (LTM)	59.8%	67.0%	68.2%	36.6%	94.3%
Return on Average Equity (LTM)	7.32%	9.37%	8.19%	0.87%	13.95%
Return on Average Assets (LTM)	0.93%	0.99%	0.98%	0.17%	1.69%
Market Performance Multiples
	Comparable Companies
	Median	Average	Low	High
Market Capitalization (in millions)	$28.9	$34.9	$12.0	$87.8
Price Change (LTM)	18.1%	20.1%	-56.7%	81.1%
Price Change (YTD)	8.1%	10.4%	-0.6%	43.6%
Price / LTM Earnings	10.1x	10.9x	7.9x	25.3x
Price / Tangible Book Value	87.4%	86.8%	45.9%	117.4%
Price / Core 8% Tangible Book Value	91.3%	87.0%	44.5%	119.9%
Tangible Book Premium / Core Deposits(2)	-1.64%	-3.43%	-27.00%	2.38%
Dividend Yield (Most Recent Quarter)	2.43%	2.65%	1.62%	4.07%
Average Daily Volume (in thousands)	$7	$12	$—	$104

(1)
Non-Performing Assets / Total Assets includes performing troubled debt restructurings (TDRs)

(2)
Tangible Book Premium / Core Deposits calculated by dividing the excess or deficit of the aggregate transaction value compared to tangible book value by core deposits

HBT Comparable Companies Analysis
D.A. Davidson used publicly available information to compare selected financial and market trading information for HBT and a group of 27 financial institutions selected by D.A. Davidson which: (i) were headquartered in in Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin; (ii) had their common stock listed on the NASDAQ or NYSE; (iii) had assets between $2.0 billion and $6.0 billion; (iv) had a return on average assets greater than 0.0%; and (v) were not pending merger targets. These 27 financial institutions were as follows:

Alerus Financial Corporation
Bank First Corporation
Bridgewater Bancshares, Inc.
ChoiceOne Financial Services
Civista Bancshares, Inc.
Community Trust Bancorp, Inc.
CrossFirst Bankshares
Farmers National Banc Corp.
First Business Financial Services
First Financial Corporation
First Internet Bancorp
First Mid Bancshares
German American Bancorp, Inc.
Great Southern Bancorp, Inc.
Independent Bank Corporation
Level One Bancorp
Macatawa Bank Corporation
Mercantile Bank Corporation
MidWestOne Financial Group
Nicolet Bankshares, Inc.	Old Second Bancorp, Inc. Peoples Bancorp Inc. QCR Holdings, Inc. Southern Missouri Bancorp, Inc. Stock Yards Bancorp, Inc. Waterstone Financial West Bancorporation, Inc.
The analysis compared the financial condition and market performance of HBT and the 27 financial institutions identified above based on publicly available financial and market trading information for HBT and the 27 financial institutions as of and for the twelve-month or three-month period ended March 31, 2021. The analysis also compared the 2021 and 2022 earnings per share multiples for HBT and the 27 financial institutions identified above based on publicly available analyst earnings estimates for HBT and the 27 financial institutions. The analysis did not reflect the impact from pending acquisitions or acquisitions closed after March 31, 2021. The table below shows the results of this analysis (excluding the impact of earnings per share multiples considered not meaningful by D.A. Davidson).
Financial Condition and Performance
		Comparable Companies
	HBT	Median	Average	Low	High
Total Assets (in millions)	$3,866	$4,189	$4,023	$2,070	$5,998
Loan / Deposit Ratio	67.7%	83.6%	83.0%	56.7%	117.5%
Non-Performing Assets / Total Assets(1)	0.57%	0.49%	0.56%	0.03%	1.62%
Tangible Common Equity Ratio	8.63%	8.86%	9.22%	6.13%	19.57%
Net Interest Margin (LTM)	3.41%	3.26%	3.24%	1.81%	3.81%
Cost of Deposits (LTM)	0.11%	0.37%	0.44%	0.10%	1.43%
Non-Interest Income / Assets (LTM)	1.11%	1.13%	1.65%	0.13%	12.19%
Efficiency Ratio (LTM)	55.9%	55.0%	54.2%	40.2%	66.8%
Return on Average Equity (LTM)	12.88%	11.59%	12.34%	3.36%	24.03%
Return on Average Assets (LTM)	1.28%	1.22%	1.34%	0.37%	4.40%

Market Performance Multiples
		Comparable Companies
	HBT	Median	Average	Low	High
Market Capitalization (in millions)	$489.6	$511.9	$569.1	$201.9	$1,223.1
Price Change (LTM)	33.5%	51.1%	48.1%	-13.7%	103.5%
Price Change (YTD)	18.1%	25.1%	25.7%	-16.0%	50.8%
Price / LTM Earnings	10.8x	10.9x	11.8x	5.1x	18.7x
Price / Tangible Book Value	147.9%	138.9%	157.4%	98.4%	285.2%
Price / Core 8% Tangible Book Value	151.5%	147.7%	164.9%	98.4%	309.9%
Tangible Book Premium / Core Deposits(2)	4.85%	5.24%	6.55%	-0.18%	19.72%
Dividend Yield (Most Recent Quarter)	3.35%	2.35%	2.33%	0.29%	4.63%
Average Daily Volume (in thousands)	$527	$1,494	$1,592	$493	$3,127

(1)
Non-Performing Assets / Total Assets includes performing troubled debt restructurings (TDRs)

(2)
Tangible Book Premium / Core Deposits calculated by dividing the excess or deficit of the aggregate transaction value compared to tangible book value by core deposits

Precedent Transactions Analysis
D.A. Davidson reviewed three sets of precedent merger and acquisition transactions. The sets of mergers and acquisitions included: (1) “Iowa Transactions,” (2) “Overcapitalized Transactions” and “Post-COVID Transactions”.
“Iowa Transactions” included 10 transactions where:
•
the selling company was a bank or thrift headquartered in Iowa;

•
the selling company’s total assets were less than $1 billion;

•
the transaction was announced between January 1, 2012 and June 3, 2021;

•
the transaction’s pricing information was publicly available;

•
the buying company was not an investor group; and

•
the transaction was not a merger of equals.

“Overcapitalized Transaction” included 24 transactions where:
•
the selling company was a bank headquartered in the United States;

•
the selling company’s total assets were between $100 million and $500 million;

•
the selling company’s return on average assets over the last twelve months was greater than 0.00%;

•
the selling company’s Tangible Common Equity / Tangible Assets was greater than 10%;

•
the selling company’s Non-Performing Assets / Assets was less than 0.5%;

•
the transaction was announced between January 1, 2019 and June 3, 2021;

•
the transaction’s pricing information was publicly available;

•
the buying company was not an investor group; and,

•
the transaction was not a merger of equals.

“Post-COVID Transactions” included 29 transactions where:
•
the selling company was a bank headquartered in the United States;

•
the selling company’s total assets were less than $500 million;

•
the transaction was announced between March 1, 2020 and June 3, 2021;

•
the transaction’s pricing information was publicly available; and,

•
the transaction was not a merger of equals.

The following tables set forth the transactions included in “Iowa Transactions,” “Overcapitalized Transactions” and “Post-COVID Transactions” and are sorted by announcement date:
Iowa Transactions
Announcement Date	Acquirer	Target
7/29/2019 5/15/2019 4/19/2018 1/12/2018 6/08/2017 5/23/2016 4/05/2016 4/24/2013 2/14/2013 3/13/2012	Ames National Corporation
Midstates Bancshares, Inc.
Ames National Corporation
Chebelle Corporation
QCR Holdings, Inc.
QCR Holdings, Inc.
Community Bancshares Corp.
Triumph Consolidated
QCR Holdings, Inc.
National Australia Bank	Iowa Savings Bank
F&M State Bank Neola
Clarke County State Bank
Victor State Bank
Guaranty B&T Company
Community State Bank
IT&S of Iowa, Inc.
National Bancshares
Community National Bancorp.
North Central Bancshares
Overcapitalized Transactions
Announcement Date	Acquirer	Target
5/04/2021*
4/27/2021*
2/26/2021*
1/28/2021*
1/25/2021
3/25/2020
1/23/2020
1/21/2020
1/08/2020
12/18/2019
9/17/2019
9/17/2019
9/16/2019
8/13/2019
8/13/2019
8/09/2019
7/25/2019
7/24/2019
7/22/2019
5/31/2019
5/28/2019
5/17/2019
5/09/2019
2/05/2019	Farmers & Merchants Bancorp, Inc.
Southern California Bancorp
Fidelity D & D Bancorp, Inc.
CBB Bancorp, Inc.
Investar Holding Corporation
Community Bancorp, Inc.
Seacoast Banking Corp. of FL
Pinnacle Bankshares Corp.
First Illinois Bancorp, Inc.
Cambridge Financial Group
Summit Financial Group, Inc.
FB Financial Corporation
Reliant Bancorp, Inc.
Level One Bancorp, Inc.
Indiana Members Credit Union
Eagle Bancorp Montana, Inc.
South Plains Financial, Inc.
Banner Corporation
First Bancshares, Inc.
Dickinson Financial Corp. II
Santa Cruz County Bank
Capitol Bancorporation, Inc.
Allegheny Bancshares, Inc.
United Community Banks	Perpetual F. S. B.
Bank of Santa Clarita
Landmark Bancorp, Inc.
Ohana Pacific Bank
Cheaha Financial Group
Lincoln Bancshares, Inc.
Fourth Street Banking Co.
Virginia Bank Bankshares
Rockwood Bancshares
Melrose Bancorp, Inc.
Cornerstone Fin. Services
FNB Financial Corp.
TN Comm. Bank Holdings
Ann Arbor Bancorp, Inc.
Commerce Bank
Western HoldCo Wolf Point
West Texas State Bank
AltaPacific Bancorp
First Florida Bancorp, Inc.
KCB Bank
Lighthouse Bank
Advantage Bank
Mount Hope Bankshares
First Madison Bank & Trust

*
Indicates the transaction was pending as of June 3, 2021

Post-COVID Transactions
Announcement Date	Acquirer	Target
5/06/2021
5/04/2021*
4/27/2021*
4/14/2021*
3/16/2021*
3/16/2021*
3/11/2021*
3/09/2021*
3/08/2021*
2/26/2021*
2/18/2021*
1/28/2021*
1/25/2021
12/21/2020
12/16/2020
11/20/2020
11/05/2020
10/09/2020
5/06/2021
9/28/2020
8/19/2020*
7/28/2020
6/18/2020
4/30/2020
3/25/2020*
3/25/2020
3/06/2020
3/03/2020
3/02/2020	Investor Group
Farmers & Merchants Bancorp, Inc.
Southern California Bancorp
SmartFinancial, Inc.
United Bancorp. of Alabama
DLP Real Estate Capital, Inc.
Plumas Bancorp
Social Finance, Inc.
Investor Group
Fidelity D & D Bancorp, Inc.
First National Corporation
CBB Bancorp, Inc.
Investar Holding Corporation
F. & M. Bancorp
PSB Holdings, Inc.
OakStar Bancshares, Inc.
People’s Bank of Commerce
Community First Bancorp.
Investor Group
Summit Financial Group, Inc.
Crane Credit Union
FFBW, Inc.
BV Financial, Inc. (MHC)
Tinker Federal Credit Union
ST Hldgs, Inc.
Community Bancorp, Inc.
Farmers and Merchants Bncs.
PBT Bancshares, Inc.
South Porte Financial Inc.	Delta Bncs. of Louisiana
Perpetual F. S. B.
Bank of Santa Clarita
Sevier County Bncs.
Town-Country Nat. Bank
Sunnyside Bancorp, Inc.
Feather River Bancorp, Inc.
Golden Pacific Bancorp
Northern Calif. Nat. Bank
Landmark Bancorp, Inc.
Bank of Fincastle
Ohana Pacific Bank
Cheaha Financial Group
Ossian Financial Services
Waukesha Bankshares
First Bancshares, Inc.
Willamette Comm. Bank
SFB Bancorp, Inc.
Delta Bncs. of Louisiana
WinFirst Financial Corp.
Our Community Bank
Mitchell Bank
Delmarva Bancshares
Prime Bank
Rochelle State Bank
Lincoln Bancshares, Inc.
Carroll Bancorp, Inc.
Community Bank of MW
SouthernTrust Bancshares

*
Indicates the transaction was pending as of June 3, 2021

For each transaction referred to above, D.A. Davidson compared, among other things, the following implied ratios:
•
transaction price compared to tangible book value, based on the latest publicly available financial statements of the target company prior to the announcement of the transaction;

•
transaction price compared to core 8% tangible book value, based on the latest publicly available financial statements of the target company prior to the announcement of the transaction;

•
transaction price compared to net income for the last twelve months, based on the latest publicly available financial statements of the target company prior to the announcement of the transaction and;

•
tangible book premium to core deposits, based on the latest publicly available financial statements of the target company prior to the announcement of the transaction.

As illustrated in the following table, D.A. Davidson compared the proposed merger multiples to the multiples of the comparable transaction groups and other operating financial data where relevant. The table below sets forth the data for the comparable transaction groups as of the last twelve months ended prior to the transaction announcement and NXT data for the last twelve months ended March 31, 2021.

Financial Condition and Performance
		Iowa				Overcapitalized				Post-COVID
	NXT	Median	Average	Low	High	Median	Average	Low	High	Median	Average	Low	High
Total Assets (in millions)	$254.4	$237.0	$309.3	$53.4	$950.6	$256.5	$280.7	$100.2	$451.0	$175.5	$191.2	$29.4	$424.0
Return on Average Assets (LTM)	0.93%	0.75%	0.87%	0.46%	1.99%	1.19%	1.19%	0.38%	2.12%	0.68%	0.76%	-0.75%	1.94%
Return on Average Equity (LTM)	7.32%	7.24%	7.54%	5.01%	12.35%	9.69%	9.90%	2.93%	17.99%	6.65%	6.70%	-4.16%	18.33%
Tangible Common Equity Ratio	12.62%	9.30%	8.65%	4.06%	11.48%	11.69%	12.37%	10.23%	20.08%	10.85%	11.37%	5.65%	20.08%
Core Deposits / Deposits	94.7%	92.2%	93.3%	88.1%	99.6%	86.1%	85.2%	58.3%	98.5%	87.9%	85.9%	58.3%	100.0%
Loans / Deposits	107.6%	81.2%	79.2%	44.9%	92.4%	87.3%	83.0%	29.7%	109.3%	82.2%	79.5%	35.1%	131.0%
Non-Interest Income / Assets (LTM)	48.60%	0.76%	0.82%	0.23%	1.69%	0.45%	0.46%	0.00%	1.10%	0.42%	0.52%	0.00%	2.89%
Efficiency Ratio (LTM)	59.8%	71.0%	67.6%	21.2%	84.1%	62.3%	62.2%	41.3%	82.0%	70.1%	72.0%	39.9%	118.3%
Non-Performing Assets / Total Assets(1)	0.01%	1.27%	1.61%	0.00%	3.61%	0.17%	0.20%	0.00%	0.48%	0.72%	1.04%	0.00%	3.75%
Loan Loss Reserves / Non-Performing Assets	NM	74.5%	67.3%	31.0%	112.6%	261.8%	331.2%	150.4%	754.0%	95.2%	119.3%	11.2%	267.7%
Transaction Multiples
		Iowa				Overcapitalized				Post-COVID
	NXT	Median	Average	Low	High	Median	Average	Low	High	Median	Average	Low	High
Transaction Price / Tangible Book Value	134.1%	123.5%	114.9%	44.9%	157.9%	142.8%	143.1%	96.2%	180.6%	128.2%	131.5%	57.1%	180.1%
Transaction Price / Core 8% Tangible Book Value	156.6%	121.7%	127.7%	92.3%	166.0%	172.1%	169.4%	94.3%	236.6%	140.9%	148.8%	101.4%	242.5%
Transaction Price / LTM Earnings	18.0x	14.2x	14.8x	4.3x	27.4x	15.5x	16.3x	10.8x	28.1x	15.6x	16.0x	8.5x	24.1x
Tangible Book Premium / Core Deposits(2)	6.24%	2.49%	2.12%	-7.62%	9.02%	8.81%	8.55%	-0.53%	18.44%	5.17%	5.73%	-9.19%	21.76%

(1)
Non-Performing Assets / Total Assets includes performing troubled debt restructurings (TDRs)

(2)
Tangible Book Premium / Core Deposits calculated by dividing the excess or deficit of the aggregate transaction value compared to tangible book value by core deposits

Net Present Value Analysis for Standalone Company
D.A. Davidson performed an analysis that estimated the net present value per share of NXT Common Stock under various circumstances. The analysis assumed: (i) NXT performed in accordance with NXT management’s financial projections for the year ending December 31, 2021; and (ii) NXT performed in accordance with D.A. Davidson Investment Banking assumptions as discussed with and confirmed by NXT senior management for the years ending December 31, 2022, December 31, 2023, December 31, 2024, December 31, 2025 and December 31, 2026. To approximate the terminal value of NXT Common Stock at December 31, 2026, D.A. Davidson applied price to earnings multiples ranging from 10.0x to 20.0x and multiples of tangible book value ranging from 100.0% to 170.0%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 8.86% to 20.86% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of NXT Common Stock. In evaluating the discount rate, D.A. Davidson used industry standard methods of adding the current risk-free rate, which is based on the 10-year Treasury yield, plus the published Duff & Phelps Industry Equity Risk Premium and plus the published Duff & Phelps Size Premium.
At the June 4, 2021 NXT board of directors meeting, D.A. Davidson noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

As illustrated in the following tables, the analysis indicates an imputed range of values per share of NXT Common Stock of $375.18 to $1,369.88 when applying the price to earnings multiples to the financial forecasts and $589.47 to $1,829.45 when applying the multiples of tangible book value to the financial forecasts.
Earnings Per Share Multiple
Discount Rate	10.0x	11.4x	12.9x	14.3x	15.7x	17.1x	18.6x	20.0x
8.86%	$684.94	$782.79	$880.64	$978.49	$1,076.33	$1,174.18	$1,272.03	$1,369.88
10.86%	$616.80	$704.91	$793.02	$881.14	$969.25	$1,057.36	$1,145.48	$1,233.59
12.86%	$556.47	$635.97	$715.46	$794.96	$874.46	$953.95	$1,033.45	$1,112.94
14.86%	$502.96	$574.81	$646.66	$718.51	$790.36	$862.21	$934.06	$1,005.91
16.86%	$455.38	$520.44	$585.49	$650.55	$715.60	$780.66	$845.71	$910.77
18.86%	$413.00	$472.00	$531.01	$590.01	$649.01	$708.01	$767.01	$826.01
20.86%	$375.18	$428.78	$482.38	$535.97	$589.57	$643.17	$696.76	$750.36
Tangible Book Value Per Share Multiple
Discount Rate	100.0%	110.0%	120.0%	130.0%	140.0%	150.0%	160.0%	170.0%
8.86%	$1,076.15	$1,183.76	$1,291.38	$1,398.99	$1,506.61	$1,614.22	$1,721.83	$1,829.45
10.86%	$969.08	$1,065.99	$1,162.90	$1,259.81	$1,356.71	$1,453.62	$1,550.53	$1,647.44
12.86%	$874.30	$961.73	$1,049.17	$1,136.60	$1,224.03	$1,311.46	$1,398.89	$1,486.32
14.86%	$790.22	$869.25	$948.27	$1,027.29	$1,106.31	$1,185.34	$1,264.36	$1,343.38
16.86%	$715.48	$787.02	$858.57	$930.12	$1,001.67	$1,073.22	$1,144.76	$1,216.31
18.86%	$648.89	$713.78	$778.67	$843.56	$908.45	$973.34	$1,038.23	$1,103.12
20.86%	$589.47	$648.41	$707.36	$766.31	$825.25	$884.20	$943.15	$1,002.09
D.A. Davidson also considered and discussed with NXT’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, D.A. Davidson performed a similar analysis assuming NXT’s estimated earnings per share in 2026 varied from 20.00% above projections to 20.00% below projections. This analysis resulted in the following range of per share values for NXT Common Stock, using the same price to earnings multiples of 10.0x to 20.0x and a discount rate of 14.86%.
Earnings Per Share Multiple
Variance to 2026 EPS	10.0x	11.4x	12.9x	14.3x	15.7x	17.1x	18.6x	20.0x
20.00%	$603.55	$689.77	$775.99	$862.21	$948.43	$1,034.65	$1,120.88	$1,207.10
15.00%	$578.40	$661.03	$743.66	$826.29	$908.92	$991.54	$1,074.17	$1,156.80
10.00%	$553.25	$632.29	$711.32	$790.36	$869.40	$948.43	$1,027.47	$1,106.51
5.00%	$528.10	$603.55	$678.99	$754.44	$829.88	$905.32	$980.77	$1,056.21
0.00%	$502.96	$574.81	$646.66	$718.51	$790.36	$862.21	$934.06	$1,005.91
-5.00%	$477.81	$546.07	$614.33	$682.58	$750.84	$819.10	$887.36	$955.62
-10.00%	$452.66	$517.33	$581.99	$646.66	$711.32	$775.99	$840.66	$905.32
-15.00%	$427.51	$488.59	$549.66	$610.73	$671.81	$732.88	$793.95	$855.03
-20.00%	$402.37	$459.85	$517.33	$574.81	$632.29	$689.77	$747.25	$804.73
Financial Impact Analysis
D.A. Davidson performed pro forma merger analyses that combined projected income statement and balance sheet information of NXT and HBT. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of HBT. In the course of this analysis, D.A. Davidson used the publicly available analyst earnings estimates for HBT for the years ending December 31, 2021 and December 31, 2022, and used HBT management estimates for the years ending December 31, 2023, December 31, 2024, December 31, 2025 and December 31, 2026. NXT financials based on management projections for the year ending December 31, 2021 and based on D.A. Davidson estimates for the years ending December 31, 2022, December 31, 2023, December 31, 2024, December 31, 2025 and December 31, 2026. This analysis indicated that the merger is expected to be accretive to HBT’s estimated earnings per share beginning in 2021, after excluding non-recurring transaction-related expenses. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for HBT and that HBT would maintain capital ratios in excess of those required for HBT to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by NXT and HBT prior to and following the merger will vary from the projected results, and the variations may be material.
D.A. Davidson prepared its analyses for purposes of providing its opinion to NXT’s board of directors as to the fairness, from a financial point of view, of the merger consideration to the holders of NXT’s common stock in the proposed merger and to assist NXT’s board of directors in analyzing the proposed merger. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties and their respective advisors, none of NXT, HBT or D.A. Davidson or any other person assumes responsibility if future results are materially different from those forecasted.
D.A. Davidson’s opinion was one of many factors considered by NXT’s board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors of NXT or management with respect to the merger or the merger consideration.
D.A. Davidson and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions. D.A. Davidson acted as financial advisor to NXT in connection with, and participated in, certain parts of the negotiations leading to the merger. D.A. Davidson is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, D.A. Davidson and its affiliates may provide such services to NXT, HBT and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of NXT and HBT for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities. During the two years preceding the issuance of our opinion, D.A. Davidson provided investment banking and other financial services to HBT for which D.A. Davidson received customary compensation. Such services during such period included serving as a Co-Manager on HBT’s initial public offering in October 2019. During the two years preceding the issuance of its opinion, D.A. Davidson provided investment banking and other financial services to NXT.
NXT selected D.A. Davidson as its financial advisor because it is a recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated April 19, 2021, NXT engaged D.A. Davidson as its financial advisor in connection with the contemplated transaction. Pursuant to the terms of the engagement letter, NXT agreed to pay D.A. Davidson a cash fee of $50,000 concurrently with the rendering of its opinion. NXT will pay to D.A. Davidson at the time of closing of the merger a contingent cash fee equal to 1.00% of the aggregate consideration. NXT has also agreed to reimburse D.A. Davidson for all reasonable out-of-pocket expenses, including fees of counsel, and to indemnify D.A. Davidson and certain related persons against specified liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement. D.A. Davidson may provide investment banking services to the combined company in the future and may receive future compensation.

Material Federal Income Tax Consequences of the Merger
The following discussion addresses the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of NXT common stock. The discussion is based on the provisions of the Code, its legislative history, U.S. Treasury regulations, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. Tax considerations under foreign, state or local laws, or any federal laws other than those pertaining to income tax, are not addressed in this proxy statement/prospectus.
For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner that is:
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an individual citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

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a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

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an estate that is subject to United States federal income taxation on its income regardless of its source.

This discussion applies only to NXT shareholders that hold their NXT common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of United States federal taxation that may be relevant to a particular U.S. holder in light of its individual circumstances or to U.S. holders subject to special treatment under the United States federal income tax laws, including:
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financial institutions;

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qualified insurance plans;

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qualified retirement plans and individual retirement accounts;

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S corporations or other pass-through entities (or entities or arrangements classified as pass-through entities for U.S. federal income tax purposes), or investors in pass-through entities;

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persons liable for the alternative minimum tax;

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insurance companies;

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mutual funds;

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tax-exempt organizations;

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brokers or dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting;

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persons that hold NXT common stock as part of a straddle, hedge, constructive sale or conversion transaction or other integrated transaction;

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persons with “applicable financial statements” within the meaning of Section 451(b) of the Code;

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regulated investment companies;

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real estate investment trusts;

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persons whose “functional currency” is not the U.S. dollar; and

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shareholders who acquired their shares of NXT common stock through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds NXT common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.
The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes. Neither HBT nor NXT has sought or intends to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger, and consequently, there is no guarantee that the Internal Revenue Service will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain a position to the contrary to any of the positions set forth herein.
The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including without limitation the applicability and effect of the 3.8% Medicare tax on unearned income, the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.
By virtue of qualifying as a reorganization, the material U.S. federal income tax consequences of the merger will be as follows:
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No gain or loss will be recognized by NXT as a result of the merger;

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Gain (but not loss) may be recognized by U.S. common shareholders of NXT who receive HBT common stock and cash in exchange for common stock of NXT pursuant to the merger, in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the HBT common stock and cash received by a U.S. common shareholder of NXT exceeds such U.S. holder’s basis in its NXT common stock and (ii) the amount of cash received by such U.S. holder of NXT common stock (in each case, excluding any cash received instead of fractional share interests in HBT common stock which is discussed below under “Cash Received In Lieu of a Fractional Share”);

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The basis of HBT common stock received by NXT shareholders in connection with the merger will, in the aggregate, be the same as the basis, in the aggregate, of NXT stock surrendered by such NXT shareholder in the merger, decreased by the amount of cash received in the merger (other than cash received instead of fractional share interests in HBT common stock), and increased by any gain recognized by the shareholder in the merger, other than with respect to cash received instead of fractional share interests in HBT common stock (regardless of whether such gain is classified as capital gain or as dividend income);

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The holding period of HBT common stock received by a NXT shareholder will be determined by including such shareholder’s holding period for NXT common stock exchanged therefor, provided that such stock was held by such shareholder as a capital asset at the time of the exchange;

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HBT will not recognize gain or loss as a result of the merger of NXT with and into HBT;

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The basis of the assets of NXT transferred to HBT in the merger will be the same in the hands of HBT as the basis of such assets in the hands of NXT immediately prior to the transfer;

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The holding periods of the assets of NXT transferred to HBT in the merger in the hands of HBT will include the periods during which such assets were held by NXT; and

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HBT will succeed to and take into account the items of NXT described in Code Section 381(c), including net operating losses and earnings and profits, subject to certain conditions and limitations.

If a U.S. holder of NXT common stock acquired different blocks of shares of NXT common stock at different times or at different prices, such holder’s basis and holding period may be determined with reference to each block of NXT common stock. A loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares, but a U.S. holder will generally be able to reduce its capital gains by other recognized capital losses in determining its income tax liability. Any such holders should consult their tax advisors regarding the manner in which HBT common stock received in the exchange should be allocated among different blocks of NXT common stock and with respect to identifying the bases or holding periods of the particular shares of HBT common stock received in the merger.

In some cases, if a U.S. holder of NXT common stock actually or constructively owns HBT common stock other than HBT common stock received pursuant to the merger, gain recognized pursuant to the merger could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules, holders of NXT common stock should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.
Cash Received In Lieu of a Fractional Share.   A U.S. holder of NXT common stock who receives cash in lieu of a fractional share of HBT common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by HBT. As a result, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, such U.S. holder’s holding period for such shares is greater than one year. For U.S. holders of NXT common stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations. See the above discussion regarding blocks of stock that were purchased at different times or at different prices.
Medicare Tax on Unearned Income.   In addition, net investment income of certain high-income individual taxpayers may also be subject to an additional 3.8% tax (i.e., the net investment income tax) on the lesser of (i) his or her net investment income for the relevant taxable year or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts. Net investment income generally would include any capital gain (or dividend income) realized in connection with a merger.
Backup Withholding and Information Reporting.   Payments of cash to a U.S. holder of NXT common stock pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding, unless such shareholder provides HBT with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of NXT common stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder’s federal income tax liability; provided that such U.S. holder timely furnishes the required information to the Internal Revenue Service.
A U.S. holder of NXT common stock who receives HBT common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder of NXT common stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives HBT common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such holder’s basis in the NXT common stock surrendered and the fair market value of HBT common stock and cash received in the merger. A “significant holder” is a holder of NXT common stock who, immediately before the merger, owned at least 1% of the outstanding stock of NXT (by vote or value) or held securities of NXT with a basis for federal income tax purposes of at least $1 million.
Tax Implications to Non-U.S. Shareholders. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of NXT common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. The rules governing the U.S. federal income taxation of non-U.S. holders are complex, and no attempt will be made herein to provide more than a limited summary of those rules. Any gain a non-U.S. holder recognizes from the exchange of NXT common stock for HBT common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (i) the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or (ii) in the case of a non-U.S. holder who is an individual, such shareholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. holders described in (i) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, non-U.S. holders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. holders described in (ii) above will be subject to a flat 30% tax on any gain recognized, which may be eliminated or reduced by an applicable treaty or offset by U.S. source capital losses.
Foreign Account Tax Compliance Act
Under Sections 1471 and 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FACTA”), a holder of NXT common stock could be subject to a 30% U.S. withholding tax on gross proceeds from its exchange of stock for cash received (if any) pursuant to the merger if it holds its stock through a foreign financial institution that has not entered into an agreement with the U.S. government to report certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or if other conditions are met. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. Holders of NXT common stock should consult their own tax advisors on how these rules may apply to cash payments (if any) made in exchange for their stock pursuant to the merger in light of their own individual circumstances.
The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including without limitation tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws, including without limitation the applicability and effect of the 3.8% Medicare tax on unearned income, the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.
Accounting Treatment
HBT will account for the merger as an acquisition by HBT of NXT under GAAP. Under the acquisition method of accounting for business combinations, the assets (including identifiable intangible assets) and liabilities of NXT as of the effective date of the merger will be recorded at their respective fair values and added to those of HBT. Any excess of purchase consideration over the fair values is recorded as goodwill. Consolidated financial statements of HBT issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical consolidated financial position or results of operations of NXT.
Interests of Certain Persons in the Merger
General
In considering the recommendations of NXT’s board of directors with respect to the merger, you should be aware that certain directors and executive officers of NXT have agreements or arrangements that provide them with interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other shareholders of NXT. NXT’s board of directors was aware of these interests during its deliberations of the merits of the merger and in determining to recommend that holders of NXT common stock vote in favor of the merger proposal (and thereby approve the transactions contemplated by the merger agreement, including the merger). These interests, as well as significant interests of other persons, are described in more detail below, and certain of them are quantified in the narrative below.
Stock Ownership
As of            , 2021, NXT’s directors and executive officers held approximately 16,091 shares of NXT common stock, representing approximately 60.5% of the outstanding shares of NXT common stock. For more information, see “Security Ownership of Certain NXT Beneficial Owners and Management.”

Treatment of NXT Restricted Stock Awards
All unvested restricted stock awards will become fully earned and vested per the terms of the NXT Stock Plan and the award agreements issued thereunder, and the shares of NXT common stock subject to such awards, will be converted to the merger consideration as discussed in the below section titled “The Merger Agreement — Merger Consideration,” subject to any required withholding tax.
As of the date of this proxy statement/prospectus, only Nathan Koch, President and Chief Executive Officer of NXT Bank, held unvested NXT restricted stock under the NXT Stock Plan, in the amount of 50 shares. Accordingly, immediately prior to the effective time of the merger, Mr. Koch will vest in all such 50 shares of restricted stock. Based on the closing price per share of HBT common stock of $      as of            , 2021, the latest practicable date before the date of this proxy statement/prospectus, multiplied by the exchange ratio, as a result of the exchange of his NXT unvested restricted stock holdings that vest upon the effective time of the merger, it is estimated that Mr. Koch would receive HBT common stock equal to a net cash value of approximately $     plus cash consideration equal to $       (assuming no adjustments to the merger consideration), prior to any applicable tax withholdings.
Change in Control Agreements
NXT is party to a change-in-control agreement with Mr. Koch. In the event of a change-in-control (as defined in the agreement) of NXT or NXT Bank, Mr. Koch is entitled to a payment of an amount equal to his annual compensation multiplied by a benefit multiple. The benefit multiple is based on the total consideration paid to NXT or its shareholders in the change-of-control transaction relative to NXT’s tangible book value of the property or securities conveyed in the change-in-control transaction.
In the event the merger is consummated, it will constitute a change-in-control under his change in control agreement. In the event of a change in control, Mr. Koch would be entitled to receive approximately $486,047, prior to any applicable tax withholding. The agreement provides that payment is be made within 60 days following the change in control.
Employment Agreements
Concurrently with the execution of the merger agreement, and in consideration of HBT’s desire to ensure NXT’s customers are provided with operational and customer service continuity following the merger, Mr. Koch entered into an employment agreement with HBT, which will govern the terms of his continuing employment following the completion of the merger. Under the terms of the employment agreement, Mr. Koch will serve as Market President of the Iowa Region of Heartland Bank. Mr. Koch’s employment with HBT will become effective on the effective time of the merger and continue until March 1, 2025 (the “initial expiration date”). At the end of the initial expiration date, unless terminated earlier for cause, disability, death, resignation or non-extension, Mr. Koch’s employment will be subject to automatic renewal for additional 1-year periods. Mr. Koch’s base salary will be equal to his current salary at $252,000, and he will be eligible to receive performance-based annual incentive bonuses and employee benefits as may be offered by HBT from time to time for similarly situated and performing senior executives of HBT. In the event Mr. Koch’s employment is terminated by HBT without cause or by Mr. Koch for good reason, Mr. Koch will be entitled to certain severance and change in control payments. In addition, concurrently with the execution of the merger agreement, Mr. Koch entered into a supplement agreement with HBT pursuant to which HBT agreed to grant to Mr. Koch, within 30-days after the effective time of the merger, $150,000 of performance based restricted stock units (“PSUs”) and $150,000 of time-based restricted stock units (“RSUs”). The PSUs will be subject to an agreed upon performance-based vesting schedule and the RSUs will vest on the following schedule: (i) 33% on February 28, 2023, (ii) 33% on February 29, 2024 and (iii) 34% on February 28, 2025.
In accordance with Mr. Koch’s employment agreement with HBT, (i) immediately following any termination of Mr. Koch’s employment due to disability, Mr. Koch will be subject to a 6-month non-compete and non-solicit; (ii) immediately following any termination of Mr. Koch’s employment by HBT for cause or by Mr. Koch without good reason, Mr. Koch will be subject to a 12-month non-compete and non-solicit; and (iii) immediately following any termination of Mr. Koch’s employment by HBT without cause or by Mr. Koch with good reason, provided such termination of Mr. Koch’s employment occurs within a 1-year period after a change in control of HBT, Mr. Koch will be subject to a 12-month non-compete and non-solicit.
HBT may determine to enter into additional employment arrangements with executive officers of NXT that would be effective upon completion of the merger.
Indemnification and Insurance
The merger agreement provides that, upon completion of the merger and for a period of six (6) years thereafter, HBT will indemnify, defend and hold harmless the directors and officers of NXT against all costs and liabilities arising out of or pertaining to matters existing or occurring at or prior to the completion of the merger, to the fullest extent permitted by applicable law.
The merger agreement also provides that for a period of six years after the merger is completed, HBT will maintain directors’ and officers’ liability insurance covering each person covered by NXT’s existing directors’ and officers’ liability insurance policy with respect to claims against such directors and officers arising from acts or omissions which occurred at or before the completion of the merger, provided that the total premium therefor is not in excess of 250% of the annual premium paid by NXT for the policy in place as of the date of the merger agreement.
Involvement of D.A. Davidson as Financial Advisor
NXT retained D.A. Davidson to serve as its financial advisor in connection with exploring strategic alternatives, including the merger with HBT. Pursuant to the engagement letter entered into between NXT and D.A. Davidson, as compensation for the latter’s financial advisory services provided to NXT, NXT agreed to pay (i) a cash fee of $50,000 payable upon delivery of the fairness opinion to the NXT Board and (ii) a success fee equal to one percent (1.0%) of the aggregate transaction consideration, as defined in the engagement letter.

THE MERGER AGREEMENT
The following discussion describes the material provisions of the merger agreement. We urge you to read the merger agreement, which is attached as Appendix A and incorporated by reference in this proxy statement/prospectus, carefully and in its entirety. The description of the merger agreement in this proxy statement/prospectus has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
Structure
Subject to the terms and conditions of the merger agreement, NXT will merge with and into HBT, with HBT being the surviving company. As a result, the separate existence of NXT will terminate. Following the merger at such time as HBT may determine, NXT Bank will merge with and into Heartland Bank. Heartland Bank will be the surviving bank and will continue its corporate existence as a commercial bank organized under the laws of the State of Illinois.
Merger Consideration
Upon completion of the merger, each holder of shares of NXT common stock will receive the merger consideration, consisting of a number of shares of HBT common stock plus the cash consideration in exchange for each share of NXT common stock held immediately prior to the completion of the merger.
The exchange ratio of 67.6783 is not subject to adjustment but the value of the HBT common stock to be received by stockholders of NXT common stock in the merger will fluctuate based on the trading price of HBT common stock. The trading price of HBT common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. Many of these factors are outside our control. Accordingly, at the time of the NXT special meeting, NXT stockholders will not know or be able to calculate the value of HBT common stock that they will receive upon completion of the merger.
The cash consideration of $400.00 per share of NXT common stock is subject to potential decreases based on whether certain environmental events, conditions or circumstances exist with respect to NXT’s real property and the total cost to remediate and/or cure such conditions or defects exceed $200,000. In such an event, if the aggregate expenditures with respect thereto are or are reasonably expected to be equal to or less than $1,000,000, then the aggregate cash received by the holders of NXT common stock in connection with the merger will be reduced by the difference between $200,000 and the estimated amount of such expenditures. To the extent the aggregate expenditures with respect thereto are or are reasonably expected to exceed $1,000,000, HBT may, at its sole option, elect by written notice to NXT to (i) cause the aggregate cash received by holders of NXT common stock in connection with the merger to be reduced by the difference between $200,000 and the estimated amount of such expenditures and, subject to the satisfaction of all other conditions, proceed to the closing of the merger, or (ii) terminate the merger agreement. To the extent HBT elects to cause the aggregate cash received by holders of NXT common stock in connection with the merger to be reduced by an amount equal to or greater than $2,500,000, NXT may at its sole discretion terminate the merger agreement.
Due to the fact that the costs to remediate any environmental conditions at NXT’s real property may not be determinable prior to the date of the NXT special meeting, at the time of the vote on the merger proposal at the NXT special meeting, holders of NXT common stock may not know with certainty whether the amount of cash consideration they will receive as part of the merger consideration will be subject to reduction. Based on information available as of the date of this proxy statement/prospectus, however, no adjustment to the cash consideration of $400 per share of NXT common stock is reasonably expected by the parties.

All NXT restricted stock awards that are unvested and outstanding will, immediately prior to the merger, automatically become fully vested immediately vested as of such time, and the holders thereof will be entitled to receive the same merger consideration for the shares of NXT common stock subject to such awards as all other holders of NXT common stock.
Conversion of Shares; Exchange of Certificates; Fractional Shares
Conversion.   The conversion of NXT common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger.
Exchange Procedures.   Prior to the completion of the merger, HBT will deposit with its transfer agent or with a depository or trust institution of recognized standing selected by it and reasonably satisfactory to NXT, which we refer to as the “exchange agent,” (i) certificates or, at HBT’s option, evidence of shares in book-entry form, representing the shares of HBT common stock to be issued under the merger agreement and (ii) cash payable as part of the merger consideration in lieu of any fractional shares of HBT common stock to be issued under the merger agreement. As promptly as reasonably practicable after the effective time of the merger, the exchange agent will provide you with instructions in order to exchange your certificates representing shares of NXT common stock for the merger consideration to be received in the merger pursuant to the terms of the merger agreement. No interest will accrue or be paid with respect to any HBT common stock or cash to be delivered upon surrender of NXT stock certificates.
If any HBT stock certificate is to be issued, or cash payment made, in a name other than that in which the NXT stock certificate surrendered in exchange for the merger consideration is registered, the NXT stock certificate must be properly endorsed or accompanied by an appropriate instruments of transfer, as applicable, and the person requesting the exchange must pay any transfer or other taxes required by reason of the issuance of the new HBT certificate or the payment of the cash consideration in a name other than that of the registered holder of the NXT stock certificate surrendered, or must establish to the satisfaction of HBT and the exchange agent that any such taxes have been paid or are not applicable.
Dividends and Distributions.   Until your NXT common stock is surrendered for exchange, any dividends or other distributions declared after the effective time with respect to HBT common stock into which shares of NXT common stock may have been converted will accrue but will not be paid. When such NXT common stock has been duly surrendered, HBT will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of NXT of any shares of NXT common stock. If shares of NXT common stock are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the shares of NXT common stock have been converted.
Withholding.   The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any NXT stockholder the amounts it is required to deduct and withhold under any federal, state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes as having been paid to the stockholders from whom they were withheld.
No Fractional Shares Will Be Issued.   HBT will not issue fractional shares of HBT common stock in the merger. There will be no dividends or distributions with respect to any fractional shares of HBT common stock or any voting or other rights with respect to any fractional shares of HBT common stock. Instead of fractional shares of HBT common stock, HBT will pay to each NXT stockholder an amount in cash for any fractional shares based on the per share volume weighted average price of the HBT common stock on Nasdaq from 9:30 a.m. to 4:00 p.m., Eastern Time, on the trading day immediately preceding the day on which the merger occurs.
Lost, Stolen or Destroyed NXT Common Stock Certificates.   If you have lost a certificate representing NXT common stock, or it has been stolen or destroyed, HBT will issue to you the HBT common stock or cash in lieu of fractional shares payable under the merger agreement if you submit an affidavit of that fact and, if requested by HBT, if you post bond in a customary amount as indemnity against any claim that may be made against HBT about ownership of the lost, stolen or destroyed certificate.
For a description of HBT common stock and a description of the differences between the rights of NXT stockholders and HBT stockholders, see “Description of HBT Capital Stock” and “Comparison of Stockholder Rights.”

Effective Time
We plan to complete the merger on the first day of the month immediately following the month during which the fifteenth (15) business day after the satisfaction or waiver of the last remaining condition to the merger, other than those conditions that by their nature are to be satisfied at the closing, but subject to the fulfillment or waiver of those conditions. The time the merger is completed is the effective time of the merger. See “— Conditions to Completion of the Merger.”
We anticipate that we will complete the merger during the fourth quarter of 2021. However, completion could be delayed if there is a delay in obtaining the necessary regulatory approvals or for other reasons. There can be no assurances as to if or when these approvals will be obtained or as to whether or when the merger will be completed. If we do not complete the merger by December 31, 2021, either party may terminate the merger agreement without penalty, unless the failure to complete the merger by this date is due to (i) a pending regulatory approval or (ii) the failure of the party seeking to terminate the merger agreement to perform or observe its obligations under the merger agreement. See “— Conditions to Completion of the Merger” and “— Regulatory Approvals Required for the Mergers.”
Representations and Warranties
The merger agreement contains representations and warranties of HBT and NXT, to each other, as to, among other things:
•
the corporate organization and existence of each party and its subsidiaries and the valid ownership of its significant subsidiaries;

•
the capitalization of each party;

•
the authority of each party and its subsidiaries to enter into the merger agreement (and any other agreement contemplated thereby) and the enforceability of the merger agreement against each party;

•
governmental approvals and other consents and approvals required in connection with the merger;

•
the fact that the merger agreement does not violate or breach the certificate of incorporation and by-laws of each party, applicable law, and agreements, instruments or obligations of each party;

•
each party’s relationships with financial advisors;

•
each party’s financial statements and filings with applicable regulatory authorities;

•
sufficiency of each party’s internal controls;

•
the absence of material changes in each party’s business;

•
the absence of litigation;

•
each party’s compliance with applicable law; and

•
regulatory investigations and orders.

The merger agreement also contains representations and warranties of NXT to HBT as to, among other things:
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the absence of undisclosed obligations or liabilities;

•
accuracy of books and records and compliance with policies, practices and procedures;

•
intellectual property;

•
the filing and accuracy of material tax returns and other tax matters;

•
environmental matters;

•
labor matters;

•
its employment contracts and benefit arrangements;

•
title and interest in property;

•
the validity of, and the absence of material defaults under, its material contracts;

•
material interests of officers and directors or their associates;

•
adequacy of insurance coverage;

•
extensions of credit;

•
interest rate risk management instruments;

•
collateralized debt obligations;

•
its mortgage banking activities; and

•
the settlement of certain litigation matters.

In addition, the merger agreement contains representations and warranties of HBT to NXT as to, among other things, the availability of funds and shares of HBT common stock to complete the transactions contemplated by the merger agreement.
Conduct of Business Pending the Merger
NXT has agreed that, except as expressly contemplated by the merger agreement, or as disclosed in writing prior to the signing of the merger agreement, it will not, and will not agree to, without HBT’s consent:
•
conduct its business other than in the ordinary and usual course;

•
fail to use reasonable best efforts to preserve intact its business organizations, assets and other rights, and its existing relations with customers and other parties;

•
fail to perform, enter into, terminate, amend, modify, extend or renew any material contract;

•
fail to maintain or keep properties in as satisfactory repair and condition as presently maintained, other than for obsolete properties and ordinary wear and tear;

•
take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of HBT or NXT to obtain any of the requisite regulatory approvals, to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated thereby;

•
(i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its equity securities or any security convertible into its equity securities; (ii) permit any additional shares of equity securities to become subject to new grants, including issuances under any NXT benefit plan; or (iii) grant any registration rights with respect to its equity securities;

•
make, declare, pay or set aside for payment any dividend or distribution on any shares of its stock outside of past practice, except for cash dividends from NXT Bank to NXT;

•
enter into loan transactions outside of past practice or that are on terms and conditions that are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;

•
make or extend any credit (i)(A) in excess of $500,000 to certain borrowers, (B) in excess of $1,000,000 with respect to any new agreement that is fully secured by a lien on property, (C) in excess of $500,000 that is unsecured or partially secured, (D) in excess of $2,000,000 without three business days’ prior written notice to HBT, (ii) sell, assign or otherwise transfer participation in any loan, (iii) extend additional credit to any affiliate, or (iii)make or extend any credit binding NXT Bank, in each case of clauses (ii) and (iii), in a manner inconsistent with past practice;

•
fail to maintain adequate allowance for loan and lease losses;

•
fail to charge off any loans or leases that would be deemed uncollectible under GAAP or applicable law or place on nonaccrual any loans or leases that are past due greater than ninety (90) days;

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other than as provided in the merger agreement, sell, transfer, mortgage, encumber or otherwise dispose of any loans, securities, assets, deposits, business or properties, except in a nonmaterial transaction in the ordinary course of business;

•
acquire the loans, securities, real property, equity, business, deposits or properties of any other entity or make a contribution of capital to any other person, other than a wholly owned subsidiary, except in various specified transactions in the ordinary course of business;

•
amend its certificate of incorporation or by-laws;

•
change its accounting principles, practices or methods, except as required by GAAP;

•
enter into, terminate, establish, adopt, amend, modify, make any new grants or awards under or increase any benefits under any employee compensation or benefit plans, or take any action to accelerate the vesting, payment, exercisability or funding under any employee compensation or benefit plan or add any new participants to any benefit plan, except as contemplated by the merger agreement, as required by applicable law, to pay certain annual bonuses and stay bonuses as provided in the merger agreement, to grant annual salary, wage or fee increases in an amount up to a maximum of two percent (2%) of each employee or consultant’s then-current base compensation, or to add individuals as participants to any existing benefit plan that is a tax-qualified retirement, health or welfare benefit plan who became eligible for participation in the ordinary course of business under the existing terms;

•
other than in the ordinary course of business, incur any indebtedness for borrowed money that cannot be prepaid at any time without penalty, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than indebtedness of NXT or any of its wholly owned subsidiaries to NXT or any of its subsidiaries;

•
settle any action, suit, claim or proceeding against it, other than in the ordinary course of business in an amount not in excess of $100,000 and that would not impose any material restriction on NXT’s or its subsidiaries’ business;

•
enter into any new line of business, change its banking and operating policies, except as required by law or policies imposed by regulatory authorities, or close, sell, consolidate or relocate or materially alter any of its branches, loan production offices or other significant offices or operations facilities of it or its subsidiaries;

•
hire any employee or engage any consultant with an annual salary or wage rate or consulting fee and target cash bonus in excess of a specified amount, or terminate the employment of any executive officer other than for cause;

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materially alter any of its policies or practices with respect to the rates, fees, interest, charges levels or types of services available to its customers or offer promotional pricing with respect to any product or service other than in the ordinary course of business and on commercially reasonable terms;

•
acquire or otherwise become the owner of any real property by way of foreclosure or in satisfaction of a debt previously contracted without first obtaining an appropriate Phase I environmental site assessment and consulting HBT;

•
make any capital expenditures in excess of specified amounts; or

•
agree to take or adopt any resolutions in support of any of the actions above.

Acquisition Proposals by Third Parties
NXT has agreed that it will not, and will cause its subsidiaries and its subsidiaries’ representatives, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to any other acquisition proposal. NXT has also agreed that it will not engage in any negotiations concerning any other acquisition proposal, or provide any confidential or non-public information to, or have any discussions with, any person relating to any other acquisition proposal.
However, if NXT receives an unsolicited bona fide acquisition proposal and NXT’s board of directors concludes in good faith (after consultation with its financial and outside legal advisors) that it constitutes or could reasonably be expected to lead to a superior proposal, NXT may furnish non-public information, participate in negotiations or discussions if its board of directors concludes in good faith, after consultation with such legal advisors, that failure to take those actions would be inconsistent with its fiduciary duties under applicable law, and terminate the merger agreement with HBT to concurrently enter into an agreement with respect to such superior proposal; provided, however, that NXT may not terminate this agreement until (x) five (5) business days have elapsed following the delivery to the other party of a written notice of such determination by NXT’s board of directors and, during such five (5) business day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the transactions contemplated by the merger agreement may be effected, and (y) at the end of such five (5) business day period, NXT continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.
For purposes of the merger agreement, the terms “acquisition proposal” and “superior proposal” have the following meanings:
•
The term “acquisition proposal” means, other than the transactions contemplated by the merger agreement and other than any sale of whole loans and securitizations in the ordinary course of business:

(i)
a tender or exchange offer to acquire more than fifteen percent (15%) of the voting power in NXT or any of its subsidiaries, a proposal for a merger, consolidation or other business combination involving NXT or any of its subsidiaries; or

(ii)
any other proposal or offer to acquire in any manner more than fifteen percent (15%) of the voting power in, or more than fifteen percent (15%) of the business, assets or deposits of, NXT or any of its subsidiaries.

•
The term “superior proposal” means a bona fide written acquisition proposal (with all references to fifteen percent (15%) in the definition of “acquisition proposal” to be treated as references to fifty percent (50%) for these purposes) which NXT’s board of directors concludes in good faith to be more favorable from a financial point of view to its stockholders than the HBT merger after:

•
receiving the advice of its financial advisors;

•
taking into account the likelihood of completion of the proposed transaction (as compared to, and with due regard for, the terms of the merger agreement); and

•
taking into account all legal, financial, regulatory and other aspects of such proposal.

NXT has agreed to cease immediately any activities, negotiations or discussions conducted before the date of the merger agreement with any other persons with respect to acquisition proposals and to use reasonable best efforts to enforce any confidentiality or similar agreement relating to such acquisition proposals. NXT has also agreed to notify HBT within one business day of receiving any acquisition proposal and the substance of the proposal.
In addition, NXT has agreed to use its reasonable best efforts to obtain from its stockholders’ approval of the merger agreement and the transactions contemplated thereby, including the merger. However, if NXT’s board of directors (after consultation with, and based on the advice of, outside legal counsel) determines in good faith that, because of an acquisition proposal that NXT’s board of directors concludes in good faith constitutes a superior proposal, to continue to recommend such items to its stockholders would result in a violation of its fiduciary duties under applicable law, it may submit such items without recommendation and communicate the basis for its lack of recommendation to its stockholders. NXT agreed that before taking such action with respect to an acquisition proposal, it will give HBT at least five (5) business days to respond to the proposal and will consider any amendment or modification to the merger agreement proposed by HBT.
Under certain circumstances, including if the merger agreement is terminated in the event NXT breaches certain obligations described above, NXT must pay HBT a fee equal to $1,500,000. See “— Termination of the Merger Agreement.”

Other Agreements
In addition to the agreements we have described above, we have also agreed in the merger agreement to take several other actions, such as:
•
we agreed to use commercially reasonable efforts to complete the merger and the other transactions contemplated by the merger agreement;

•
we agreed that HBT and NXT will give notice to the other party of any fact, event or circumstance that is reasonably likely to result in any material adverse effect, as defined in the merger agreement, or that would constitute a breach of any of its representations, warranties, covenants or agreements in the merger agreement that reasonably could be expected to give rise to the failure of a condition to the merger to be satisfied;

•
we agreed that HBT and NXT will supplement their respective representations and warranties in the merger agreement with respect to any matter arising after the date of the merger agreement which would render any such representations and warranties inaccurate or incomplete in any material respect;

•
we agreed that NXT will convene a special meeting of its stockholder to consider and vote on the merger proposal;

•
we agreed that HBT will use its commercially reasonable efforts to cause the shares of HBT common stock to be issued in the merger to be approved for listing on the Nasdaq Stock Market (subject to official notice of issuance) as promptly as practicable, and in any event before the effective time of the merger;

•
we agreed that, subject to applicable law, HBT and NXT will cooperate with each other and prepare promptly and file all necessary documentation to obtain all required permits, consents, approvals and authorizations of third parties and governmental entities, including applications for the required regulatory approvals and this proxy statement/prospectus and the registration statement for the HBT common stock to be issued in the merger of which this proxy statement/prospectus is a part;

•
we agreed to cooperate on stockholder and employee communications and press releases;

•
we agreed that NXT will not take any actions that would cause the transactions contemplated by the merger agreement to be subject to any takeover laws;

•
we agreed that NXT will provide HBT, and HBT’s officers, employees, counsel, accountants and other authorized representatives, reasonable access during normal business hours throughout the period prior to the effective time of the merger to the books, records, properties, personnel and other information of NXT as HBT may reasonably request;

•
we agreed that NXT will provide HBT with copies of documents filed by NXT pursuant to the requirements of federal or state banking or securities laws and all other information concerning the business, properties and personnel of NXT and its subsidiaries as HBT may reasonably request, including providing HBT with unaudited general ledger reports as of the end of each calendar month until the effective time of the merger;

•
we agreed to keep any non-public information confidential;

•
we agreed that, upon completion of the merger, HBT will indemnify, defend and hold harmless the directors and officers of NXT (when acting in such capacity) against all costs and liabilities arising out of actions or omissions occurring at or before the completion of the merger, in accordance with NXT’s certificate of incorporation, as amended, and by-laws, to the extent permitted by law;

•
we agreed that, prior to the closing of the merger, NXT will obtain, and HBT shall fully pay the premium for, a prepaid tail policy of directors’ and officers’ lability coverage that provides directors’ and officers’ liability insurance with respect to actions and omissions occurring prior to the closing date;

•
we agreed that NXT will, prior to the closing of the merger, take all actions necessary to terminate the NXT Bank 401(k) Plan;

•
we agreed that, following the effective time of the merger, HBT or its subsidiaries will cause NXT’s employees to be covered by a severance policy whereby certain employees of NXT and NXT Bank will be entitled to receive certain severance benefits as provided in the merger agreement if they incur a qualifying involuntary termination of employment after the effective time of the merger;

•
we agreed that HBT will cause each employee benefit plan of HBT in which NXT employees are eligible to participate (other than a cash or equity compensation plan) to take into account, for purposes of eligibility and vesting (and not for benefit accrual) thereunder, the service of such employees with NXT as if such service were with HBT, to the same extent that such service was credited under a comparable plan of NXT, and, with respect to welfare benefit plans of HBT in which employees of NXT are eligible to participate, HBT agreed to waive any preexisting conditions, waiting periods and actively at work requirements under such plans;

•
we agreed that for purposes of each HBT health plan, HBT will cause any eligible expenses incurred by employees of NXT who are employees of NXT or NXT Bank on the closing date of the merger and their covered dependents during the portion of the plan year of the comparable plan of NXT or NXT Bank ending on the date such employee’s participation in the corresponding HBT plan begins to be taken into account under such HBT plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year of the HBT plan;

•
we agreed to use our commercially reasonable efforts to plan, execute and complete the conversion of the processing, reporting, payment and other operating systems of NXT Bank to those of Heartland Bank by the closing of the merger, or at such later time as HBT may determine, provided that such conversion will not become effective prior to the closing of the merger;

•
we agreed that if any further investigation, remedial or cleanup action at NXT’s properties involved expenditures reasonably expected to exceed $200,000 based on estimates prepared by consultants conducting environmental assessments of NXT’s properties, then (i) to the extent the aggregate expenditures are or are reasonably expected to be equal to or less than $1,000,000, the aggregate merger consideration shall be reduced at closing by the difference between $200,000 and the estimated amount of such expenditures; or (ii) to the extent the aggregate expenditures are or are reasonably expected to exceed $1,000,000, HBT may, at its sole option, elect by written notice to NXT to (A) cause the aggregate merger consideration to be reduced at the closing by the difference between $200,000 and the estimated amount of such expenditures or (B) terminate the merger agreement. We further agreed that to the extent HBT elects to cause the aggregate merger consideration to be reduced by an amount equal to or greater than $2,500,000, NXT may at its sole discretion terminate the merger agreement;

•
we agreed that NXT will give HBT the opportunity to participate in the defense or settlement of any litigation against NXT and/or its directors or affiliates relating to the transactions contemplated by the merger agreement;

•
we agreed that if, after the effective time of the merger, any further action is necessary to carry out the purposes of the merger agreement or to vest HBT with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the merger, the then current officers and directors of each party to the merger agreement and their respective subsidiaries will take or cause to be taken such necessary action.

See “The Merger Agreement — Merger Consideration” for a description of certain cash consideration adjustments relating to the foregoing agreements.
Conditions to Completion of the Merger
The obligations of HBT and NXT to complete the merger are subject to the satisfaction or waiver of the following conditions:
•
the representations and warranties of each party contained in the merger agreement must be true and correct in all material respects (except for representations and warranties qualified by the words “material” or “Material Adverse Effect,” which are required to be true and correct in all respects) as of the date of the merger agreement and as of the closing date of the merger, and each party must have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under the merger agreement;
•
the merger agreement and the merger must be approved by the requisite vote of holders of NXT common stock;

•
the required regulatory approvals must be obtained without any conditions that could (i) materially and adversely affect the business, operations or financial condition of HBT (measured on a scale relative to NXT), (ii) require HBT or any of its subsidiaries to make any material covenants or commitments, or complete any divestitures, whether prior to or subsequent to the closing of the merger, (iii) result in a material adverse effect on NXT or its subsidiaries, or (iv) restrict or impose a burden on HBT or any of its subsidiaries in connection with the transactions contemplated by the merger agreement or with respect to the business or operations of HBT or any of its subsidiaries, and any waiting periods required by law must expire;

•
the HBT common stock that is to be issued in the merger must be approved for listing on the Nasdaq Stock Market and the registration statement filed with the SEC, of which this proxy statement/prospectus is a part, must be effective;

•
there must be no government action or other legal restraint or prohibition preventing completion of the merger or the other transactions contemplated by the merger agreement; and

•
a material adverse effect, as defined in the merger agreement, has not occurred to either party.

No assurance can be provided as to if, or when, the required regulatory approvals necessary to complete the merger will be obtained, or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so. As discussed below, if the merger is not completed on or before December 31, 2021, either HBT or NXT may terminate the merger agreement, unless the failure to complete the merger by that date is due to (i) a pending regulatory approval or (ii) the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement.
Termination of the Merger Agreement
The merger agreement may be terminated by either HBT or NXT at any time before or after NXT has received approval of the merger agreement and the transactions contemplated thereby:
•
by our mutual agreement;

•
if the other party is in a continuing breach of a representation, warranty or covenant contained in the merger agreement, as long as that breach has not been cured on or prior to the earlier of (x) two (2) business days prior to December 31, 2021 or (y) thirty (30) days following written notice thereof and that breach would also allow the non-breaching party not to complete the merger;

•
if any governmental entity that must grant a regulatory approval has denied approval of the merger, bank merger or the other transactions contemplated by the merger agreement by final and non-appealable action, or if an application for a required regulatory approval has been withdrawn upon the request or recommendation of the applicable governmental authority and such authority would not accept the refiling of such application, but not by a party whose failure to comply with any provision of the merger agreement caused, or materially contributed to, such denial or withdrawal request;

•
if the merger is not completed on or before December 31, 2021, unless the failure to complete the merger by this date is due to the failure of the party seeking to terminate the merger agreement to comply with any of the provisions of the merger agreement; or

•
if a material adverse effect, as defined in the merger agreement, occurs with respect to the other party.

The merger agreement may also be terminated by HBT at any time before or after the stockholders of NXT approve the merger proposal:

•
if NXT’s board of directors fails to recommend approval of the merger agreement, the conversion proposal and the transactions contemplated thereby, including the merger, to its stockholders, or withdraws or materially and adversely modifies its recommendation;

•
if NXT’s board of directors recommends an acquisition proposal other than the merger, or if NXT’s board of directors negotiates or authorizes negotiations with a third party regarding an acquisition proposal other than the merger and those negotiations continue for at least 10 business days, except that negotiations will not include the request and receipt of information from any person that submits an acquisition proposal, or discussions regarding such information for the sole purpose of ascertaining the terms of the acquisition proposal and determining whether NXT’s board of directors will, in fact, engage in or authorize negotiations; or

•
if NXT has breached its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal, in circumstances not permitted under the merger agreement, as described above under “— Acquisition Proposals by Third Parties”.

The merger agreement may also be terminated by NXT at any time before or after the stockholders of NXT approve the merger proposal:
•
if the aggregate consideration payable to NXT’s stockholders is less than $34 million, unless HBT delivers written notice that it intends to proceed with the merger by paying additional consideration such that the aggregate consideration is more than $34 million; or

•
if both of the following conditions are satisfied: (i) the value per share of HBT common stock is less than $14.29 and (ii) the number obtained by dividing the value per share of HBT common stock at closing by $17.86 at signing shall be less than the number obtained by subtracting 0.20 from the Index Ratio as defined in the merger agreement.

The merger agreement also provides that NXT must pay HBT a fee equal to $1,500,000 plus reasonable and documented out-of-pocket expenses incurred by HBT in connection with the transactions contemplated by the merger agreement if, on or prior to the termination of the merger agreement, any of the following circumstances occur:
•
NXT’s board of directors submits the merger agreement and the transactions contemplated thereby, including the merger, to NXT stockholders without a recommendation for approval or with material and adverse conditions on such approval, or withdraws or materially and adversely modifies its recommendation;

•
NXT enters into an agreement to engage in a competing acquisition proposal with any person other than HBT or any of HBT’s subsidiaries;

•
NXT authorizes, recommends or proposes (or publicly announces its intention to authorize, recommend or propose) an agreement to engage in a competing acquisition proposal with any person other than HBT or its subsidiaries or recommends that NXT stockholders approve or accept such a competing acquisition proposal; or

•
NXT breaches its covenant not to solicit or encourage inquiries or proposals with respect to any acquisition proposal in circumstances not permitted under the merger agreement, which covenant is described above under “— Acquisition Proposals by Third Parties.”

Waiver and Amendment of the Merger Agreement
At any time before completion of the merger, either HBT or NXT may, to the extent legally allowed, waive in writing compliance by the other with any provision contained in the merger agreement or amend the merger agreement. However, once holders of NXT common stock have approved the merger proposal, no waiver of any condition or amendment may be made that would require further approval by NXT stockholders unless that approval is obtained.
The parties may also change the structure of the merger or the method of effecting the merger before the effective time of the merger, so long as any change does not: (i) reduce the kind or amount of consideration to be received by NXT stockholders; (ii) adversely affect the timing of or capability of completion of the merger; or (iii) require submission to or approval of NXT’s stockholders after the merger agreement has been approved by the NXT stockholders.
The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Any such amendment by the parties must be approved by the board of directors of HBT and the board of directors of NXT at any time before or after the approval of the merger agreement and the transactions contemplated thereby by the stockholders of NXT, except that no amendment may be made after the receipt of such approval which requires further approval of the stockholders of NXT unless such further approval is obtained. Notwithstanding the foregoing, HBT and NXT may without approval of their respective boards of directors, make technical changes to the merger agreement, not inconsistent with the purposes of the merger agreement, as may be required to effect or facilitate any required government approvals or acceptance of the merger or of the merger agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated by the merger agreement.
Regulatory Approvals Required for the Mergers
We have agreed to use reasonable best efforts to obtain the regulatory approvals required for the merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the “requisite regulatory approvals.” These include approval from the Federal Reserve and the IDFPR. We have filed the applications to obtain the requisite regulatory approvals. The merger and the related transactions cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the terms thereof or the absence of any public protest or litigation challenging them. Likewise, we cannot assure you that the U.S. Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge.
We are not aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described below. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, we cannot assure you that any of these additional approvals or actions will be obtained.
Federal Reserve.   Completion of the merger requires approval by the Federal Reserve pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and an application to the Federal Reserve was filed on June 28, 2021.
The Federal Reserve is prohibited from approving any merger transaction under Section 3 of the BHC Act (i) that would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize, or to attempt to monopolize, the business of banking in any part of the United States, or (ii) whose effect in any section of the United States may be to substantially lessen competition, or to tend to create a monopoly or in any other manner restrain trade, unless the Federal Reserve finds that the anti-competitive effects of the merger transaction are clearly outweighed in the public interest by the probable effect of the merger transaction in meeting the convenience and needs of the communities to be served.
In addition, among other things, in reviewing the merger, the Federal Reserve must consider (i) the financial condition and future prospects of HBT, NXT and their respective subsidiary banks, (ii) the competence, experience, and integrity of the officers, directors and principal stockholders of HBT, NXT and their respective subsidiary banks, (iii) the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended, (iv) the companies’ effectiveness in combating money-laundering activities, (v) HBT’s and its subsidiaries’ record of compliance with applicable community reinvestment laws and (vi) the risk to the stability of the United States banking or financial system presented by the merger and the related transactions.
Completion of the bank merger requires approval by the FDIC pursuant to the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the FDIC uses similar criteria as used when evaluating applications filed pursuant to the BHC Act as described above as much criteria would apply to mergers between affiliated banks.

Pursuant to the BHC Act, a transaction approved by the FDIC is typically subject to a 15 day waiting period, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds and seek appropriate relief. The commencement of an antitrust action would stay the effectiveness of such an approval, unless a court specifically ordered otherwise. In reviewing the merger, the U.S. Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve, and thus, it is possible that the U.S. Department of Justice could reach a different conclusion than the Federal Reserve regarding the merger’s effects on competition. A determination by the U.S. Department of Justice not to object to the merger does not prevent the filing of antitrust actions by private persons or state attorneys general.
Federal Deposit Insurance Corporation.   Completion of the bank merger requires approval from the FDIC under Section 18(c) of the Federal Deposit Insurance Act, and an application for approval was filed on July 6, 2021.
Iowa Division of Banking.   Completion of the bank merger requires approval from the IDB under Iowa code, Section 524.544, and an application for approval was filed on July 6, 2021.
Illinois Department of Financial and Professional Regulation.   Completion of the bank merger requires approval from the IDFPR under Section 22 of the Illinois Banking Act, and an application for approval was filed on July 6, 2021.
Among other things, in reviewing the bank merger, the IDFPR must consider (i) the financial condition and future prospects of HBT, NXT and their respective subsidiary banks, (ii) the general character, experience and qualifications of the directors and management of the resulting bank, (iii) the convenience and needs of the area sought to be served by the resulting bank, (iv) the fairness of the proposed merger to all parties involved, and (v) the safety and soundness of the resulting bank following the proposed bank merger.
Dividends
Pursuant to the terms of the merger agreement, NXT is prohibited from paying cash dividends to holders of its common stock. For further information, please see “Price Range of Common Stock and Dividends.”
Stock Exchange Listing
HBT has agreed to use its commercially reasonable efforts to list the HBT common stock to be issued in the merger on the Nasdaq Stock Market. It is a condition to the completion of the merger that those shares be approved for listing on the Nasdaq Stock Market, subject to official notice of issuance. Following the merger, HBT expects that its common stock will continue to trade on the Nasdaq Stock Market under the symbol “HBT.”
Restrictions on Resales by Affiliates
HBT has registered its shares of common stock to be issued in the merger with the SEC under the Securities Act. No restrictions on the sale or other transfer of shares of HBT common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares of HBT common stock issued to any NXT stockholder who is or becomes an “affiliate” of HBT for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, HBT or the combined company, as the case may be, and generally includes executive officers, directors and stockholders beneficially owning 10% or more of HBT’s outstanding common stock.
Dissenters’ Rights of Appraisal of Holders of NXT Common Stock
The following is a brief summary of the material statutory procedures to be followed by a holder of NXT common stock in order to dissent from the merger and perfect appraisal rights. If you wish to exercise your appraisal rights, you should review carefully Section 490.1302 of the Iowa Business Corporation Act (the “IBCA”) and are urged to consult a legal advisor because the failure to precisely follow all the necessary legal requirements may result in the loss of such appraisal rights. This description is not complete and is qualified in its entirety by the full text of the relevant provisions of the IBCA, which are reprinted in their entirety as Appendix C to this proxy statement/prospectus. NXT shareholders seeking to exercise appraisal rights must strictly comply with these provisions.
Pursuant to the IBCA, the holders of each share of NXT common stock are entitled to rights of appraisal under Section 490.1302 of the IBCA in connection with the merger.
Under the IBCA, holders of NXT common stock who do not vote in favor of the merger proposal and who comply with the applicable provisions of Sections 490.1302 through 490.1331 of the IBCA (which are referred to in their entirety as the “Iowa Appraisal Provisions”) will have the right, under certain circumstances, to seek appraisal of the fair value of their NXT common stock if the merger is completed. All holders of NXT common stock who follow the procedures set forth in Iowa Appraisal Provisions to perfect their appraisal rights will be entitled to have their shares appraised by the Iowa district court, and to receive payment in cash of the “fair value” of those shares as determined by the Iowa district court, together with interest, if any. Any determination of fair value by the Iowa district court may be more or less than, or the same as, the consideration received by NXT shareholders as a result of the merger. Shareholders considering dissenting from the merger proposal should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under the Iowa Appraisal Provisions.
In addition to submitting a demand for appraisal, in order to preserve any appraisal rights that you, as a NXT shareholder, may have, you must not vote in favor of the merger and must otherwise follow the procedures prescribed by the Iowa Appraisal Provisions.
The following is intended as a brief summary of the material provisions of the Iowa Appraisal Provisions required to be followed by dissenting NXT shareholders wishing to demand and perfect their appraisal rights with respect to their holdings of NXT common stock. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to the Iowa Appraisal Provisions, the full text of which appears in Appendix C to this proxy statement/prospectus. Failure to comply strictly with the procedures set forth in the Iowa Appraisal Provisions will result in the loss of appraisal rights. All references in the Iowa Appraisal Provisions to a “shareholder” and all references in this summary to a “shareholder” are to the record holder of NXT common stock.
Under the Iowa Appraisal Provisions, NXT is required to include in the notice of the special meeting a statement that the corporation has concluded that the shareholders are, or may be, entitled to assert appraisal rights. A copy of the Iowa Appraisal Provisions must be included with that notice sent to those record shareholders that are entitled to exercise appraisal rights.
If a shareholder wishes to consider exercising its appraisal rights, such shareholder should carefully review the text of the Iowa Appraisal Provisions set forth in Appendix C to this proxy statement/prospectus and is urged to consult a legal advisor. If such shareholder fails to timely and properly comply with the requirements of the Iowa Appraisal Provisions, its appraisal rights may be lost.
If a shareholder elects to demand appraisal of its NXT common stock, it must satisfy each of the following conditions:
•
It must deliver to NXT a written notice of its intent to demand payment of the fair value of its NXT common stock under the Iowa Appraisal Provisions if the proposed merger is effectuated. It must deliver such notice to NXT before the vote is taken on the NXT merger proposal at the NXT special meeting.

•
It must not vote in favor of the NXT merger proposal.

All demands for appraisal should be made in writing and addressed to: NXT Bancorporation, Inc., 325 Oakbrook Drive, Marion, Iowa 52302, Attention: Nathan Koch and must be executed by, or on behalf of, the record holder of the NXT common stock. If such shareholder does not satisfy the above requirements, it will not be entitled to payment pursuant to the appraisal rights.

A record shareholder may assert appraisal rights as to fewer than all the shares of NXT common stock registered in such shareholder’s name, but owned by a beneficial shareholder, only if the record shareholder objects with respect to all of the NXT common stock owned by the beneficial shareholder and notifies NXT in writing of the name and address of each beneficial shareholder on whose behalf the appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the NXT common stock held of record in its name will be determined as if the shares as to which the record shareholder objects and the record shareholder’s other NXT common stock were registered in the names of different record shareholders. A beneficial owner may assert appraisal rights as to NXT common stock held on behalf of such beneficial owner only if it submits to NXT the record shareholder’s written consent to the assertion of such rights no later than the date specified in the written appraisal notice (discussed below) and does so with respect to all shares of the class that are beneficially owned by such beneficial owner.
If the merger is completed, NXT must send a written appraisal notice and form to each holder of NXT common stock who previously notified NXT of such holder’s intent to demand payment and who did not vote in favor of the NXT merger proposal. The appraisal notice must include, among other information, NXT’s estimate of the fair value of the NXT common stock. A record shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice. If a shareholder does not execute and return the form prior to the stated deadline and, in the case of certificated shares, deposit the shareholder’s share certificates where required, the shareholder will not be entitled to payment under the Iowa Appraisal Provisions and, in lieu thereof, will be entitled only to receive the merger consideration payable in connection with the merger. A record shareholder who receives notice and wishes to exercise appraisal rights must certify on the form whether beneficial ownership of the NXT common stock was acquired before the date the principal terms of the merger were announced publicly. If a record shareholder fails to make this certification, NXT may elect to treat the shareholder’s shares as “after-acquired shares” under the Iowa Appraisal Provisions as discussed below. Once a shareholder deposits its certificates and returns the appraisal form prior to the stated deadline, such shareholder will lose its rights as a NXT shareholder to receive the merger consideration and, instead, will be entitled to receive the fair value of its shares of NXT common stock in accordance with the Iowa Appraisal Provisions, subject to certain rights of withdrawal required to be set forth in NXT’s written appraisal notice.
NXT will pay in cash the amount NXT estimates to be fair value of the record shareholder’s shares, plus interest, to any record shareholder who returns the appraisal form and complies with all provisions of the Iowa Appraisal Provisions, within 30 days after the form is due (except, as noted below, with respect to shares treated as “after-acquired shares,” in which case NXT must only make an offer to purchase such shares at the fair value as estimated by NXT). The payment will be accompanied by NXT’s financial statements, a statement of NXT’s estimate of the fair value of the shares and a statement that shareholders entitled to payment have the right to demand further payment under the Iowa Appraisal Provisions, if the shareholders are dissatisfied with the payment made by NXT, under certain circumstances described in detail in the Iowa Appraisal Provisions.
A shareholder dissatisfied with NXT’s payment (based on NXT’s estimate of the fair value of the shares) may demand further payment by notifying NXT in writing of the shareholder’s estimate of fair value and demanding payment of such shareholder’s estimate of fair value (less the amount of the NXT payment previously made), plus interest. A shareholder who fails to notify NXT of such shareholder’s demand for further payment within 30 days after receiving NXT’s payment will waive the right to demand further payment and will be entitled only to the payment made by NXT. If the shareholder makes a demand for further payment based on its estimate of fair value, and such demand remains unsettled for a period of 60 days after NXT receives such demand, NXT will then be required to commence a proceeding in the Iowa District Court to determine the fair value of the shares. Upon the commencement of such action, the court may appoint one or more persons to act as appraisers to receive evidence and recommend a decision on the question of fair value to the court. To the extent that the court determines that the fair value of the shares exceed the amount of the payment previously made by NXT, the shareholder will be entitled to judgment for the amount by which the court’s determination of fair value exceeds the payment previously made by NXT, plus interest.
The procedure described above is somewhat different for shares of NXT common stock that NXT is entitled to treat as “after-acquired shares” under the Iowa Appraisal Provisions. “After-acquired shares” are shares of NXT common stock of which beneficial ownership was acquired after the date the principal terms of the merger were publicly announced (which for these purposes includes shares of NXT common stock for which the holder failed to certify on the appraisal form that beneficial ownership of such shares was acquired prior to the date of such public announcement). To the extent that NXT is entitled to treat any shares of NXT common stock as “after-acquired shares,” then NXT may elect to withhold payment of the fair value estimate for the shares, which estimate was provided to those shareholders who had previously indicated an intention to demand payment if the merger is effectuated. If NXT elects to withhold such payment, NXT must notify all such shareholders from whom payment was withheld that, among other things, those shareholders may accept a revised fair value estimate (which we refer to as the “Revised Estimate”). Shareholders who which to accept the Revised Estimate must do so within 30 days after receiving the offer.
If a shareholder desires to exercise its appraisal rights, it must not vote for the merger and it must strictly comply with the procedures set forth in the Iowa Appraisal Provisions.
The foregoing does not purport to be a complete statement of the provisions of IBCA relating to statutory appraisal rights and is qualified in its entirety to the appraisal rights provisions, which are reproduced in full in Appendix C to this proxy statement/prospectus and which are incorporated herein by reference. If any NXT shareholder intends to seek appraisal rights, or if such shareholder believes that seeking appraisal rights is in his, her or its best interests, such shareholder should read Appendix C carefully.
The process of demanding and exercising appraisal rights requires strict compliance with technical prerequisites under the Iowa Appraisal Provisions. In view of the complexity of the Iowa Appraisal Provisions, NXT shareholders who may wish to dissent from the merger and pursue appraisal rights with respect to their shares of NXT common are urged to consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights. To the extent there are any inconsistencies between the foregoing summary and the Iowa Appraisal Provisions, the Iowa Appraisal Provisions will govern.
Pursuant to the voting and support agreements, the NXT shareholders who are party to such agreements, who collectively hold 83.4% of the outstanding NXT common stock as of the NXT record date, have waived such appraisal rights in writing. One of the conditions to HBT’s obligation to complete the merger is that the total number of dissenting shares may not be more than 7.5% of the total number of outstanding shares of NXT common stock.
Voting and Support Agreements
In connection with the execution of the merger agreement, and as a condition to HBT’s willingness to enter into the merger agreement, all of the directors and certain other NXT shareholders have entered into voting and support agreements with HBT. Accordingly, the holders of approximately 83.4% of the outstanding shares of NXT common stock entitled to vote on the merger proposed have entered into voting and support agreements with HBT. A copy of the form of these voting and support agreements is attached as Exhibit A-2 to Appendix A to this proxy statement/prospectus.
Under the voting and support agreements, each such shareholder has agreed, with respect to the shares of NXT common stock owned of record or beneficially by the shareholder, that at any meeting of NXT shareholders in relation to the merger agreement and transactions contemplated by the merger agreement and at the special shareholders meeting or any other meeting or action of NXT shareholders called in relation to such matters, the shareholder will vote, or cause to be voted, such shares as follows:
•
vote in favor of the adoption of the merger proposal, including the transactions contemplated by the merger agreement, including the merger, any other matters required to be approved or adopted in order to effect the merger and the transactions contemplated by the merger agreement and the conversion proposal; and

•
not vote in favor of any competing acquisition proposal or any action that is intended or could reasonably be expected to materially impede, interfere with, delay or materially and adversely affect the merger or any transactions contemplated by the merger agreement.

The voting and support agreement also contains restrictions on the sale, transfer, assignment, pledge or other disposition of the shareholder’s shares prior to the effective time of the merger, as well as restrictions on transfer for a period of sixty (60) days following the closing date of the merger. In addition, the voting and support agreement also prohibits the sale, transfer, assignment, pledge or other disposition of the shareholder’s shares within three hundred sixty (360) days after the effective time of the merger, unless the shareholder disposes of his/her shares (i) through a brokerage transaction and in an amount less than twenty percent (20%) of the average daily trading volume of HBT’s common stock for the 20-trading day period immediately preceding the transfer, or (ii) through a block trade under certain circumstances. In any event, during the 360-day period, the shareholder would be prohibited from transferring more than ten percent (10%) of the HBT common stock received by the shareholder in connection with the merger.
The voting and support agreement will terminate automatically in the event the merger agreement were to be terminated.
Restrictive Covenant Agreements
In connection with the execution of the merger agreement, and as a condition to HBT’s willingness to enter into the merger agreement, all of the directors and executive officers of NXT who beneficially owned in the aggregate approximately     % of NXT’s outstanding common stock as of the NXT record date, have entered into restrictive covenant agreements with HBT. Copies of the forms of these restrictive covenant agreements are attached as Annex 2-B to Appendix A to this proxy statement/prospectus.
Under the restrictive covenant agreements, each director has agreed to keep secret and confidential certain information related to NXT, NXT Bank and their respective businesses and certain directors have agreed to refrain from competing against the business of NXT and soliciting the customers or employees of NXT for between twelve (12) and twenty four (24) months following the effective time of the merger.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS
Market Prices
HBT common stock is traded on the Nasdaq Stock Market under the symbol “HBT.” The high and low trading prices for HBT common stock as of June 4, 2021, the last trading day immediately before the public announcement of the merger, were $18.12 and $17.77 per share, respectively. The high and low trading prices for HBT common stock as of            , 2021, the latest practicable date before the date of this proxy statement/prospectus, were        and        per share, respectively.
You should obtain current market quotations for HBT common stock as the market price of HBT common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger is completed. You can get these quotations from newspapers, on the internet or by calling your broker.
NXT common stock is not traded or quoted over-the-counter. Any market in NXT common stock prior to the merger should be characterized as illiquid and irregular.
As of            , 2021, there were approximately      holders of record of HBT common stock. As of            , there were approximately      holders of record of NXT common stock. These numbers do not reflect the number of persons or entities who hold their stock in nominee or “street name” through brokerage firms.
Past price performance is not necessarily indicative of likely future performance. Because market prices of shares of HBT common stock will fluctuate, you are urged to obtain current market prices for shares of HBT common stock. No assurance can be given concerning the market price of shares of HBT common stock before or after the effective date of the merger. Changes in the market price of shares of HBT common stock prior to the completion of the merger will affect the market value of the merger consideration that NXT stockholders will receive upon completion of the merger.
Dividends and Other Matters
HBT declared a quarterly cash dividend of $0.15 per share of HBT common stock for the first three quarters of 2021 and for each quarter of 2020. The actual payment of future dividends will depend on various factors including the discretion of HBT’s board of directors, earnings, cash requirements, the financial condition of HBT, applicable state law and government regulations and other factors deemed relevant by HBT’s board of directors, which may change at any time.
HBT may repurchase shares of its common stock in accordance with applicable legal and regulatory guidelines. The actual amount of shares repurchased will depend on various factors, including: the discretion of HBT’s board of directors, market conditions, legal and regulatory limitations and considerations affecting the amount and timing of repurchase activity, the company’s capital position, internal capital generation and alternative potential investment opportunities.
HBT’s primary source of liquidity is dividend payments from Heartland Bank. In addition to requirements to maintain adequate capital above regulatory minimums, Heartland Bank is limited in the amount of dividends it can pay to HBT under the Illinois Banking Act. Under this law, Heartland Bank is permitted to declare and pay dividends in amounts up to the amount of its accumulated net profits, provided that it retains in its surplus at least one-tenth of its net profits since the date of the declaration of its most recent dividend until those additions to surplus, in the aggregate, equal the paid-in capital of Heartland Bank. While it continues its banking business, Heartland Bank may not pay dividends in excess of its net profits then on hand (after deductions for losses and bad debts). In addition, Heartland Bank is limited in the amount of dividends it can pay under the Federal Reserve Act and Regulation H. For example, dividends cannot be paid that would constitute a withdrawal of capital, dividends cannot be declared or paid if they exceed a bank’s undivided profits and a bank may not declare or pay a dividend if all dividends declared during the calendar year are greater than current year net income plus retained net income of the prior two years without Federal Reserve approval.

Since HBT is a legal entity separate and distinct from Heartland Bank, its dividends to stockholders are not subject to the bank dividend guidelines discussed above. However, HBT is subject to other regulatory policies and requirements related to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve and the IDFPR are authorized to determine that the payment of dividends by HBT would be an unsafe or unsound practice and to prohibit payment under certain circumstances related to the financial condition of a bank or bank holding company. The Federal Reserve has taken the position that dividends that would create pressure or undermine the safety and soundness of a subsidiary bank are inappropriate. Due to the current financial and economic environment, the Federal Reserve indicated that bank holding companies should carefully review their dividend policy and discourages payment ratios that are at maximum allowable levels, unless both asset quality and capital are very strong.

INFORMATION ABOUT THE COMPANIES
HBT
HBT Financial, Inc. is headquartered in Bloomington, Illinois and is the holding company for Heartland Bank and Trust Company. The bank provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses, and municipal entities throughout Central and Northeastern Illinois through 62 branches. As of June 30, 2021, HBT had total assets of $4.0 billion, total loans of $2.2 billion, and total deposits of $3.4 billion. HBT is a longstanding Central Illinois company, with banking roots that can be traced back to 1920. HBT common stock is traded on the Nasdaq Stock Market under the symbol “HBT”
HBT’s executive offices are located at 401 N Hershey Rd, Bloomington, IL 61704 and its telephone number is (888) 897-2276.
NXT
NXT is a financial services and registered bank holding company headquartered in Central City, Iowa. NXT’s primary business is operating its wholly-owned subsidiary, NXT Bank, an Iowa state-chartered bank. NXT Bank provides a full range of commercial and retail banking products and services in its Eastern Iowa market. NXT Bank is anticipated to have 4 locations at the time of transaction closing, with locations in Central City, Marion, Waterloo, and Coralville. Established in 1946 as City State Bank, the Bank changed its name to NXT Bank in connection with the Bank’s acquisition of five Eastern Iowa branches in 2013 from another Iowa financial institution.
NXT common stock is privately held and is not quoted on any stock exchange or market. NXT’s executive offices are located at 325 Oakbrook Drive, Marion, Iowa 52302, and its telephone number is (319) 373-4100.
On June 30, 2021, NXT had approximately $238 million in total assets, $184 million in deposits and $199 million in total loans.

DESCRIPTION OF HBT CAPITAL STOCK
As a result of the merger, NXT stockholders who receive shares of HBT common stock in the merger will become stockholders of HBT. HBT stockholder’s rights will be governed by Delaware law and the restated certificate of incorporation and the amended and restated by-laws of HBT as may be amended and in effect from time to time. The following description of the material terms of HBT’s capital stock, including the common stock to be issued in the merger, reflects the anticipated state of affairs upon completion of the merger. We urge all NXT stockholders to read the applicable provisions of Delaware law, HBT’s restated certificate of incorporation and amended and restated by-laws and federal law governing bank holding companies carefully and in their entirety. Copies of HBT’s restated certificate of incorporation and HBT’s amended and restated by-laws have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”
General
HBT’s authorized capital stock consists of 125,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of undesignated preferred stock. As of the NXT record date, there were      shares of HBT common stock, and no shares of HBT preferred stock outstanding. In addition, as of the NXT record date, 1,799,775 shares of HBT common stock were reserved for issuance upon vesting of awards of performance shares and restricted stock units under HBT’s equity compensation plans.
Because HBT is a holding company, the rights of HBT to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of HBT stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that HBT itself may be a creditor of that subsidiary with recognized claims. Claims on HBT’s subsidiaries by creditors other than HBT will include substantial obligations with respect to deposit liabilities and purchased funds.
Preferred Stock
HBT’s restated certificate of incorporation authorizes the HBT board of directors to authorize the issuance of shares of HBT preferred stock without stockholder approval. The HBT board of directors is authorized to divide the preferred stock into series and, subject to applicable law, to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features and any other special or relative rights that may be desired for any such series. If and when any HBT preferred stock is issued, the holders of HBT preferred stock may have a preference over holders of HBT common stock in the payment of dividends, upon liquidation of HBT, in respect of voting rights and in the redemption of the capital stock of HBT.
Common Stock
Dividends.   Subject to the rights of any series of preferred stock authorized by the board of directors as provided by HBT’s restated certificate of incorporation, the holders of HBT common stock are entitled to dividends as and when declared by the HBT board of directors out of funds legally available for the payment of dividends.
Voting Rights.   Each holder of HBT common stock has one vote for each share held on matters presented for consideration by the stockholders. Except as otherwise required by law or provided in any resolution adopted by HBT’s board of directors with respect to any series of preferred stock, the holders of common stock possess all voting power. HBT’s restated certificate of incorporation does not provide for cumulative voting in the election of directors.
Preemptive Rights.   The holders of HBT common stock have no preemptive rights and no right to convert their stock into any other securities.
Redemption and Sinking Fund.   There are no redemption or sinking fund provisions applicable to HBT common stock. The holders of HBT common stock will have no liability for further calls or assessments and will not be personally liable for the payment of HBT’s debts except as they may be liable by reason of their own conduct or acts.
Issuance of Stock.   HBT’s restated certificate of incorporation authorizes the HBT board of directors to authorize the issuance of shares of HBT common stock and any other securities without stockholder approval. However, HBT common stock is listed on the Nasdaq Stock Market, which requires stockholder approval of the issuance of additional shares of HBT common stock under certain circumstances. The General Corporation Law of the State of Delaware (the “DGCL”) also requires stockholder approval of the issuance of additional shares of HBT common stock under certain circumstances.
Liquidation Rights.   In the event of liquidation or dissolution, subject to the rights of any outstanding series of preferred stock and creditors of HBT, the holders of HBT common stock are entitled to share in all assets remaining for distribution to holders of common stock according to their interests therein.

COMPARISON OF STOCKHOLDER RIGHTS
The rights of HBT stockholders are governed by the DGCL, and HBT’s restated certificate of incorporation (HBT’s “certificate”) and amended and restated bylaws (HBT’s “bylaws”). The rights of NXT shareholders are governed by the IBCA and NXT’s articles of incorporation, as amended, and bylaws. After the merger, the rights of NXT and HBT stockholders will be governed by the DGCL and HBT’s restated certificate of incorporation and amended and restated bylaws. The following discussion summarizes the material differences between the rights of NXT shareholders and the rights of HBT stockholders. We urge you to review HBT’s restated certificate of incorporation, HBT’s amended and restated bylaws, NXT’s articles of incorporation, as amended, NXT’s bylaws, carefully and in their entirety.
	HBT	NXT
Authorized Capital Stock	HBT’s certificate provides that the authorized capital stock of HBT consists of 150,000,000 shares, 125,000,000 of which are common stock and 25,000,000 of which are preferred stock.	NXT’s articles of incorporation, as amended, provides that the authorized capital stock of NXT consists of 1,000,000 shares of voting common stock, without par value. As of the NXT record date, there were 26,582.23 shares of NXT common stock outstanding (which includes 50 shares of outstanding NXT restricted common stock).
Size of Board of Directors
HBT’s certificate provides that HBT’s board of directors shall be determined pursuant to HBT’s bylaws.
HBT’s bylaws provide for HBT’s board of directors to initially consist of eight directors and, thereafter, as determined by resolution of the board of directors. The board of directors of HBT currently has nine directors.

NXT’s articles of incorporation provides that NXT’s board of directors shall initially consist of one director and, thereafter, shall be determined in the manner set forth in NXT’s bylaws.
NXT’s bylaws provide for NXT’s board of directors to consist of not fewer than 5 nor more than 15 directors, with the exact number to be fixed by the resolution of NXT’s board of directors from time to time. The board of directors of NXT currently has 9 directors.

Classes of Directors	HBT’s bylaws provide that HBT’s board of directors consists of one class of directors, elected on an annual basis.	NXT’s bylaws provide that NXT’s board of directors consists of one class of directors, elected on an annual basis. Holders of shares of NXT common stock do not have the right to cumulate their votes in the election of directors.
Removal of Directors	Under HBT’s bylaws, any HBT director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in the election of directors.	Under NXT’s bylaws, any NXT director may be removed either for or without cause at any time by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in the election of directors.
Filling Vacancies on the Board of Directors	Under HBT’s bylaws any vacancy occurring in HBT’s board of	Under NXT’s bylaws any vacancy occurring in NXT’s board of

	HBT	NXT
	directors may be filled by a majority vote of the remaining directors, although less than a quorum.	directors may be filled by a majority vote of the remaining directors, although less than a quorum.
Nomination of Director Candidates by Shareholders	HBT’s bylaws provide that any stockholder nominating a director candidate for election must (i) be a stockholder of record at both the time of giving of notice of the nomination and at the time of the annual meeting, (ii) be entitled to vote at the annual meeting and (iii) comply with certain customary notice procedures.	NXT’s articles of incorporation and bylaws are silent on the procedures that shareholders must follow to nominate persons for election to NXT’s board of directors.
Calling Special Meetings of Shareholders	HBT’s certificate provides that a special meeting of stockholders may only be called by HBT’s Chairperson or by written resolution adopted by an affirmative vote of a majority of HBT’s board of directors.	A special meeting of shareholders may be called at any time by NXT’s President or by the board of directors and will be called upon a written demand, stating the purpose of the special meeting, signed, dated and delivered to NXT’s Secretary by holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue proposed at the special meeting.
Shareholder Proposals	HBT’s bylaws provide that stockholder proposals must comply with certain customary notice procedures, including delivery not later than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders.	NXT’s articles of incorporation and bylaws are silent on the procedures for shareholder proposals.
Notice of Shareholder Meetings	HBT’s bylaws provide that HBT must notify stockholders between 10 and 60 days before any stockholder meeting of the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.	NXT’s bylaws provide that NXT must notify shareholders between 10 and 60 days before any shareholder meeting of the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Indemnification of Directors and Officers	HBT’s certificate and bylaws provide that HBT will indemnify, to the fullest extent permitted by Delaware law, each person who is or was serving at the request of HBT as a director, officer, employee or agent of HBT or of another enterprise.	NXT’s articles of incorporation and bylaws provides that NXT will indemnify, to the extent permitted by Iowa law, each director or executive officer of NXT who is or was serving at the request of NXT as a director, officer, employee or agent of

	HBT	NXT

another corporation, bank, partnership, joint venture, trust, or other enterprise.
NXT’s bylaws also provides that NXT may indemnify, to the extent permitted by Iowa law, employees or agents of NXT with the same scope and effect as the indemnification protections afforded to directors and officers.

Amendments to Certificate of Incorporation and By-Laws
HBT’s certificate may be amended by the affirmative vote of the holders of at least a majority of the shares then entitled to vote; provided that no holder of common stock shall be entitled to vote on any amendment or alteration of the certificate that alters, amends or changes the powers or rights of any preferred stock if the holders of such stock are entitled to vote.
HBT’s bylaws provide that HBT’s bylaws may be altered, amended or repealed and new bylaws may be adopted by HBT’s board of directors or the affirmative vote of the holders of at least a majority of the shares then entitled to vote.

In accordance with the IBCA, an affirmative vote of a majority of the outstanding common stock entitled to vote is required to alter, amend or repeal most provisions of NXT’s articles of incorporation.
NXT’s by-laws provide that NXT’s bylaws may be altered, amended or repealed and new bylaws may be adopted by NXT’s board of directors at any regular or special meeting of the board of directors; provided that shareholders of NXT may from time to time specify certain provisions of the bylaws which will not be amended or repealed by the NXT board of directors.

Forum Selection Clause	HBT’s bylaws provide for exclusive forum in the State of Delaware, unless HBT otherwise consents in writing to the selection of an alternative forum.	NXT does not have a forum selection clause in its articles of incorporation or bylaws.

SECURITY OWNERSHIP OF CERTAIN NXT BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of       , 2021, holdings of NXT common stock by (i) each person who is known to NXT to be the beneficial owner of more than 5% of NXT common stock; (ii) each director of NXT; (iii) each executive officer of NXT; and (iv) all directors and executive officers of NXT as a group. The information contained herein has been obtained from NXT’s records and from information furnished directly to NXT by each individual or entity. Applicable percentage ownership in each of the tables is based on 26,582.23 shares of NXT common stock outstanding as of       , 2021. Except as otherwise indicated in the footnotes to the table, the beneficial owners listed have sole voting and investment power as to all of the shares beneficially owned by them (or, where applicable, shared power with such individual’s spouse with respect to shares owned as community property). Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act; however, the inclusion of shares of the NXT common stock in the tables below will not be deemed an admission of beneficial ownership of all the reported shares for any purpose. The address for each director and executive officer listed below is c/o NXT Bancorporation, Inc., 59 Fourth Street North, Central City, Iowa 52241.
Directors and Executive Officers
The following table sets forth the number and percentage of shares of NXT common stock beneficially owned, as of       , 2021, by (i) each of NXT’s directors; (ii) each of NXT’s executive officers; and (iii) all directors and executive officers of NXT as a group.
Name of Beneficial Owner	Position	Shares of NXT common stock beneficially owned	Percent of NXT common stock
Roger A. Baker(1)	Director, President and Chairman of the Board	14,449	54.4%
Nathan D. Koch(2)	Director, President and CEO (NXT Bank)	665	2.5
Susan Corrigan(3)	Director	54	*
Benjamin Logsdon(4)	Director	163	*
John M. Maurice(5)	Director	387	1.5
Thomas Slattery, Jr.	Director	—	*
Michael T. Wilkins	Director	54	*
Michael R. Young	Director	134	*
Mitchell D. Zumbach	Director	10	*
Michael P. Trampel(6)	Chief Credit Officer (NXT Bank)	172	*
Renee Winkel	V.P. of Administrative Services (NXT Bank)	3	*
All Directors and Executive Officers as a group (11 in number)		16,091	60.5%

*
Represents less than 1.0% beneficial ownership of NXT’s outstanding common stock.

(1)
Includes 7,225 shares held by Mary Angela Baker, Mr. Baker’s spouse, and 6,260 shares held by the Mary Angela Baker 2021 Irrevocable Trust, for which Ms. Baker serves as Trustee.

(2)
Includes 615 shares jointly held by Bethany A. Koch, Mr. Koch’s spouse. In addition, includes 50 shares of unvested restricted common stock held by Mr. Koch.

(3)
Includes 54 shares jointly held by Loren Corrigan, Ms. Corrigan’s spouse.

(4)
Includes 163 shares jointly held by Jennifer A. Logsdon, Mr. Logsdon’s spouse.

(5)
Includes 130 shares jointly held by Tracie A. Maurice, Mr. Maurice’s spouse.

(6)
Includes 140 shares jointly held by Patricia J. Trampel, Mr. Trampel’s spouse.

Principal Shareholders
The following table sets forth the number and percentage of shares of NXT common stock beneficially owned, as of        , 2021, by each person who is known to NXT to be the beneficial owner of more than 5% of NXT common stock.
Name of Beneficial Owner(1)	Shares of NXT common stock beneficially owned	Percent of NXT common stock
Elizabeth K. Dummermuth Trust	2,566	9.7%
Kent Morgan Hill Trust	1,845	6.9%
Kay Sheridan Hill Trust	1,845	6.9%

(1)
Excludes holders and shares included in the table above under “Directors and Executive Officers.”

SHAREHOLDER PROPOSALS
NXT held its annual meeting of shareholders on January 20, 2021. If the merger is completed, NXT shareholders will become shareholders of HBT and there will be no future annual meetings of NXT shareholders.
NXT’s next annual meeting is currently anticipated to be held in the third week of January 2022, if the merger has not been completed by that date, or at all. Any shareholder nominations or proposals intended to be presented at NXT’s next annual meeting must be submitted in accordance with NXT’s bylaws and applicable law.
VALIDITY OF SECURITIES
The validity of the HBT common stock to be issued in connection with the merger has been passed upon for HBT by Kirkland & Ellis LLP.
EXPERTS
The consolidated financial statements of HBT Financial, Inc. appearing in HBT Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 has been audited by RSM US LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements as of and for the year ended December 31, 2020 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
OTHER MATTERS
As of the date of this proxy statement/prospectus, NXT’s board of directors knows of no matter that will be presented for consideration at its special meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the NXT special meeting, or any adjournments thereof, and are voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by those proxies as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the board of directors of NXT.

WHERE YOU CAN FIND MORE INFORMATION
HBT has filed a registration statement with the SEC under the Securities Act that registers the distribution to NXT stockholders of the shares of HBT common stock to be issued in the merger.
The registration statement, of which this proxy statement/prospectus is a part, including the attached appendices and exhibits, contains additional relevant information about HBT and its common stock, NXT and the combined company.
HBT is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. HBT’s filings with the SEC are available to the public through the SEC’s Internet website at http://www.sec.report. You can also find information about HBT by visiting HBT’s website at http://ir.hbtfinancial.com. Information contained on these websites does not constitute part of this proxy statement/prospectus.
The SEC allows HBT to “incorporate by reference” information into this proxy statement/prospectus. This means that HBT can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.
This proxy statement/prospectus incorporates by reference the documents listed below that HBT has previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about HBT and HBT’s financial condition:
•
Annual Report on Form 10-K for the year ended December 31, 2020;

•
Definitive Proxy Statement on Schedule 14A for HBT’s 2021 Annual Meeting of Stockholders filed on April 7, 2021;

•
Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2021 and June 30, 2021;

•
Current Reports on Form 8-K filed on January 27, 2021, January 28, 2021, February 25, 2021, April 26, 2021, April 28, 2021, May 24, 2021, June 7, 2021, July 26, 2021 and July 28, 2021; and

•
The description of HBT common stock set forth in HBT’s registration statement on Form 8-A filed on October 10, 2019 and any amendment or report filed for the purpose of updating any such description, including the form of HBT common stock certificate filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

HBT incorporates by reference additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of NXT’s special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
HBT has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to HBT. NXT has supplied all information contained in this proxy statement/prospectus relating to NXT.
You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through HBT or from the SEC through the SEC’s Internet website at http://www.sec.report. Documents incorporated by reference are available from HBT without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing at the address, by telephone, or from the website as specified below:
HBT Financial, Inc.
Attention: Corporate Secretary
401 North Hershey Road
Bloomington, Illinois 61704
(888) 897-2276

You will not be charged for any of these documents that you request. In order for you to receive timely delivery of the documents, you must request them no later than            , 2021, in order to receive them before the NXT special meeting. If you request any incorporated documents, HBT will mail them to you by first-class mail, or another equally prompt means, within one business day after it receives your request.
We have not authorized anyone to give any information or make any representation about the merger agreement or the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that HBT has incorporated into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Appendix A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
BETWEEN
HBT FINANCIAL INC.,
HB-NXT MERGER, INC.
AND
NXT BANCORPORATION, INC.
June 7, 2021

A-i

A-ii

A-iii

Exhibit
A-1
List of Parties Entering into Voting and Support Agreements

A-2
Form of Voting and Support Agreement

B-1
List of Parties Entering into Restrictive Covenants Agreement

B-2
Form of Restrictive Covenants Agreement

C
Mid-Tier Merger Agreement

D
Statutory Bank Merger Agreement

A-iv

INDEX OF DEFINED TERMS
Acquiror	1
Acquiror Bank	62
Acquiror Benefit Plan	62
Acquiror Board	62
Acquiror Bylaws	62
Acquiror Capital Stock	62
Acquiror Capitalization Date	30
Acquiror Certificate of Incorporation	61
Acquiror Common Stock	62
Acquiror Disclosure Schedules	70
Acquiror ERISA Affiliate	62
Acquiror Financial Statements	31
Acquiror Preferred Stock	30
Acquiror SEC Reports	62
Acquiror Stock Issuance	62
Acquisition Proposal	62
Affiliate	63
Agreement	1
Applicable Mortgage Business Requirements	63
Articles of Merger	2
Bank	63
Bank Merger	63
Business Day	63
Call Report	63
Certificate of Merger	2
CIC Payment	49
Closing	2
Closing Acquiror Common Stock Price	63
Closing Date	2
Code	63
Company	1
Company Adverse Recommendation	39
Company Articles of Incorporation	63
Company Benefit Plan	63
Company Board	64
Company Bylaws	64
Company Capital Stock	64
Company Capitalization Date	9
Company Common Stock	64
Company Disclosure Schedules	70
Company Employees	37
Company ERISA Affiliate	64

A-v

Company Financial Statements	10
Company Investment Securities	27
Company Loans	13
Company Material Contract	22
Company Permitted Exceptions	12
Company Real Estate	64
Company Shareholder Approval	64
Company Shareholders’ Meeting	39
Company Stock Certificates	5
Confidentiality Agreement	34
Consulting Agreement	40
Contemplated Transactions	64
Contract	64
“Control,” “Controlling” or “Controlled”	64
Conversion Fund	5
Covered Employees	48
CRA	64
Deposit Insurance Fund	65
Derivative Transactions	65
DGCL	65
Dissenters’ Shares	6
DOL	65
Effective Time	2
Environment	65
Environmental Laws	65
ERISA	65
Exchange Act	65
Exchange Agent	4
Existing D&O Policy	45
FDIC	65
Federal Reserve	65
GAAP	65
Hazardous Materials	65
IBCA	65
Immediate Family Member	65
Indemnified Party	44
IRS	66
Knowledge	66
Legal Requirement	66
Letter of Transmittal	5
Lien	66
Material Adverse Effect	66
Merger	1
MergerCo	1

A-vi

Mid-Tier Merger	1
Mid-Tier Merger Agreement	3
Mortgage Agency	67
Mortgage Loan	67
NASDAQ Rules	67
New Plans	49
Old Plans	49
Order	67
Ordinary Course of Business	67
OREO	67
Outstanding Company Shares	67
PBGC	67
Per Share Cash Consideration	4
Per Share Merger Consideration	3
Per Share Stock Consideration	4
Person	67
Previously Disclosed	70
Proceeding	68
Proxy Statement	68
Registration Statement	68
Regulatory Authority	68
Remediation Cost	68
Representative	68
Requisite Regulatory Approvals	68
Restrictive Covenant Agreements	1
Schedules	70
SEC	68
Securities Act	68
Shareholder Agreement	9
Subsidiary	68
Superior Proposal	68
Surviving Entity	1
Tax	69
Tax Return	69
Termination Date	54
Termination Fee	57
Third Party Consents	9
Total Payments	50
Transition Date	69
U.S.	69
Unaudited Monthly Financial Statements	34

A-vii

AGREEMENT AND PLAN OF MERGER
This Agreement And Plan Of Merger (together with all exhibits and schedules, this “Agreement”) is entered into as of June 7, 2021, by and between HBT Financial, Inc., a Delaware corporation (“Acquiror”), HB-NXT MERGER, INC., a Delaware corporation and wholly-owned subsidiary of Acquiror (“MergerCo”), and NXT Bancorporation, Inc., an Iowa corporation (the “Company”).
RECITALS
A.   The boards of directors of the Company and Acquiror have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which MergerCo will, subject to the terms and conditions set forth herein, merge with and into Company (the “Merger”), with Company as the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”) and as a result of such Merger, Company shall become a wholly owned subsidiary of Acquiror.
B.   Immediately after the effectiveness of the Merger, the Company, as the Surviving Entity of the Merger and a wholly-owned subsidiary of Acquiror following the effectiveness of the Merger, shall merge with and into Acquiror, with the Acquiror as the surviving corporation (the “Mid-Tier Merger”).
C.   The parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Code, and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.
D.   As an inducement to Acquiror to enter into this Agreement, certain of the directors, executive officers and shareholders of the Company, listed on Exhibit A-1 hereto, have, concurrently with the execution of this Agreement, entered into a Voting and Support Agreement in substantially the form attached hereto as Exhibit A-2.
E.   As an inducement of Acquiror’s willingness to enter into this Agreement, certain of the Company’s directors and executive officers, listed on Exhibit B-1 hereto, have, concurrently with the execution of this Agreement, entered into a confidentiality, non-solicitation and non-competition agreement, the form of which is attached hereto as Exhibit B-2 (the “Restrictive Covenant Agreements”), pursuant to which, among other things, such persons are prohibited from competing with the business conducted by the Acquiror and its Subsidiaries.
F.   As further inducement to Acquiror to enter into this Agreement, the Bank’s President and Chief Executive Officer has, concurrently with the execution of this Agreement, entered into an Employment Agreement, by and between Acquiror and such President and Chief Executive Officer, which becomes effective as of the Effective Time and governs the terms of continuing employment for such executive.
G.   The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement and the parties also agree to certain prescribed conditions to the Merger and other transactions.
AGREEMENTS
In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:
ARTICLE 1
THE MERGER
Section 1.1   The Merger.   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL and IBCA, at the Effective Time, MergerCo shall be merged with and into the Company pursuant to the provisions of, and with the effects provided in, the DGCL and IBCA, the separate corporate existence of MergerCo shall cease and the Company will be the Surviving Entity and a wholly-owned subsidiary of Acquiror.

Section 1.2   Effective Time; Closing.
(a)   Provided that this Agreement shall not prior thereto have been terminated in accordance with its express terms, the closing of the Merger (the “Closing”) shall occur through the mail or at a place that is mutually acceptable to Acquiror and the Company, or if they fail to agree, at the offices of Kirkland & Ellis LLP, located at 300 North LaSalle Street, Chicago, Illinois 60654, at 10:00 a.m., local time, on the date that is the first day of the month immediately following the month during which the fifteenth (15) Business Day after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to be satisfied of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) occurs or at such other time and place as Acquiror and the Company may agree in writing (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
(b)   The parties hereto agree to file on the Closing Date articles of merger with the Secretary of State of the State of Iowa (the “Articles of Merger”) and a certificate of merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”). The Merger shall become effective as of the date and time specified in the Articles of Merger and the Certificate of Merger (the “Effective Time”).
Section 1.3   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects prescribed by applicable law, including the DGCL and the IBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.
Section 1.4   Organizational Documents, Directors and Officers of the Surviving Entity.   The MergerCo Certificate of Incorporation and MergerCo Bylaws, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Entity and shall hold office until their respective successors and assigns are duly elected and qualified, or their earlier death, resignation or removal. The officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Entity, each to hold office until the earlier of their death, resignation or removal in accordance with the Surviving Entity’s certificate of incorporation and bylaws.
Section 1.5   Mid-Tier Merger.   The parties will cooperate and shall take all action necessary or deemed appropriate by Acquiror to cause the Surviving Entity and Acquiror to enter into an agreement and plan of merger, in the form attached hereto as Exhibit C (the “Mid-Tier Merger Agreement”), pursuant to which the Surviving Entity and Acquiror shall undertake the Mid-Tier Merger, with Acquiror being the surviving corporation thereof in accordance with the terms of the Mid-Tier Merger Agreement and the DGCL and the IBCA. At the effective time of the Mid-Tier Merger, the separate existence of the Surviving Entity shall terminate and Acquiror, as the surviving corporation, will continue its existence under the DGCL.
Section 1.6   Bank Merger.   The parties will cooperate and use their reasonable best efforts to effect the Bank Merger at a time to be determined following the Merger. At the effective time of the Bank Merger, the separate existence of the Bank will terminate. Acquiror Bank will be the surviving bank and will continue its existence under applicable Legal Requirements. The Bank Merger shall be accomplished pursuant to the statutory bank merger agreement in the form attached hereto as Exhibit D.
Section 1.7   Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, the Acquiror may at its sole discretion increase the consideration to be paid under Section 2.1 so as to prevent the termination of this Agreement pursuant to Section 10.1(i) or (j). The parties may mutually agree in writing to change the method of effecting the Contemplated Transactions if and to the extent that they deem such a change to be desirable; provided that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) reduce the amount or kind of the consideration to be issued to holders of

Company Common Stock as consideration in the Merger, (ii) materially impede or delay consummation of the Merger or (iii) require submission to or approval of the Company’s shareholders after the Merger has been approved by the Company’s shareholders. If the parties agree to make such a change, they shall execute appropriate documents to reflect such change.
ARTICLE 2
CONVERSION OF SECURITIES IN THE MERGER
Section 2.1   Consideration.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or holders of Company Common Stock, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) shall be converted into the right to receive the following (the “Per Share Merger Consideration”): (i) cash in the amount of $400.00 (the “Per Share Cash Consideration”); and (ii) a number of duly authorized, validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to 67.6783 (the “Per Share Stock Consideration”).
(b)   Holders of the Company Common Stock shall have the right to receive the Per Share Cash Consideration and Per Share Stock Consideration in accordance with this Agreement. The “Merger Consideration” shall mean the aggregate sum of (A) the Per Share Cash Consideration and (B) the Per Share Stock Consideration payable to holders of the Company Common Stock pursuant to this Section. The number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration shall be equal to $10,632,892.00 and the number of shares of Company Common Stock to be converted into the right to receive the Per Share Stock Consideration shall be equal to 1,799,040.1 shares of Acquiror Common Stock.
(c)   At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist. Certificates (it being understood that any reference herein to a “certificate” shall be deemed to include reference to a book-entry account statement relating to the ownership of Company Common Stock) that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent only the right to receive, upon surrender thereof, the Per Share Merger Consideration.
(d)   If, prior to the Effective Time, the outstanding shares of Company Common Stock, or the outstanding shares of Acquiror Common Stock, shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or if a record date prior to the Effective Time has been established with respect to any such change in capitalization, then an appropriate and proportionate adjustment shall be made to the Per Share Purchase Price.
Section 2.2   No Fractional Shares.   Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Acquiror Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Acquiror Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Closing Acquiror Common Stock Price by the fractional share of Acquiror Common Stock to which such former holder would otherwise be entitled.
Section 2.3   Exchange of Certificates.
(a)   The parties to this Agreement agree: (i) that Computershare shall serve, pursuant to the terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the “Exchange Agent”); and (ii) that they shall execute and deliver the exchange agent agreement at or prior to the Effective Time. Acquiror shall be solely responsible for the payment of any fees and expenses of the Exchange Agent. At or prior to the Effective Time, Acquiror shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (A) the aggregate number of shares of Acquiror Common Stock pursuant to Section 2.1, (B) the aggregate Cash Consideration payable (including the amount payable in lieu of fractional shares of Acquiror Common Stock in accordance with Section 2.3). Such amount of aggregate Cash Consideration and aggregate Stock Consideration, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to as the “Conversion Fund.”
(b)   Within five (5) Business Days after the Closing Date, Acquiror shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing shares of Company Common Stock (“Company Stock Certificates”) a letter of transmittal (“Letter of Transmittal”), in a form to be agreed by the parties, which specifies, among other things, that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent, together with instructions for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.
(c)   Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his, her or its Per Share Merger Consideration plus cash in lieu of any fractional shares of Acquiror Common Stock in accordance with Section 2.3 deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate; thereupon such Company Stock Certificate shall forthwith be canceled. No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, (i) the Per Share Merger Consideration; and (ii) cash in lieu of any fractional shares of Acquiror Common Stock that the shareholder has a right to receive pursuant to Section 2.3, in each case, upon the proper surrender of such Certificate in accordance with this Article 2.
(d)   After the Effective Time, there shall be no transfers on the stock transfer books of the Company of Outstanding Company Shares.
(e)   No dividends or other distributions declared with respect to Acquiror Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Acquiror Common Stock into which such holder’s Company Common Stock shall have been converted.
(f)   Any portion of the Conversion Fund that remains unclaimed by the shareholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any shareholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance and payment of the Merger Consideration (including the payment of cash in lieu of any fractional shares deliverable in respect of such shareholders’ shares of Company Common Stock), as well as any accrued and unpaid dividends or distributions on shares of such Acquiror Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g)   In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this

Article 2, the Merger Consideration (including cash in lieu of any fractional shares deliverable in respect of such shareholders shares of Company Common Stock).
Section 2.4   Dissenting Shares.   Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the IBCA (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive the merger consideration as set forth in Section 2.1(a). Such shareholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the IBCA, except that all Dissenters’ Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting shareholders under the IBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Per Share Merger Consideration upon surrender in the manner provided in Section 2.4 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares. The Company shall give Acquiror: (a) prompt notice of any written demands for payment of fair value of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the IBCA and received by the Company relating to shareholders’ dissenters’ rights; and (b) the opportunity to participate in all negotiations and proceedings with respect to demands under the IBCA consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Acquiror, (i) make any payment with respect to such demand, (ii) offer to settle or settle any demand for payment of fair value or (iii) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair-value rights in accordance with the IBCA.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, the Company hereby represents and warrants to Acquiror as follows:
Section 3.1   Company Organization.   The Company: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Attached to Section 3.1 of the Company Disclosure Schedules are copies of the Company Articles of Incorporation and Company Bylaws and all amendments thereto, each of which are true, complete and correct, and are in full force and effect as of the date of this Agreement. The Company has no direct or indirect Subsidiaries other than the Bank and those entities listed on Section 3.1 of the Company Disclosure Schedules. Except as set forth on Section 3.1 of the Company Disclosure Schedules: (i) the Company does not directly engage in and has not directly engaged in any business or operations other than owning the equity interests in the Bank, and the Subsidiaries listed on Section 3.1 of the Company Disclosure Schedules; (ii) the Company does not directly own any assets other than the equity interests in the Bank and the Subsidiaries listed on Section 3.1 of the Company Disclosure Schedules; and (iii) the Company is not a party to any contract relating to the business of any Subsidiary of the Company.
Section 3.2   Company Subsidiary Organizations.   The Bank is an Iowa state chartered bank duly organized, validly existing and in good standing under the laws of the State of Iowa. Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Acquiror copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 3.3   Authorization; Enforceability.   The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of the Company and its shareholders, and that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its shareholders. The Company Board has directed that the Merger be submitted to the Company’s shareholders for consideration at a duly held meeting of such shareholders and has resolved to recommend that the Company’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Shareholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.4   No Conflict.   Except as set forth in Section 3.4 of the Company Disclosure Schedules, neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) assuming receipt of the Company Shareholder Approval, contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject; or (c) contravene, conflict with or result in a violation or breach of any provision of, or the loss of any benefit under, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any Lien upon or with respect to any of the assets owned or used by the Company or its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected, except (in the case of clause (c)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company, except for: (i) the filing of applications, filings and notices, as applicable, with the Federal Reserve and approval of, or non-objection to, such applications, filings and notices; (ii) the filing of applications, filings and notices, as applicable, with the Illinois Department of Financial and Professional Regulation and the Iowa Division of Banking and approval of, or non-objection to, such applications, filings and notices; (iii) the filing of any required applications, filings or notices with the FDIC and approval of, or non-objection to, such applications, filings and notices; (v) the filing with the SEC of the Proxy Statement in definitive form and of the Registration Statement and declaration of effectiveness of the Registration Statement; (vi) the filing of the Iowa Articles of Merger with the Secretary of State of the State of Iowa pursuant to the IBCA and the Delaware Certificate of Merger with the Secretary of State of the State of Delaware; (vii) the filing of the Bank Merger Certificates with respect to the Bank with the Secretary of State of the State of Iowa; and (viii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement and the listing of additional shares of Acquiror Common Stock on the NASDAQ Global Select Market, no consents, non-objections, approvals of, notices to, waivers or authorizations by, or applications, filings or registrations with any Regulatory Authority or any other Person except as set forth on Section 3.4 of the Company Disclosure Schedules (all consents and approvals, the “Third Party Consents”) are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 3.5   Company Capitalization.
(a)   As of the date of this Agreement (the “Company Capitalization Date”), the authorized capital stock of the Company consists exclusively of 100,000,000 shares of Company Common Stock, of which, 26,582.23 shares were issued and outstanding as of the date of this Agreement, including 100 unvested shares of restricted stock granted by the Company under the Company Benefit Plans. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except for that certain First Amended and Restated Shareholders’ Agreement, dated as of September 10, 2013 (the “Shareholder Agreement”), there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the outstanding capital stock of the Company. Except as set forth in this Section 3.5, there are no equity-based awards outstanding as of the Company Capitalization Date. A true, correct and complete list dated as of the date hereof, of all of the outstanding shares of Company Common Stock, all of which are owned of record by shareholders of the Company, with the domicile addresses and in the respective amounts, is set forth in Section 3.5 of the Company Disclosure Schedules and will be updated by the Company as of the Closing Date. Except for the Shareholder Agreement and as set forth in Section 3.5 of the Company Disclosure Schedules, to the Knowledge of the Company, there are no shareholder agreements, voting agreements, proxies, voting trusts or other understanding agreements or commitments with or among one or more of such shareholders with respect to the voting, disposition or other incidents of ownership of any shares of Company Common Stock, including any agreement that or imposes any limitation or restriction on Company Common Stock, including any restriction on the right of a shareholder to vote, sell or otherwise dispose of such Company Common Stock.
(b)   Except as Previously Disclosed, as of the Company Capitalization Date, there are no issued, reserved for issuance or outstanding: (i) shares of Company Capital Stock or voting securities of the Company other than the Company Common Stock; (ii) securities of the Company convertible into or exchangeable for shares of Company Capital Stock or voting securities of the Company; (iii) options, warrants, units or other securities or rights to acquire from the Company, or other obligation of the Company to issue, any Company Capital Stock, voting securities or securities convertible into or exchangeable for Company Capital Stock or voting securities of the Company; or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or units that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any Company Capital Stock or other securities of, or ownership interests in, the Company. As of the Company Capitalization Date, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any the securities or rights described in this Section 3.5(b). Except as set forth in Section 3.5 of the Company Disclosure Schedules, since the January 1, 2018 through the date hereof, the Company has not: (1) issued, reserved for issuance, repurchased or redeemed any shares of Company equity securities; or (2) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards.
(c)   None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than as Previously Disclosed, no outstanding subscriptions, agreements, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the shareholders of the Company.
Section 3.6   Company Subsidiary Capitalization.   Except as set forth in Section 3.6 of the Company Disclosure Schedules, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of the Company owns or has any Contract to acquire any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 3.7   Financial Statements and Reports; Regulatory Filings.
(a)   True and complete copies of the following financial statements have been made available to Acquiror: (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2018, 2019 and 2020, and the related unaudited statements of income, changes in shareholders’ equity and cash flows for the fiscal years then ended; (ii) the unaudited consolidated interim balance sheet of Company and its Subsidiaries as of March 31, 2021 and the related statement of income for the three-month period then ended; (iii) Call Reports for the Bank as of and for the years ended December 31, 2018, 2019 and 2020; and (iv) Call Report for the Bank as of and for the period ended March 31, 2021 (collectively, the “Company Financial Statements”).
(b)   Except as set forth in Section 3.7(b) of the Company Disclosure Schedules, the Company Financial Statements have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements, including the maintenance of an adequate system of internal controls. The Company Financial Statements are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations, cash flows, changes in shareholders’ equity and consolidated financial position, as applicable, of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements. Except for (i) those liabilities that are set forth on the Company Financial Statements; and (ii) liabilities incurred since December 31, 2020 in the Ordinary Course of Business and that are not, individually or in the aggregate, material to Company or its Subsidiaries, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), whether or not the same would have been required to be reflected on in the Company Financial Statements if it had existed on or before December 31, 2020.
(c)   Since January 1, 2018, neither the Company nor any Subsidiary of the Company or any Representative of the Company or any Subsidiary of the Company has received or has otherwise had or obtained, to the Company’s Knowledge, any material complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or any Subsidiary of the Company or their internal control over financial reporting, including any complaint, allegation, assertion, or claim that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. The Company has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting.
(d)   The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2018, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(e)   To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2018 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r). Except for normal examinations conducted by a Regulatory Authority in the ordinary course of the business of the Company and its Subsidiaries, there is no pending proceeding before, or, to the Knowledge of the Company, examination or investigation by, any Regulatory Authority into the business or operations of the Company or any of its Subsidiaries.
Section 3.8   Books and Records.   The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with the Company’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of the Company and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.
Section 3.9   Properties.
(a)   Section 3.9(a) of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement, together with the address of such real estate, and each lease of real property to which it is a party, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.
(b)   The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, other than OREO, subject to no Liens of any kind except: (i) as noted in the most recent Company Financial Statements or as set forth in Section 3.9 of the Company Disclosure Schedules; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which adequate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, securing any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities or any transaction by the Bank acting in a fiduciary capacity or otherwise incurred in the Ordinary Course of Business and set forth on Section 3.9 of the Company Disclosure Schedules; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations at such properties; (v) minor defects and irregularities in title and encumbrances that do not materially impair the value or use thereof for the purposes for which they are held as of the date of this Agreement; (vi) liens or deposits in connection with worker’s compensation, unemployment insurance, social security or other insurance; (vii) inchoate mechanic’s and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the Ordinary Course of Business of the Company or the Bank consistent with past practice; and (viii) liens on property required by Regulation W promulgated by the Federal Reserve (collectively, the “Company Permitted Exceptions”). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. To the Knowledge of the Company, all buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. Since December 31, 2020, none of the Company’s or its Subsidiaries’ real property, whether owned or leased, has been taken by eminent domain (or to the Knowledge of the Company is the subject of a pending or contemplated taking which has not been consummated).

Section 3.10   Loans; Loan Loss Reserve.
(a)   Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof (the “Company Loans”) reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is true, genuine, customary and legally sufficient in all material respects and (i) to the extent relating to a secured obligation, is secured by valid liens which have been perfected (including, if applicable, by the timely filing of financing statements (and, if applicable, extensions thereof) pursuant to the applicable Uniform Commercial Code in effect or timely recording of deeds of trust), and the collateral for such Loan to the extent collateral is required to be insured, the collateral is so insured and (ii) constitutes, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines. The notes or other credit or security documents with respect to each such outstanding Company Loan were in compliance in all material respects with all applicable Legal Requirements at the time of origination or purchase by the Company and are complete and correct in all material respects.
(b)   All Company Loans originated or purchased by the Bank were made or purchased (i) in accordance with the policies of the board of directors of the Bank, subject to certain customary Bank policy exceptions, which policy exceptions are recorded in the Bank’s loan files, and (ii) in the Ordinary Course of Business of the Bank. The Bank’s interest in all Company Loans is free and clear of any Lien and the Bank has complied in all respects with all Legal Requirements relating to such Company Loans, except where the failure to so comply would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.10(b) of the Company Disclosure Schedules, there has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Company or the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.
(c)   Section 3.10(c) of the Company Disclosure Schedules lists, as of May 31, 2021, each Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest; (ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Bank; (iii) that has been listed on any “watch list” or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director; (vii) the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Company Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms (other than loan modifications made in connection with the COVID-19 pandemic that have returned to previously agreed upon payments and for which all deferred payment of both principal and interest have been fully repaid); (viii) a specific reserve allocation existed in connection therewith; (ix) to the Knowledge of the Company, had past due Taxes associated therewith; (x) was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40; or (xi) was a high-volatility commercial real estate loan.
(d)   The Bank’s allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the reasonable judgment of the Bank, was and is adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged off, on outstanding Company Loans. Since December 31, 2020, the Bank has not been notified by any Regulatory Authority that: (i) its allowance for loan and lease losses is inadequate or inconsistent with the Bank’s historical loss experience; or (ii) the practices and policies of the Bank in establishing its allowance for loan and lease losses and in accounting for non-performing and classified assets generally fail to comply with applicable accounting or regulatory requirements.
(e)   To the Knowledge of the Company: (i) none of the Company Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of the Bank’s allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.
(f)   The Bank’s Mortgage Loan origination and servicing activities, are, and at all times since January 1, 2018, have been undertaken and performed, in compliance with, and at no time since January 1, 2018, has the Bank been notified that it is in default or violation of any Applicable Mortgage Business Requirements enacted, adopted, promulgated or applied by a Regulatory Authority. Since January 1, 2018, the Bank has not received any written notice from any governmental authority, asserting that the Mortgage Loan origination and servicing activities have materially violated or have not complied with all Applicable Mortgage Business Requirements with respect to Mortgage Loans originated or serviced by the Bank. Since January 1, 2018, the Bank has filed all reports, notifications and other filings required to be filed with any Regulatory Authority pursuant to all Applicable Mortgage Business Requirements (and has paid all fees and assessments due and payable in connection therewith).
(g)   Except as set forth on Schedule 3.10, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Company Loans or pools of Company Loans or participations in Company Loans or pools of Company Loans contains any obligation to repurchase such Company Loans or interests therein solely on account of a payment default by the obligor on any such Company Loan.
(h)   All Company Loans to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries are and were originated in compliance in all material respects with all applicable Legal Requirements.
Section 3.11   Taxes.
(a)   The Company and each of its Subsidiaries have duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and each such Tax Return was true, correct and complete in all material respects when filed. The Company and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided.
(b)   There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company’s or its Subsidiaries’ assets. Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. Except as set forth in Section 3.11(b) of the Company Disclosure Schedules, none of the Company or any of its Subsidiaries is a party to a tax sharing, tax allocation or similar agreement.
(c)   The Company and each of its Subsidiaries have delivered or made available to Acquiror true, correct and complete copies of all Tax Returns relating to income taxes, franchise taxes and all other material taxes owed by the Company and its Subsidiaries with respect to the last five (5) fiscal years.
(d)   To the Knowledge of the Company, the Company and each of its Subsidiaries have not engaged in any transaction that could materially affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662,

6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
Section 3.12   Employee Benefits.
(a)   Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Acquiror true and complete copies of the following with respect to each material Company Benefit Plan: (i) a copy of the Company’s current employee policy manual; (ii) copies of each Company Benefit Plan (or a written description where no formal plan document exists), and all related plan descriptions and other material written communications provided to participants of Company Benefit Plans; (iii) to the extent applicable, the last three (3) years’ annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iv) other material ancillary documents, including the following documents related to each Company Benefit Plan:
(i)   all material contracts with third-party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;
(ii)   all notices and other material written communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable Legal Requirements within the three (3) years preceding the date of this Agreement;
(iii)   all notices or other material written communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the three (3) years preceding the date of this Agreement; and
(iv)   with respect to any equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award), (A) a complete and correct list of recipients of outstanding awards as of the date hereof, (B) the number of outstanding awards held by each recipient as of the date hereof and (C) the form of award agreement pursuant to which each such outstanding award was issued or otherwise granted.
(b)   Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. No Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being nondeductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.
(c)   Neither the Company nor any Company ERISA Affiliate sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or, could have any liability with respect to, (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or (iii) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a “multiple employer plan” (as described in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all respects with the requirements of the Code and ERISA, and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.

(d)   Each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.
(e)   Each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(f)   Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company’s Knowledge, threatened by, on behalf of or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.
(g)   No Company Benefit Plan fiduciary or any other Person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other Person under any provisions of ERISA or any other applicable Legal Requirement by reason of any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To the Company’s Knowledge, no disqualified person (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(h)   Except as set forth in Section 3.12(h) of the Company Disclosure Schedules, no Company Benefit Plan or Company Benefit Plan fiduciary has engaged in any transaction involving Company Capital Stock with respect to which a selling shareholder has made an election under Code Section 1042 and the Company has consented under Code Section 1042 to the application of Code Sections 4978 and 4979A.
(i)   Except as set forth in Section 3.12(i) of the Company Disclosure Schedules, all accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Company Financial Statements.
(j)   There are no obligations under any Company Benefit Plans to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).
(k)   To the Company’s Knowledge, no condition exists as a result of which the Company or any Subsidiary would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plans.
(l)   Neither the Company nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.
(m)   Each Company Benefit Plan may be amended, terminated or otherwise discontinued as of the Closing Date in accordance with its terms without any liability to Acquiror or to Acquiror ERISA Affiliates.
Section 3.13   Compliance with Legal Requirements.   The Company and each of its Subsidiaries hold all material licenses, certificates, registrations, permits, franchises, rights and other authorizations from all appropriate Regulatory Authorities or other third parties necessary for the lawful conduct of their respective businesses. The Company and each of its Subsidiaries is, and at all times since January 1, 2018, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2018, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 3.14   Legal Proceedings; Orders.
(a)   Except as set forth in Section 3.14(a) of the Company Disclosure Schedules, or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of the Company, threatened, Proceedings against the Company or any of its Subsidiaries. There is no Order imposed on the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Entity or any of its affiliates) that would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole. No officer, director, employee or agent of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted.
(b)   Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest, or relates to, or limits in any manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, since January 1, 2014, none of the foregoing has been threatened by any Regulatory Authority, and, to the Company’s Knowledge, no Regulatory Authority is considering issuing any the foregoing or has threatened the commencement of any regulatory investigation.
(c)   None of the Company, any Subsidiary of the Company or, to the Company’s Knowledge, any of their respective Representatives has, directly or indirectly: (i) used any funds of the Company or any Subsidiary of the Company for any unlawful contribution, unlawful gift or unlawful entertainment or other expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic governmental official or employee or to any foreign or domestic political party or campaign from funds of the Company or any Subsidiary of the Company; (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar law; (iv) established or maintained any unlawful fund of monies or other assets of the Company or any Subsidiary of the Company; (v) made any fraudulent entry on the books or records of the Company or any Subsidiary of the Company; or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for the Company or any Subsidiary of the Company or any of their Affiliates, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any Subsidiary of the Company, or is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury.
(d)   Section 3.14 of the Company Disclosure Schedules lists each Proceeding which is pending on the date of this Agreement, or that has been settled in the past three (3) years against the Company or any Subsidiary of the Company, or any present or former officer, director or employee of the Company or any Subsidiary of the Company (relating to their capacity as such).

Section 3.15   Absence of Certain Changes and Events.   Except as listed in Section 3.15 of the Company Disclosure Schedules, since December 31, 2020, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and without limiting the foregoing with respect to each, since December 31, 2020, there has not been any:
(a)   change in their authorized or issued capital stock; grant of any stock option or right to purchase shares of their capital stock; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by them of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of their capital stock, except as reflected on the Company Financial Statements;
(b)   amendment to their articles of incorporation, charter or bylaws or adoption of any resolutions by their board of directors or shareholders with respect to the same;
(c)   payment or increase of any bonus, salary or other compensation to any of their shareholders, directors, officers or employees, except for normal increases in the Ordinary Course of Business or in accordance with any then-existing Company Benefit Plan, or entry into any employment, consulting, non-competition, change in control, severance or similar Contract with any shareholder, director, officer or employee, except for the Contemplated Transactions and except for any employment, consulting or similar agreement or arrangement that is not terminable at will or upon thirty (30) days’ notice or less, without penalty or premium;
(d)   adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Company Benefit Plan;
(e)   damage to or destruction or loss of any of their assets or property, whether or not covered by insurance and where the resulting diminution in value individually or in the aggregate is greater than $100,000 or is otherwise a Company Material Contract;
(f)   entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement pursuant to any Contract or any similar transaction;
(g)   except for this Agreement, entry into any new, or modification, amendment, renewal or extension (through action or inaction) of the terms of any existing, lease, Contract or license that has a term of more than one (1) year or that involves the payment by the Bank of more than $100,000 in the aggregate;
(h)   Company Loan or commitment to make any Company Loan other than in the Ordinary Course of Business;
(i)   Company Loan or commitment to make, renew, extend the term or increase the amount of any Company Loan to any Person if such Company Loan or any other Company Loans to such Person or an Affiliate of such Person is on the “watch list” or similar internal report of the Bank, or has been classified by the Bank or any Regulatory Authority as “substandard,” “doubtful,” “loss” or “other loans specially mentioned,” or listed as a “potential problem loan”;
(j)   incurrence by them of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;
(k)   sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of their assets or properties, or mortgage, pledge or imposition of any Lien upon any of their material assets or properties, except: (i) for Company Permitted Exceptions; or (ii) as otherwise incurred in the Ordinary Course of Business;
(l)   cancellation or waiver by them of any claims or rights with a value in excess of $100,000;
(m)   any investment by them of a capital nature (e.g., construction of a structure or an addition to an existing structure on property owned by the Company or any of its Subsidiaries) individually or in the aggregate exceeding $100,000;

(n)   except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;
(o)   transaction for the borrowing or loaning of monies, or any increase in any outstanding indebtedness, other than in the Ordinary Course of Business;
(p)   material change in any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and Tax planning, accounting or any other material aspect of their business or operations, except for such changes as may be required in the opinion of the management of the Company or its Subsidiaries, as applicable, to respond to then-current market or economic conditions or as may be required by any Regulatory Authorities;
(q)   filing of any applications for additional branches, opening of any new office or branch, closing of any current office or branch, or relocation of operations from existing locations;
(r)   discharge or satisfaction of any material lien or encumbrance on their assets or repayment of any indebtedness for borrowed money, except for obligations incurred and repaid in the Ordinary Course of Business;
(s)   entry into any Contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets, including any investment securities, but excluding OREO, individually or in the aggregate in excess of $100,000, except for the pledging of collateral to secure public funds or entry into any repurchase agreements in the Ordinary Course of Business;
(t)   purchase or other acquisition of any investments, direct or indirect, in any derivative securities, financial futures or commodities or entry into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;
(u)   hiring of any employee with an annual salary in excess of $100,000;
(v)   agreement, whether oral or written, by it to do any of the foregoing;
(w)   failure to maintain in full force and effect any insurance policy in effect as of December 31, 2020, in each case, on substantially the same terms as in effect on December 31, 2020; or
(x)   event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.
Section 3.16   Material Contracts.   Except for Contracts evidencing Company Loans made by the Bank in the Ordinary Course of Business, Section 3.16 of the Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a “Company Material Contract”) as of the date of this Agreement, true, complete and correct copies of each of which have been delivered or made available to Acquiror:
(a)   each lease of real property to which the Company or any of its Subsidiaries is a party;
(b)   all loan and credit agreements, conditional sales Contracts or other title retention agreements or security agreements relating to money borrowed by it in excess of $100,000, or guaranteed by the Company or any of its subsidiaries ,exclusive of deposit agreements with customers of the Bank entered into in the Ordinary Course of Business, agreements for the purchase of federal funds and repurchase agreements and Federal Home Loan Bank of Des Moines advances;
(c)   each Contract that involves performance of services or delivery of goods or materials by it of an amount or value in excess of $100,000 (other than Contracts for the sale of loans);
(d)   each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by it in excess of $100,000;
(e)   each Contract not referred to elsewhere in this Section 3.16 that: (i) relates to the future purchase of goods or services that materially exceeds the requirements of its business at current levels or for normal operating purposes; or (ii) has a Material Adverse Effect on the Company or its Subsidiaries;

(f)   each lease, rental, license, installment and conditional sale agreement and other Contract affecting the ownership of, leasing of, title to or use of, any personal property (except personal property leases and installment and conditional sales agreements having aggregate remaining payments of less than $100,000);
(g)   each material licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property (other than shrink-wrap license agreements or other similar license agreements), including material agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;
(h)   each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(i)   each joint venture, partnership, shareholder, limited liability company, investor rights and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;
(j)   each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its Subsidiaries to engage in any line of business or to compete with any Person including from soliciting customers, clients or employee of any Person, or provides a right of first offer, right of first refusal, option or similar right to the Company or any Subsidiary or any other Person or that would limit or purport to limit the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business, including any (i) exclusive dealing obligation; (ii) “clawback” or similar undertaking requiring the reimbursement or refund of any fees; or (iii) “most favored nation” or similar provision granted by the Company or any of its Subsidiaries;
(k)   each Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods having an average annual amounts in excess of $100,000;
(l)   that is (i) an employment, consultancy, non-competition, non-solicitation, deferred compensation, retention, bonus, severance, retirement or other similar Contract (including any amendment to any such existing agreement or arrangement); or (ii) relating to bank-owned life insurance, in each case with any director, officer, employee or independent contractor of or consultant to, or shareholder of, the Company or any Subsidiary of the Company;
(m)   that is with an Affiliate of the Company or any of its Subsidiaries other than loans in the Ordinary Course of Business;
(n)   each current material consulting or non-competition agreement to which the Company or any of its Subsidiaries is a party;
(o)   the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Company or its Subsidiaries as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person’s employment or position following such consummation) and the maximum amount of such payment;
(p)   each Contract for capital expenditures for a single property, individually, or collectively with any other Contract for capital expenditures on such property, in excess of $100,000;
(q)   each Contract that may not be terminated without payment or penalty equal to or greater than $25,000 upon notice of thirty (30) days or less (other than shrink-wrap or similar form software license agreements with respect to off-the-shelf computer software);
(r)   that is a settlement agreement, other than releases immaterial in nature or amount entered into in the Ordinary Course of Business with the former employees of the Company or its Subsidiaries or independent contractors in connection with the routine cessation of such employee’s or independent contractor’s employment;

(s)   each Company Benefit Plan; and
(t)   each amendment, supplement and modification in respect of any of the foregoing.
Section 3.17   No Defaults.   Each Company Material Contract is in full force and effect and is valid and enforceable against the Company, and to the Company’s Knowledge, against such other party to such Company Material Contract, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract, except as listed in Section 3.10(c) of the Company Disclosure Schedules or where any such default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2018, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Except as set forth in Section 3.17 of the Company Disclosure Schedules, or other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.
Section 3.18   Insurance.   Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective businesses, operations, properties or assets (including bankers’ blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Acquiror. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with comparable entities engaged in the same business and industry. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past three (3) years prior to the date of this Agreement that individually or in the aggregate exceed $50,000 and the current status of such claims. No such pending claim has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. None of the Company or any of its Subsidiaries has had any insurance policy or bond canceled or nonrenewed by the issuer of the policy or bond within the past three (3) years.
Section 3.19   Compliance with Environmental Laws.   There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law. No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate, other than OREO, on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances, if known to be present on, at or under such property, would require notification to any Regulatory Authority, cleanup, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property, except where such action would not reasonably be expected to have a Material Adverse Effect on the Company. Except for any matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 3.20   Transactions with Affiliates.   Except as set forth in Section 3.20 of the Company Disclosure Schedules, no officer or director of the Company or any of its Subsidiaries, any Immediate Family Member of any such Person, and no entity that any such Person “controls” within the meaning of Regulation O of the Federal Reserve has (a) any Company Loan or any other agreement with the Company or any of its Subsidiaries or (b) any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to, the business of the Company or any of its Subsidiaries. To the Knowledge of the Company, no action or failure to take action by any present or former director, officer, employee or agent of the Company or any Subsidiary of the Company has occurred which would give rise to a material claim by any such individual for indemnification from the Company or any Subsidiary of the Company.
Section 3.21   Voting Requirements.    The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Shareholders’ Meeting or an adjournment or postponement thereof to adopt this Agreement is the only vote of the holders of any class or series of capital stock or voting securities of, or other equity interests in, the Company necessary to adopt this Agreement.
Section 3.22   Brokerage Commissions.   Except for fees payable to D.A. Davidson & Co. pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
Section 3.23   Approval Delays.   To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary federal bank regulator), and the institution’s rating under the CRA is “satisfactory” or better.
Section 3.24   Labor Matters.
(a)   There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.
(b)   Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

Section 3.25   Intellectual Property.    Each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person. To the extent the Company has designated any of its information, materials, or processes a trade secret, the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets that are owned, used, or held by them. Neither the Company nor any of its Subsidiaries has received written notice from any third party alleging any material interference, infringement, misappropriation or violation of any intellectual property rights of any third party.
Section 3.26   Investments.
(a)   Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description, as of March 31, 2021, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Company Investment Securities”); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any Liens except for Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.
(b)   Except as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as “held to maturity,” none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
(c)   None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other Person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.
(d)   All Derivative Transactions, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the Ordinary Course of Business and in accordance with prudent banking practice and applicable Legal Requirements of applicable Regulatory Authorities and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity) and are in full force and effect. The Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

Section 3.27   Fiduciary Accounts.   The Bank has properly administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian, guardian, conservator, personal representative, or investment advisor, in accordance with the terms of the governing documents and applicable Legal Requirements. The Bank has not committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.
Section 3.28   Deposits.   All of the deposits held by the Bank (including the records and documentation pertaining to such deposits) have been established and are held in material compliance with applicable Legal Requirements and in all material respects with all applicable policies, practices and procedures of the Bank. No legal action or proceeding for the termination or revocation of such insurance is pending, or to the Knowledge of the Company, has any such termination or revocation been threatened. account.
Section 3.29   Customer Information Security.   Since December 31, 2018, to the Knowledge of the Company, there has been no unauthorized disclosure of, or unauthorized access to, or suspected unauthorized disclosure of, or unauthorized access to, any nonpublic personal information of a customer in the possession of the Company or any of its Subsidiaries that could result in substantial harm to such customer.
Section 3.30   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by the Company in this Article 3, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Acquiror or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by the Company in this Article 3, any oral or written information presented to Acquiror or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, in the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b)   The Company acknowledges and agrees that neither Acquiror nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 4.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ACQUIROR
Except as Previously Disclosed, Acquiror hereby represents and warrants to the Company as follows:
Section 4.1   Acquiror Organization.   Acquiror: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Acquiror Certificate of Incorporation and Acquiror Bylaws and all amendments thereto set forth in the Acquiror SEC Reports are true, complete and correct, and are in full force and effect as of the date of this Agreement. Acquiror has no direct or indirect subsidiary other than the subsidiaries listed on Exhibit 21.1 to Acquiror’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Section 4.2   Acquiror Subsidiary Organizations.   Acquiror Bank is an Illinois state chartered bank duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Acquiror Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Acquiror. Each Subsidiary of Acquiror has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Acquiror Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Acquiror has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Acquiror and all amendments thereto, each of which is true, complete and correct and in full force and effect as of the date of this Agreement.
Section 4.3   Authorization; Enforceability.   Acquiror has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Acquiror Board. The Acquiror Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Acquiror and its shareholders, and that this Agreement and the transactions contemplated hereby are in the best interests of Acquiror and its shareholders. The execution, delivery and performance of this Agreement by Acquiror, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of Acquiror enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 4.4   No Conflict.   Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, Acquiror or any of its Subsidiaries; or (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject. Except for the Third Party Consents no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality are necessary in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.5   Acquiror Capitalization.   As of the date of this Agreement, the authorized capital stock of Acquiror consists exclusively of: (i) 125,000,000 shares of Acquiror Common Stock, of which, as of March 31, 2021 (the “Acquiror Capitalization Date”), 27,382,069 shares were issued and outstanding, and 95,462 shares were held in the treasury of Acquiror; and (ii) 25,000,000 shares of Acquiror’s preferred stock, par value of $0.01 per share (the “Acquiror Preferred Stock”), of which no shares were issued and outstanding as of the Acquiror Capitalization Date. Acquiror does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of Acquiror on any matter. All of the issued and outstanding shares of Acquiror Capital Stock have been, and those shares of Acquiror Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights. As of the Acquiror Capitalization Date, no shares of Acquiror capital stock were reserved for issuance except for: (i) 140,168 shares of Acquiror Common Stock reserved for issuance in connection with stock options, restricted stock units, or other equity awards under Acquiror Benefit Plans; and (ii) 1,659,607 shares of Acquiror Common Stock reserved for issuance pursuant to future awards under Acquiror Benefit Plans.
Section 4.6   Acquiror Subsidiary Capitalization.   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Acquiror are owned by Acquiror, directly or indirectly, free and clear of any Liens and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Acquiror has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. No Subsidiary of Acquiror owns or has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth on Section 4.6 of the Acquiror Disclosure Schedules.
Section 4.7   Acquiror SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a)   Acquiror has timely filed all Acquiror SEC Reports, except where the failure to file any Acquiror SEC Report, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror, and all such Acquiror SEC Reports complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder which are applicable to Acquiror. The Acquiror SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Acquiror SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Acquiror SEC Reports. No Subsidiary of Acquiror is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(b)   The financial statements presented (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements, including the maintenance of an adequate system of internal controls. Taken together, the financial statements presented in the Acquiror SEC Reports (collectively, the “Acquiror Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Acquiror and its Subsidiaries at the respective dates of and for the periods referred to in the Acquiror Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Acquiror Financial Statements. As of the date hereof, RSM US LLP has not resigned (or informed Acquiror that it intends to resign) or been dismissed as independent registered public accountants of Acquiror.
(c)   Acquiror and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2018, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Acquiror and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(d)   To the Knowledge of Acquiror, there has not been any event or occurrence since January 1, 2018 that would result in a determination that Acquiror Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 4.8   Books and Records.   The books of account, minute books, stock record books and other records of Acquiror and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Acquiror’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Acquiror and each of its Subsidiaries fairly reflect the substance of events and transactions included therein.

Section 4.9   Loans; Loan Loss Reserve.
(a)   Each loan, loan agreement, note, lease or other borrowing agreement by Acquiror Bank, any participation therein, and any guaranty, renewal or extension thereof (reflected as an asset on any of the Acquiror Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Acquiror, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b)   All Acquiror Loans originated or purchased by Acquiror Bank were made or purchased in accordance with the policies of the board of directors of Acquiror Bank and in the Ordinary Course of Business of Acquiror Bank. Acquiror Bank’s interest in all Acquiror Loans is free and clear of any security interest, lien, encumbrance or other charge, and, Acquiror Bank has complied in all material respects with all Legal Requirements relating to such Acquiror Loans, except where the failure to so comply would not have a Material Adverse Effect on the Acquiror. There has been no default on, or forgiveness or waiver of, in whole or in part, any Acquiror Loan made to an executive officer or director of the Acquiror or Acquiror Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.
Section 4.10   Absence of Certain Changes and Events.   Since December 31, 2020, no event or events have occurred that had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Acquiror.
Section 4.11   Brokerage Commissions.   Except for fees payable to Piper Sandler & Co. pursuant to an engagement letter that has been Previously Disclosed, none of Acquiror or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
Section 4.12   Approval Delays.   To the Knowledge of Acquiror, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Acquiror Bank’s most recent CRA rating was “satisfactory” or better.
Section 4.13   Financial Capability.   Acquiror has sufficient funds to pay the cash component of the Merger Consideration and to perform its other obligations contemplated by this Agreement.
Section 4.14   No Other Representations or Warranties.
(a)   Except for the representations and warranties made by Acquiror in this Article 4, neither Acquiror nor any other Person makes any express or implied representation or warranty with respect to Acquiror, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Acquiror hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Acquiror nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or representatives with respect to: (i) any financial projection, forecast, estimate, budget or prospective information relating to Acquiror, any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Acquiror in this Article 4, any oral or written information presented to the Company or any of its Affiliates or representatives in the course of their due diligence investigation of Acquiror, in the negotiation of this Agreement or in the course of the Contemplated Transactions.
(b)   Acquiror acknowledges and agrees that neither the Company nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article 3.

ARTICLE 5
THE COMPANY’S COVENANTS
Section 5.1   Access and Investigation.
(a)   Subject to any applicable Legal Requirement, Acquiror and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company’s continued compliance with the terms and conditions of this Agreement and preparing for the integration of Acquiror and the Company following the Effective Time. Acquiror and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided,however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. The Company and the Bank shall permit Acquiror to discuss the business affairs, condition (financial and otherwise), assets and liabilities of the Company and the Bank with the Company’s and the Bank’s management and employees, as is necessary or reasonably appropriate for the purposes of familiarizing itself with the businesses and operations of the Company and the Bank, to the extent allowable by applicable Legal Requirements. Upon request, the Company and each of its Subsidiaries will furnish Acquiror or its Representative attorneys’ responses to auditors’ requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Acquiror the disclosure of which, in the Company’s reasonable judgment: (i) would be prohibited by any applicable Legal Requirement; (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) would relate to pending or threatened litigation or investigations, if disclosure would affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Acquiror will make appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.
(b)   From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Acquiror: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.
(c)   The Company shall provide, and cause each of its Subsidiaries to provide, to Acquiror all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries, in each case other than portions of such documents: (i) relating to confidential supervisory or examination materials, (ii) the disclosure of which would violate any applicable Legal Requirement, (iii) the disclosure of which would, in the reasonable judgment of the Company’s outside counsel, result in the waiver of the attorney-client privilege, or (iv) related to an Acquisition Proposal (disclosure of which shall be governed solely by Section 5.8).
(d)   From and after the date hereof, the Company shall provide Acquiror within ten (10) Business Days of the end of such month with (i) an unaudited unconsolidated balance sheet of the Company’s Subsidiaries as of the end of each calendar month, and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each calendar quarter; (ii) an unaudited unconsolidated balance sheet of the Company as of the end of each calendar month; (iii) the unaudited AOCI of the

Company as of the end of each calendar month; and (iv) the unaudited general ledger of the Company as of the end of each calendar month (collectively, the “Unaudited Monthly Financial Statements”). The Unaudited Monthly Financial Statements shall (A) be prepared from, and in accordance with, the books and records of the Company and its Subsidiaries; (B) be prepared in accordance with GAAP (other than such exceptions as described in Section 3.7(b) of the Company Disclosure Schedules); and (C) with respect to the foregoing clauses (i) and (ii), fairly present in all material respects the consolidated results of operations, and consolidated financial position of the Company and the Company’s Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject to recurring year-end audit adjustments normal in nature and amount).
(e)   The Company shall cooperate with Acquiror in connection with the preparation of financial statements, if any, of the Company and pro forma financial statements that Acquiror may file with the SEC.
(f)   All information obtained by Acquiror in accordance with this Section 5.1 shall be treated in confidence as provided in that certain Mutual Confidentiality Agreement dated as of April 27, 2021, between Acquiror and the Company (the “Confidentiality Agreement”).
Section 5.2   Operation of the Company and Company Subsidiaries.
(a)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business; (ii) use reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships, keep available the services of its present employees, and maintain its relationships and goodwill with all suppliers, customers, depositors, borrowers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company or any Subsidiary of the Company; (iii) perform under each of the Company Material Contracts; (iv) maintain and keep their properties in as satisfactory repair and condition as presently maintained, except for obsolete properties and for deterioration due to ordinary wear and tear; (v) comply in all material respects with all applicable Legal Requirements; and (vi) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Acquiror to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b)   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of Acquiror, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:
(i)   (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants, including issuances under Company Benefit Plans; or (C) grant any registration rights with respect to shares of Company Capital Stock;
(ii)   (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock outside of past practice (other than dividends from its wholly owned Subsidiaries to it); or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock;
(iii)   amend the terms of, waive any rights under, terminate (other than at its stated expiration date), violate the terms of, assign or enter into: (A) any Company Material Contract; (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;

(iv)   enter into loan transactions not in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;
(v)   (A) extend credit or enter into any contracts binding the Bank to extend or acquire any credit except in a manner consistent with past practice and in accordance with the lending policies of such Bank as disclosed to Acquiror, and the Bank will not extend or acquire any credit or enter into any Contracts binding it to extend or acquire any credit (1) in an amount in excess of $500,000 with respect to any loan, commitment or Contract that is unsecured or partially unsecured; (2) in an amount in excess of $1,000,000 with respect to any new loan, commitment or Contract that is fully secured by a lien on property, (3) in an amount in excess of $500,000 with respect to any borrowers with loans, commitments or Contracts listed on the Bank’s “watch list” or similar internal report of the Bank; or (4) in an amount in excess of $2,000,000 with respect to any loan, commitment or Contract, in each case, without first providing Acquiror (at least three Business Days prior to extending such credit or entering into any contract binding such Bank to do so) with a copy of the loan underwriting analysis and credit memorandum of such Bank and the basis of the credit decision of such Bank; (B) sell, assign or otherwise transfer any participation in any loan except in a manner consistent with past practice and in accordance with the existing lending policies of the Bank; or (C) extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or the Bank which constitutes a nonaccrual loan or against any part of such indebtedness for which the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged off by the Company or the Bank;
(vi)   maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);
(vii)   fail to: (A) charge off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on nonaccrual any Company Loans or leases that are past due greater than ninety (90) days;
(viii)   sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances (A) in the Ordinary Course of Business, (B) of financial assets or investments, or (C) of obsolete or unused equipment, fixtures or assets and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;
(ix)   acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business), or contract to acquire, all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
(x)   amend the Company Articles of Incorporation or the Company Bylaws, or similar governing documents of any of its Subsidiaries;
(xi)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
(xii)   not buy or sell any security held, or intended to be held, for investment other than in the Ordinary Course of Business, and provided that such restriction shall not affect the buying and selling by the Bank of federal funds or the reinvestment of dividends paid on any securities owned by the Bank as of the date of this Agreement;
(xiii)   except as permitted by this Agreement or as required by any applicable Legal Requirement or the terms of any Company Benefit Plan existing as of the date hereof: (A) increase in any manner the compensation or benefits of, or pay any bonus or grant any other benefit or perquisite to, any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the “Company Employees”), other than bonus payments paid on or after December 15, 2021 or increases in the Ordinary Course of Business consistent with past practices in timing, metrics and amount, to those Company Employees as set forth in Section 5.2(b)(xiii) of the Company Disclosure Schedules; (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or shareholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; or (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement;
(xiv)   incur or guarantee any indebtedness for borrowed money, including any increase in any outstanding indebtedness, other than in the Ordinary Course of Business;
(xv)   establish any new Subsidiary of the Company or any Affiliate of the Company, enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;
(xvi)   settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an actions, suits, claims or proceedings that are settled in an amount and for consideration not in excess of $100,000, in aggregate, and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be adverse to it or its Subsidiaries;
(xvii)   make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;
(xviii)   make or change any material Tax elections, change or consent to any material change in it or its Subsidiaries’ method of accounting for Tax purposes (except as required by a change in GAAP or applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return;
(xix)   hire or terminate (other than for cause) any employee with an annual salary in excess of $100,000;
(xx)   materially increase or decrease the rate of interest paid on deposit accounts, except in a manner and pursuant to policies consistent with the Company’s past practices and safe and sound banking practices;
(xxi)   (A) implement or adopt any material change in its interest rate or fee pricing or its risk management policies, procedures or practices; (B) fail to comply in any material respect with its existing policies or practices with respect to managing its exposure to interest rate and other risks; or

(C) materially change its investment, underwriting, or asset liability management, hedging or other banking or operating policies or practices, including policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, except in each cause (A) through (D) as required by any Regulatory Authority;
(xxii)   foreclose upon or otherwise acquire any commercial real property having an appraised value greater than $500,000 prior to obtaining a recent Phase I environmental review thereof;
(xxiii)   make any capital expenditure in excess of $100,000 in the aggregate without consulting with Acquiror, except pursuant to commitments made prior to the date of this Agreement;
(xxiv)   take any action that is intended or is reasonably likely to result in (A) any of the conditions to the Merger set forth in this Agreement not being satisfied; or (B) a material violation of any provision of this Agreement; or
(xxv)   agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2(b).
(c)   For purposes of Section 5.2(b), Acquiror’s consent shall be deemed to have been given if the Company has made a written request to Fred L. Drake, Chairman and Chief Executive Officer of Acquiror, and J. Lance Carter, President and Chief Operating Officer of Acquiror, for permission to take any action otherwise prohibited by Section 5.2(b), and Acquiror has failed to respond to such request within five (5) Business Days after Acquiror’s receipt of such request.
Section 5.3   Notice of Changes.   The Company will give prompt notice to Acquiror of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8. The Company shall promptly advise the Acquiror of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement. The Company shall promptly notify Acquiror of any notice or other communication from any party to any Company Material Contract to the effect that such party has terminated or intends to terminate or otherwise materially adversely modify its relationship with the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement.
Section 5.4   Shareholders’ Meeting.   Subject to the other provisions of this Agreement and unless there has been a Company Adverse Recommendation, the Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the IBCA, the Company Articles of Incorporation and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”) for the purpose of obtaining the Company Shareholder Approval. The Company and the Company Board will use their reasonable best efforts to obtain from its shareholders the votes in favor of the adoption of this Agreement required by the IBCA, including by recommending that its shareholders vote in favor of this Agreement, and the Company and the Company Board will not withhold, withdraw, qualify or adversely modify (or publicly propose or resolve to withhold, withdraw, qualify or adversely modify) the Company Board’s recommendation to the Company’s shareholders that the Company’s shareholders vote in favor of the adoption and approval of this Agreement and the Contemplated Transactions, including the Merger (a “Company Adverse Recommendation”). However, if, prior to the time the Company Shareholder Approval is obtained, the Company Board, after consultation with outside counsel, determines in good faith it is reasonably likely that to, or to continue to, recommend this Agreement to its shareholders would result in a violation of its fiduciary duties under applicable Legal Requirements, then the Company Board may make a Company Adverse Recommendation or publicly propose or resolve to make a Company Adverse Recommendation.

Section 5.5   Information Provided to Acquiror.   The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company to Acquiror for inclusion or that is included in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Shareholders’ Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Acquiror or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.
Section 5.6   Operating Functions.   The Company and the Bank shall cooperate with Acquiror and Acquiror Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree.
Section 5.7   Resignations; Termination of Agreements.   The Company shall cause each director of the Company and each its Subsidiaries to execute and tender to Acquiror a resignation, from all director positions in a form acceptable to Acquiror in its sole discretion. The Company shall take all actions required to terminate the Shareholder Agreement and that certain Consulting Agreement dated June 19, 2019 between the Company and Sinclair Elevator, Inc. (the “Consulting Agreement”), such terminations to be terminated as of the Effective Time.
Section 5.8   Company Benefit Plans.
(a)   At the request of Acquiror, the Company will take all appropriate action to amend or terminate, prior to the Effective Time, any Company Benefit Plan, provided, however, that no action taken by the Company with respect to the termination of a Company Benefit Plan shall be required to be irrevocable until one day prior to the Effective Time.
(b)   Prior to the Effective Time, the Company shall accrue the costs associated with any payments due, or any vesting of equity awards, under any Company Benefit Plan, including without limitation any change-of-control or severance agreements, retention or stay bonus programs, or other similar arrangements, consistent with GAAP.
Section 5.9   Acquisition Proposals.
(a)   The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal. The Company will within one (1) Business Day advise Acquiror following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Acquiror apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a current basis.
(b)   The Company agrees that it will not, and will cause its respective Subsidiaries and its and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal from a Person other than Acquiror after the execution of this Agreement, and the Company Board concludes in good faith and consistent with the advice of outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions would be reasonably likely to result in a violation of the directors’ fiduciary duties under the IBCA, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Acquiror shall be promptly furnished to Acquiror); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.9 unless and until (x) five (5) Business Days have elapsed following the delivery to the other party of a written notice of such determination by the Company Board and, during such five (5) Business Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business Day period, the Company continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.
Section 5.10   Third Party Consents.   The Company and the Bank shall cooperate with Acquiror and Acquiror Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree.
Section 5.11   Conforming Accounting Entries.   If requested by Acquiror, the Company shall, and shall cause the Bank to, consistent with GAAP, immediately prior to Closing, make such accounting entries as Acquiror may reasonably request in order to conform the accounting records of the Company and the Bank to the accounting policies and practices of Acquiror. No such adjustment shall by itself constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement or be an acknowledgment by the Company or the Bank of any adverse circumstances for purposes of determining whether the conditions to Acquiror’s obligations under this Agreement have been satisfied. No adjustment required by Acquiror shall: (i) require any prior filing with any Regulatory Authority; or (ii) violate any applicable Legal Requirement.
Section 5.12   Title and Survey to Real Estate.
(a)   As soon as practical after the date hereof, but in any event no later than forty-five (45) days after the date hereof, the Company shall obtain at its own expense and deliver to Acquiror as soon as practicable prior to the Closing, with respect to the Company Real Estate, other than property carried as OREO, a commitment for an ALTA 2006 Owner’s Policy of Title Insurance covering a date subsequent to the date hereof, issued by a title insurance company selected by the Company, showing fee simple title in the Company or the Bank in such Company Real Estate with coverage over all standard exceptions and subject to no Liens of any kind except for any Company Permitted Exceptions. With respect to the property carried as OREO, the Company shall provide reasonably acceptable written proof of ownership by the Company and its Subsidiaries of such OREO property.
(b)   At the Closing, the Company shall obtain at its own expense and deliver to Acquiror, with respect to all Company Real Estate, an owner’s title insurance policy, or an irrevocable commitment to issue such a policy to Acquiror at no expense to Acquiror, dated as of the later of the Closing Date or the actual date of recording of the deed for the Company Real Estate, on ALTA Policy Form 2006, if available (if not available, then on Form B-1992), with respect to the Company Real Estate, other than property carried as OREO, issued by a title insurance company selected by the Company, containing any endorsements reasonably required by Acquiror, insuring the fee simple estate of the Bank in the Company Real Estate, other than property carried as OREO, in amount not less than the greater of (a) the appraised value of the Company Real Estate and (b) the value at which the Company or the Bank currently carries the Company Real Estate on its books, subject only to the Company Permitted Exceptions.
(c)   Acquiror may, in its discretion, within forty-five (45) days after the date hereof, require the Company to provide, at the Company’s expense and as soon as practicable prior to the Closing, a current American Land Title Association survey of any or all parcels of real property owned by the Company and its Subsidiaries, other than property carried as OREO, disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.
Section 5.13   Environmental Investigation.
(a)   Acquiror may, in its discretion and at its sole expense, within thirty (30) days of the date of this Agreement, require the Company to obtain a Phase I environmental site assessment (“Phase I”) for each parcel of Company Real Estate conducted by an independent professional consultant reasonably acceptable to both Acquiror and the Company to determine if any such parcel of Company Real Estate contains or gives evidence that any violations of Environmental Laws have occurred on any such property. If a Phase I report discloses any materially adverse environmental conditions, or reports a reasonable suspicion thereof, then, at Company’s sole expense, the Company shall promptly obtain and provide to Acquiror a Phase II environmental site assessment (“Phase II”) with respect to any affected property, which report shall contain an estimate of the cost of any remediation or other follow-up work that may be necessary to address those conditions in accordance with applicable Legal Requirements. Acquiror shall have no duty to act upon any information produced by any Phase I or Phase II report or for the benefit of the Company, the Bank or any other Person.
(b)   Upon receipt of the estimate of the costs of all follow up work to any Phase I or Phase II report, Acquiror and the Company shall attempt to agree upon a course of action for remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by any Phase I or Phase II environmental report, that includes an estimate of any Remediation Cost.
(c)   If any past or present events, conditions or circumstances require further investigation, remedial or cleanup action under Environmental Laws at its properties involving an expenditure reasonably expected to exceed $200,000 based on estimates prepared by the consultant conducting the Phase I or Phase II assessment, then (i) to the extent the aggregate expenditures with respect thereto are or are reasonably expected to be equal to or less than $1,000,000, the aggregate Per Share Merger Consideration shall be reduced at the Closing by the difference between $200,000 and the estimated amount of such expenditures; or (ii) to the extent the aggregate expenditures with respect thereto are or are reasonably expected to exceed $1,000,000, Acquiror may, at its sole option, elect by written notice to the Company to (A) cause the aggregate Per Share Merger Consideration to be reduced at the Closing by the difference between $200,000 and the estimated amount of such expenditures; or (B) terminate this Agreement. To the extent Acquiror elects to cause the aggregate Per Share Merger Consideration to be reduced under Section 5.13(c) by an amount equal to or greater than $2,500,000, the Company may at its sole discretion terminate this Agreement.
ARTICLE 6
ACQUIROR’S COVENANTS
Section 6.1   Operation of Acquiror and Acquiror Subsidiaries.   Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirements, or with the prior written consent of the Company, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Acquiror shall not, and shall cause each of its Subsidiaries not to: (i) take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Acquiror or the Company to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions; (ii) amend the Acquiror Certificate of Incorporation or the Acquiror Bylaws, or similar governing documents of any of its Subsidiaries, in a manner that would materially and adversely affect the benefits of the Merger to the shareholders of the Company; or (iii) agree to take, make any commitment to take, or adopt any resolutions of Acquiror Board in support of any of the actions prohibited by this Section 6.1.
Section 6.2   Information Provided to the Company.   Acquiror agrees that the information concerning Acquiror or any of its Subsidiaries that is provided or to be provided by Acquiror to the Company for inclusion or that is included in the Registration Statement or the Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, Acquiror shall have no responsibility for the truth or accuracy of any information with respect to the Company or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or in any document submitted to, or other communication with, any Regulatory Authority.
Section 6.3   Operating Functions.   Acquiror and Acquiror Bank shall cooperate with the Company and the Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Acquiror Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective at the Effective Time or such later date as the parties may mutually agree.
Section 6.4   Notice of Changes.   Acquiror will give prompt notice to the Company of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Acquiror; or (b) would cause or constitute a material breach of any of the Acquiror’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 9.
Section 6.5   Indemnification.
(a)   From and for a period of six (6) years after the Effective Time, Acquiror shall indemnify, defend and hold harmless, to the fullest extent permitted under applicable Legal Requirements, each current or former director, officer or employee of the Company or any of its Subsidiaries or fiduciary of the Company or any of its Subsidiaries under any Company Benefit Plans (each, an “Indemnified Party”), and any Person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the Contemplated Transactions, whether asserted or claimed prior to, at or after the Effective Time. Acquiror shall also advance expenses incurred by an Indemnified Party in each such case to the fullest extent permitted by applicable Legal Requirements, subject to the receipt of an undertaking from such Indemnified Party to repay such advanced expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.
(b)   Any Indemnified Party wishing to claim indemnification under Section 6.5(a), upon learning of any claim for indemnification pursuant thereto, shall promptly notify Acquiror thereof; provided, however, that failure to so notify will not affect the obligations of the Surviving Entity under Section 6.5(a) unless and to the extent that the Surviving Entity is actually prejudiced as a consequence. In the event of any such legal action (whether arising before or after the Effective Time): (i) the Surviving Entity shall have the right to assume the defense thereof and the Surviving Entity shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Entity elects in writing not to assume such defense, Indemnified Parties may retain counsel satisfactory to them, and the Surviving Entity shall pay all reasonable fees and expenses of such counsel for Indemnified Parties promptly as statements therefor are received; provided, however, that in such instance the Surviving Entity shall be obligated pursuant to this Section 6.5(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except where a conflict of interest would limit or preclude the retention of one firm of counsel; (ii) Indemnified Parties will cooperate in the defense of any such claim for indemnification; and (iii) the Surviving Entity shall not be liable for any settlement effected without its prior written consent; and provided, further, that the Surviving Entity shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated under Section 6.5(a) is prohibited by applicable Legal Requirements.
(c)   Prior to the Effective Time, the Company shall obtain and Acquiror shall fully pay the premium for the extension of the Company’s directors’ and officers’ liability insurance policies set forth on Schedule 6.5 of the Company Disclosure Schedules (complete and accurate copies of which have been heretofore made available to Acquiror) (the “Existing D&O Policy”) in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Existing D&O Policy for a period of six (6) years after the Effective Time; provided that Acquiror shall not be required to pay in the aggregate more than two hundred fifty percent (250%) of the amount of the aggregate annual premium paid by the Company for the current policy term for such policy, which annual premium is set forth on Schedule 6.5 of the Company Disclosure Schedules. It is understood and agreed that if the aggregate premiums for the coverage set forth in this Section 6.5(b) would exceed such two hundred fifty percent (250%) amount, Acquiror shall be obligated to pay for the maximum available coverage as may be obtained by the Company for such two hundred fifty percent (250%) amount.
(d)   The provisions of this Section 6.5 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives.
Section 6.6   Bonus Payments.   If the Closing occurs prior to December 15, 2021, Acquiror shall make the bonus payments to the Company Employees listed in Section 5.2(b)(xiii) of the Company Disclosure Schedules not later than December 31, 2021, provided such payments were fully accrued by the Company.
Section 6.7   Authorization and Reservation of Acquiror Common Stock.   The Acquiror Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Acquiror Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.
Section 6.8   Stock Exchange Listing.   Acquiror shall cause all shares of Acquiror Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the NASDAQ Global Select Market prior to the Closing Date.
ARTICLE 7
COVENANTS OF ALL PARTIES
Section 7.1   Regulatory Approvals.   Acquiror and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, but in no event later than thirty (30) days following the date hereof, file, effect and obtain all Requisite Regulatory Approvals. Each of Acquiror and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all public, non-confidential substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party reasonably apprised of the status of material matters relating to completion of the Contemplated Transactions. Acquiror and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.
Section 7.2   SEC Registration.   As soon as practicable following the date of this Agreement, but in no event later than sixty (60) days following the date hereof, the Company and Acquiror shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. Prior to the filing of the Registration Statement, Acquiror shall consult with the Company with respect to such filing and shall afford the Company and its representatives reasonable opportunity to review and comment thereon. The Registration Statement and the Proxy Statement shall include all information reasonably requested by the Company to be included. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror shall also take any action required to be taken under any applicable Legal Requirement in connection with the Acquiror Stock Issuance, and each party shall furnish all information concerning itself and its shareholders as may be reasonably requested in connection with any such action. Acquiror will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Acquiror or any Subsidiary of the Company or Acquiror, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Acquiror, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Acquiror, as applicable, shall promptly notify the other of such event (including prior to entering into any agreement providing for any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving Acquiror or any of its Subsidiaries), and the Company or Acquiror, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company’s shareholders and to Acquiror’s shareholders. Acquiror shall take all action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Legal Requirements and the rules and regulations thereunder in connection with the Merger and the issuance of Acquiror Common Stock as merger consideration pursuant to Section 2.1(a).
Section 7.3   Publicity.   Neither the Company nor Acquiror shall, and neither the Company nor Acquiror shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which consent shall not be unreasonably withheld or delayed) of Acquiror, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Acquiror; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the NASDAQ Rules.
Section 7.4   Reasonable Best Efforts; Cooperation.   Each of Acquiror and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to the Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Acquiror nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Acquiror and the Company will, and will cause each Subsidiary of Acquiror and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions.
Section 7.5   Tax-Free Reorganization.
(a)   The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Acquiror shall use its reasonable best efforts, and shall cause their Subsidiaries to use reasonable best efforts, to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Acquiror nor any Affiliate of Acquiror knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Within forty-five (45) days following the Effective Time, the Surviving Entity shall comply with the reporting requirements of Section 1.6045B-1(a)(2) of the Treasury Regulations. Each of the Company and Acquiror shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code on its U.S. federal income Tax Return, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
Section 7.6   Employees and Employee Benefits.
(a)   All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing (“Covered Employees”) shall automatically become employees of Acquiror as of the Closing. Following the Closing, Acquiror shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available to similarly situated employees of Acquiror under the Acquiror Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Acquiror Benefit Plan; and (ii) until such time as Acquiror shall cause Covered Employees to participate in the Acquiror Benefit Plans, a Covered Employee’s continued participation in Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Acquiror Benefit Plans may commence at different times with respect to each Acquiror Benefit Plan).
(b)   For the purpose of satisfying eligibility requirements and vesting periods (but not for the purpose of benefit accruals) under the Acquiror Benefit Plans providing benefits to the Covered Employees (the “New Plans”), provided that the following is (i) permitted by the terms of the applicable New Plan, or Acquiror can reasonably amend the terms of such plan to permit such recognition; and (ii) is permitted by applicable Legal Requirements, then each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.
(c)   In addition, and without limiting the generality of the foregoing, as of the Transition Date, Acquiror shall use reasonable best efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all preexisting condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the

Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d)   The Company and its Subsidiaries shall take all actions necessary to terminate the Company’s severance policies, if any, immediately prior to the Effective Time. Subject to the provisions of Section 7.6(e), following the Effective Time, Acquiror or Acquiror’s Subsidiary will cause any eligible Company Employee (exempt and non-exempt) to be covered by a severance policy under which employees who incur a qualifying involuntary termination of employment will be eligible to receive severance pay in accordance with the severance pay schedule set forth on Section 7.6(d) of the Acquiror Disclosure Schedules. Notwithstanding the foregoing, no Company Employee eligible to receive severance benefits or other payment triggered by the Merger under any employment, change in control, severance, or other agreement (a “CIC Payment”) shall be entitled to participate in the severance policy applicable to Company Employees terminated within six months of the Effective Date. Any Company Employee who waives and relinquishes his or her right to a CIC Payment will be eligible for a severance payment as provided in this Section 7.6(d).
(e)   Any Company Employee who has or is party to any employment agreement, severance agreement, change in control agreement or any other agreement or arrangement that provides for a CIC Payment shall not receive any severance benefits as provided in Section 7.6(d) but will receive the CIC Payment to the extent it is required to be paid under such agreement, provided that, on or before the Closing Date, the Company will take all reasonable measures within its control to ensure that in the event that the amount of the CIC Payment, either individually or in conjunction with a payment or benefit under any other plan, agreement or arrangement that is aggregated for purposes of Code Section 280G (in the aggregate “Total Payments”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code that is subject to the Tax imposed by Section 4999 of the Code, then the amounts of the CIC Payment shall be reduced such that the value of the Total Payments that each counterparty is entitled to receive shall be $1.00 less than the maximum amount which the counterparty may receive without becoming subject to the excise tax or resulting in a disallowance of a deduction of the payment of such amount under Section 280G of the Code.
Section 7.7   Takeover Laws.   If any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other anti-takeover Legal Requirement is or may become applicable to the Merger, the parties shall use their respective reasonable best efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated by this Agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such Legal Requirement on the Merger and the transactions contemplated by this Agreement.
Section 7.8   Section 16 Matters.   Prior to the Effective Time, the parties will each take such steps as may be necessary or appropriate to cause any acquisitions or dispositions of Acquiror Common Stock resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Acquiror immediately following the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.9   Shareholder Litigation.   Each of the Company and Acquiror shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against the Company or Acquiror, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.

ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR
The obligations of Acquiror to consummate the Contemplated Transactions and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror in whole or in part):
Section 8.1   Accuracy of Representations and Warranties.   For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties (i) set forth in Section 3.1, Section 3.3 and Section 3.5 shall be true and correct in all respects (except for inaccuracies which are de minimis in amount and effect); and (ii) set forth in this Agreement (other than those specified in clause (i)) disregarding any exception or qualification as to materiality or Material Adverse Effect shall be true and correct in all respects, except in the case of this clause (ii) where any such failures to be so true and correct individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, in each of the foregoing clauses (i) and (ii), as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case as of such earlier date.
Section 8.2   Performance by the Company.   The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 8.3   Shareholder Approvals.   The Company Shareholder Approval shall have been obtained.
Section 8.4   No Proceedings, Injunctions or Restraints; Illegality.   Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Acquiror Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.
Section 8.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Acquiror Board to materially restrict or burden, or impair in any material respect the benefits of the Contemplated Transactions to, or require a materially burdensome modification of, the businesses, activities, governance, legal structure, capital structure, compensation or fee arrangements of the Surviving Entity or its Subsidiaries.
Section 8.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 8.7   Officers’ Certificate.   Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.
Section 8.8   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

Section 8.9   Dissenting Shares.   The total number of outstanding shares of Company Common Stock with respect to which the holders thereof have duly exercised their dissenters’ rights under the IBCA shall not exceed 7.5% of the outstanding shares of Company Common Stock.
Section 8.10   Certain Agreements.   The Voting and Support Agreements executed contemporaneously with the execution of this Agreement shall not have been terminated and shall remain in full force and effect. The Shareholder Agreement and the Consulting Agreement shall have been terminated in a manner acceptable to the Acquiror in its sole discretion.
Section 8.11   Dissolution of Certain Company Subsidiaries.   The Company shall have wound-up and dissolved all of its Subsidiaries other than the Bank.
Section 8.12   Other Documents.   The Company shall have delivered to Acquiror all other instruments and documents that Acquiror or its counsel may reasonably request to effectuate the transactions contemplated hereby.
ARTICLE 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):
Section 9.1   Accuracy of Representations and Warranties.   For purposes of this Section 9.1, the accuracy of the representations and warranties of the Acquiror set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties (i) set forth in Section 4.1, Section 4.3 and Section 4.5 shall be true and correct in all respects (except for inaccuracies that are de minimis in amount and effect) and (ii) set forth in this Agreement (other than those referred to in clause (i)), disregarding any exception or qualification as to materiality or Material Adverse Effect, shall be true and correct in all respects, except in the case of this clause (ii) where any such failures to be so true and correct individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Acquiror, in each of the foregoing clauses (i) and (ii), as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties are expressly made as of an earlier date, in which case as of such earlier date.
Section 9.2   Performance by Acquiror.   Acquiror shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 9.3   Shareholder Approvals.   The Company Shareholder Approval shall have been obtained.
Section 9.4   No Proceedings; No Injunctions or Restraints; Illegality.   Since the date of this Agreement, there must not have been commenced or threatened any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Contemplated Transactions shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Merger.
Section 9.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and no such Requisite Regulatory Approval shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to materially restrict or burden the Surviving Entity.

Section 9.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 9.7   Officers’ Certificate.   The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror certifying as to the matters set forth in Section 9.1 and Section 9.2.
Section 9.8   Stock Exchange Listing.   Acquiror shall have filed with the NASDAQ Global Select Market a notification form for the listing of all shares of Acquiror Common Stock to be delivered in the Merger, and the NASDAQ Global Select Market shall not have objected to the listing of such shares of Acquiror Common Stock.
Section 9.9   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Acquiror or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Acquiror or any of its Subsidiaries.
ARTICLE 10
TERMINATION
Section 10.1   Termination of Agreement.   This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Acquiror:
(a)   by mutual consent of the Acquiror Board and the Company Board, each evidenced by appropriate written resolutions;
(b)   by Acquiror if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (except for breaches of Section 5.4 or Section 5.9, which are separately addressed in Section 10.1(g)), which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur, would result in the failure of any of the conditions set forth in Article 8 and such breach or failure to perform has not been or cannot be cured on or prior to the earlier of two (2) Business Days prior to the Termination Date and thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty, or failing to perform; provided that such breach or failure is not a direct result of the failure by Acquiror to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(c)   by the Company if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur, would result in the failure of any of the conditions set forth in Article 9 and such breach or failure to perform has not been or cannot be cured on or prior to the earlier of two (2) Business Days prior to the Termination Date and thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty, or failing to perform, provided that such breach or failure is not a direct result of the failure by the Company to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(d)   by Acquiror or the Company if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and non-appealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) the Company Shareholder Approval is not obtained following the Company Shareholders’ Meeting; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (i) and (ii) above;
(e)   by Acquiror or the Company if the Effective Time shall not have occurred at or before December 31, 2021 (the “Termination Date”); provided, however, that the Termination Date shall be extended to March 31, 2022 if as of December 31, 2021 all of the Requisite Regulatory Approvals shall not have been obtained; provided, further, the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date and such failure constitutes a material breach of this Agreement;
(f)   by Acquiror or the Company if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and non-appealable;
(g)   by the Company pursuant to Section 5.9;
(h)   by Acquiror if the Company makes a Company Adverse Recommendation;
(i)   by the Company, if the aggregate consideration payable to holders of the Company Common Stock pursuant to Section 2.1 on the Determination Date using the Final Acquiror Market Value is less than $34,000,000.00; provided, if within such five (5) Business Day period, Acquiror delivers written notice to the Company that it intends to proceed with the Merger by paying such additional consideration, so that the aggregate consideration payable to holders of the Company Common Stock on the Determination Date using the Final Acquiror Market Value is more than $34,000,000 and notifies the Company of the revised Per Share Stock Consideration, then no termination shall have occurred pursuant to this Section 10.1(i), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Per Share Stock Consideration shall have been so modified);
(j)   by the Company, if both of the following conditions are satisfied on the Determination Date, such termination to be effective on the tenth (10th) day following the Determination Date: (i) the Final Acquiror Market Value is less than $14.29; and (ii) the number obtained by dividing the Final Acquiror Market Value by the Initial Acquiror Market Value shall be less than the number obtained by subtracting 0.20 from the Index Ratio; subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 10.1(j), it shall give written notice thereof to Acquiror within two (2) Business Days. During the five (5) Business Day period commencing with its receipt of such notice, Acquiror shall have the option to increase the Per Share Stock Consideration to equal the lesser of (x) a quotient, the numerator of which is equal to the product of (A) the Initial Acquiror Market Value; (B) the Per Share Stock Consideration; and (C) the Index Ratio minus 0.20 and the denominator of which is equal to the Final Acquiror Market Value; or (y) the quotient determined by dividing the Initial Acquiror Market Value by the Final Acquiror Market Value, and multiplying the quotient by the product of the Per Share Stock Consideration and 0.80. If within such five (5) Business Day period, Acquiror delivers written notice to the Company that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies the Company of the revised Per Share Stock Consideration, then no termination shall have occurred pursuant to this Section 10.1(j), and this Agreement shall remain in full force and effect in accordance with its terms (except that the Per Share Stock Consideration shall have been so modified). If Acquiror or any company belonging to the Index declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1(j); or
(k)   by either the Company or the Acquiror pursuant to the terms of Section 5.13.
For purposes of this Agreement, the following terms shall have the following meanings:
“Determination Date” means any date that is ten (10) Business Days prior to the Effective Time.

“Final Acquiror Market Value” means the volume weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the Nasdaq Global Select Market for the ten (10) consecutive trading days immediately preceding the Determination Date.
“Final Index Price” means the average of the daily closing value of the Index for the ten (10) consecutive trading days immediately preceding the Determination Date.
“Index” means the KBW NASDAQ Bank Index or, if such index is not available, such substitute or similar index as substantially replicates the KBW NASDAQ Bank Index.
“Index Ratio” means the Final Index Price divided by the Initial Index Price.
“Initial Acquiror Market Value” means $17.86, adjusted as indicated in the last sentence of Section 10.1(j).
“Initial Index Price” means $134.04, adjusted as indicated in the last sentence of Section 10.1(j).
Section 10.2   Effect of Termination or Abandonment.   In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1(a), this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or shareholders, except that: (a) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (b) no such termination shall relieve the breaching party from liability resulting from its fraud or any willful and material breach by that party of this Agreement.
Section 10.3   Fees and Expenses.
(a)   Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be borne by Acquiror.
(b)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(b), then the Company shall pay to Acquiror, within ten (10) Business Days after such termination, the amount of $0.75 million by wire transfer of immediately available funds to such account as Acquiror shall designate.
(c)   If this Agreement is terminated by the Company pursuant to Section 10.1(c), then Acquiror shall pay to the Company, within ten (10) Business Days after such termination, the amount of $0.75 million by wire transfer of immediately available funds to such account as the Company shall designate.
(d)   If this Agreement is terminated by Acquiror pursuant to Section 10.1(g) or by the Company pursuant to Section 10.1(h), then the Company shall pay to Acquiror, within two (2) Business Days after such termination, the amount of $1.5 million (the “Termination Fee”) by wire transfer of immediately available funds to such account as Acquiror shall designate.
(e)   If, after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to senior management of the Company or has been made directly to its shareholders generally, or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to the Company, and (i) thereafter this Agreement is terminated by Acquiror pursuant to Section 10.1(b) as a result of a material breach or pursuant to Section 10.1(i) and (ii) within twelve (12) months after such termination the Company shall enter into discussions that result in a definitive written agreement with any Person (other than Acquiror and its Affiliates) with respect to such Acquisition Proposal, the Company shall pay to Acquiror, within ten (10) Business Days after the execution of such definitive agreement, the Termination Fee (less the amount of funds, if any, previously paid by the Company to Acquiror pursuant to Section 10.3(b)) by wire transfer of immediately available funds to such account as Acquiror shall designate; provided,however, that for purposes of this paragraph, “Acquisition Proposal” has the meaning ascribed thereto in Section 12.1(k), except that references in that Section to “15%” shall be replaced by “50%.”

(f)   All payments made pursuant to this Section 10.3 shall constitute liquidated damages and except as provided in Section 10.2 in the case of fraud or willful and material breach of this Agreement which permits a party to enforce such party’s right pursuant to Section 11.10, the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and shareholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein. Further, neither the Company nor Acquiror shall be required to pay the Termination Fee on more than one occasion.
ARTICLE 11
MISCELLANEOUS
Section 11.1   Survival.   Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.
Section 11.2   Governing Law; Venue; Waiver of Jury Trial.   All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and to be performed in such state without regard to conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Illinois solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said court or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such court, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided under Section 11.6 or in such other manner as may be permitted by applicable Legal Requirements shall be valid and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO IT THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH HEREIN.
Section 11.3   Assignments, Successors and No Third-Party Rights.   Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.4, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.4   Modification.   This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Shareholder Approval is obtained; provided, however, that after the Company Shareholder Approval is obtained, there may not be, without further approval of the Company’s shareholders, any amendment of this Agreement that requires further shareholder approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.
Section 11.5   Extension of Time; Waiver.   At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 11.6   Notices.   All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include facsimile communication and electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by facsimile (with confirmation) or electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Acquiror, to:
HBT Financial, Inc.
401 N. Hershey Road
Bloomington, IL 61704
Telephone: (309) 664-8902
Attention: J. Lance Carter, President
E-Mail: lcarter@hbtbank.com
with copies, which shall not constitute notice, to:
Kirkland & Ellis LLP
300 North LaSalle Street
Suite 2400
Chicago, Illinois 60654
Telephone: (312) 862-3222
Attention: Edwin S. del Hierro, P.C.
E-Mail: ed.delhierro@kirkland.com

If to the Company, to:
NXT Bancorporation, Inc.
119 2nd Street, Unit 100
Coralville, Iowa 52241
Telephone: (319) 688-6208
Attention: Nathan D. Koch
E-Mail: nkoch@nxtbank.net
with copies, which shall not constitute notice, to:
Vedder Price P.C.
222 N. LaSalle Street
Chicago, Illinois 60601
Telephone: (312) 609-7533
Facsimile: (312) 609-5005
Attention: James M. Kane
Email: jkane@vedderprice.com
or to such other Person or place as the Company shall furnish to Acquiror or Acquiror shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; (c) if mailed in the manner provided in this Section 11.6, three (3) Business Days after deposit with the U.S. Postal Service; and (d) if delivered by facsimile or electronic mail, on the next Business Day.
Section 11.7   Entire Agreement.   This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.
Section 11.8   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.
Section 11.9   Further Assurances.   The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
Section 11.10   Specific Performance.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate; and (b) any requirement under any Legal Requirement to post security as a prerequisite to obtaining equitable relief.
Section 11.11   Counterparts.   This Agreement and any amendments thereto may be executed in any number of counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

ARTICLE 12
DEFINITIONS
Section 12.1   Definitions.   In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:
(a)   “Acquiror Certificate of Incorporation” means the Restated Certificate of Incorporation of Acquiror.
(b)   “Acquiror Bank” means Heartland Bank and Trust Company, an Illinois state chartered bank headquartered in Bloomington, Illinois, and a wholly-owned subsidiary of Acquiror.
(c)   “Acquiror Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to, or required to be contributed to, by Acquiror or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Acquiror or any of its Subsidiaries, or any beneficiary thereof.
(d)   “Acquiror Board” means the board of directors of Acquiror.
(e)   “Acquiror Bylaws” means the Amended and Restated Bylaws of Acquiror, as amended.
(f)   “Acquiror Capital Stock” means the Acquiror Common Stock and the Acquiror Preferred Stock, collectively.
(g)   “Acquiror Common Stock” means the common stock, $0.01 par value per share, of Acquiror.
(h)   “Acquiror ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with Acquiror or any of its Subsidiaries for purposes of Section 414 of the Code.
(i)   “Acquiror SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Acquiror with the SEC under the Securities Act, the Exchange Act or the regulations thereunder, since January 1, 2020.
(j)   “Acquiror Stock Issuance” means the issuance of the Acquiror Common Stock pursuant to this Agreement.
(k)   “Acquisition Proposal” means a tender or exchange offer to acquire more than fifteen percent (15%) of the voting power in the Company or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any other proposal or offer to acquire in any manner more than fifteen percent (15%) of the voting power in, or more than fifteen percent (15%) of the business, assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.
(l)   “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.
(m)   “Applicable Mortgage Business Requirements” as of the time of reference, (A) all applicable Laws applicable to the origination and servicing of Mortgage Loans (including the taking, processing and underwriting of the relevant Mortgage Loan application and the closing and/or funding of the relevant Mortgage Loan), sale, pooling, servicing, subservicing or enforcement of, or filing of claims in connection with, any Mortgage Loan or Mortgage Loan servicing rights at the relevant time, (B) all of the terms of the mortgage note, security instrument and any other related loan documents relating to each Mortgage Loan, (C) all requirements set forth in any servicing agreements, and (D) all legal obligations to, or agreements with, any insurer, investor or regulatory agency, government sponsored enterprise or similar organization or authority, including any rules, regulations, guidelines, underwriting standards, handbooks and other binding requirements of any insurer, investor, regulatory agency, government sponsored enterprise or similar organization or authority, applicable to any Mortgage Loan or Mortgage Loan servicing rights.
(n)   “Bank” means NXT Bank, an Iowa state chartered bank headquartered in Central City, Iowa, and a wholly owned subsidiary of the Company.
(o)   “Bank Merger” means the merger of the Bank with and into, and under the charter of, Acquiror Bank.
(p)   “Business Day” means any day except Saturday, Sunday and any day on which banks in Bloomington, Illinois or Central City, Iowa, are authorized or required by law or other government action to close.
(q)   “Call Report” shall mean the quarterly reports of income and condition filed by the Bank with Regulatory Authorities.
(r)   “Closing Acquiror Common Stock Price” means the volume weighted average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the NASDAQ Global Select Market for the ten (10) consecutive trading days immediately preceding the Closing Date.
(s)   “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder.
(t)   “Company Articles of Incorporation” means the Articles of Incorporation of the Company, as amended.
(u)   “Company Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other compensation, severance, bonus, profit-sharing or incentive plan or arrangement; or (vi) change-in-control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vi) of this definition, that are maintained by, sponsored by, contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or any beneficiary thereof.
(v)   “Company Board” means the board of directors of the Company.
(w)   “Company Bylaws” means the Bylaws of the Company, as amended.
(x)   “Company Capital Stock” means the Company Common Stock.
(y)   “Company Common Stock” means the common stock, no par value per share, of the Company.
(z)   “Company ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.
(aa)   “Company Real Estate” means all interests in real property owned by the Company and the Bank, including OREO.
(bb)   “Company Shareholder Approval” means the adoption and approval of this Agreement by the shareholders of the Company, in accordance with the IBCA and the Company Articles of Incorporation.
(cc)   “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including: (i) the Merger, (ii) the Mid-Tier Merger; (iii) the Bank Merger; (iv) the performance by Acquiror and the Company of their respective covenants and obligations under this Agreement; and (v) Acquiror’s issuance of shares of Acquiror Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.
(dd)   “Contract” means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied): (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.
(ee)   “Control,” “Controlling” or “Controlled,” when used with respect to any specified Person, means the power to vote twenty-five percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.
(ff)   “CRA” means the Community Reinvestment Act, as amended.
(gg)   “DGCL” means the General Corporation Law of the State of Delaware, as amended.
(hh)   “Deposit Insurance Fund” means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution’s assets.
(ii)   “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(jj)   “DOL” means the U.S. Department of Labor.
(kk)   “Environment” means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.
(ll)   “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of the Company or any of its Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.
(mm)   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(nn)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(oo)   “FDIC” means the Federal Deposit Insurance Corporation.
(pp)   “Federal Reserve” means the Board of Governors of the Federal Reserve System or the appropriate Federal Reserve Bank acting under delegated authority.
(qq)   “GAAP” means generally accepted accounting principles in the U.S., consistently applied.
(rr)   “Hazardous Materials” means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.
(ss)   “IBCA” means the Iowa Business Corporation Act, as amended.
(tt)   “Immediate Family Member” means a Person’s spouse, parents, stepparents, children, stepchildren, mothers and fathers-in-law, sons and daughters-in-law, siblings, brothers and sisters-in-law, and any other Person (other than a tenant or employee) sharing such Person’s household.
(uu)   “IRS” means the U.S. Internal Revenue Service.

(vv)   “Knowledge” means the actual knowledge of those individuals set forth in Section 12.1(vv) of the Company Disclosure Schedules, with respect to the Company, and Section 12.1(vv) of the Acquiror Disclosure Schedules, with respect to Acquiror. For purposes of this definition, the individuals set forth in such schedule shall be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such individual in the course of the management reporting practices of the Company or Acquiror, as applicable.
(ww)   “Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, license, pledge, charge, security interest, encumbrance, covenant, easement, right of way, restriction on disposition or transfer, voting or other similar agreement, or other adverse claim, limitation or restriction of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
(xx)   “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.
(yy)   “Material Adverse Effect” as used with respect to a party, means an event, circumstance, development, change, effect or occurrence which, individually or together with any other event, circumstance, development, change, effect or occurrence: (i) is materially adverse to the business, financial condition, assets, liabilities, right, obligations or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs or delays, or reasonably could be expected to materially impair or delay, the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in the case of clause (i) only, in determining whether a Material Adverse Effect has occurred, any event, circumstance, development, change, effect or occurrence to the extent attributable to or resulting from the following, shall be excluded: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith and the response or reaction of customers, vendors, licensors, investors or employees; (F) failure, in and of itself, to meet internal or other estimates, projections or forecasts of revenue, net income or any other measure of financial performance, but not, in any such case, including the underlying causes thereof; (G) the announcement of the Contemplated Transactions; or (H) any natural or man-made disaster, Pandemic, Pandemic Measures, or acts of God including any related action taken by any Regulatory Authority; except with respect to clauses (A), (B), (C) and (D), to the extent that the effects of such change are disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate. “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or COVID-19, or any evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto and “Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, forbearance, moratorium or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic.
(zz)   “Mortgage Agency” means the Federal National Mortgage Corporation, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, the Veterans Administration, Government National Mortgage Association and any insurer, investor or other regulatory agency, government sponsored enterprise or similar organization or authority.

(aaa)   “Mortgage Loan” means any United States individual one-to-four family residential mortgage loan or other extension of credit for a personal, family, or household use secured by a Lien on United States residential real property of a borrower.
(bbb)   “NASDAQ Rules” means the listing rules of the NASDAQ Global Select Market.
(ccc)   “Order” means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.
(ddd)   “Ordinary Course of Business” shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Person.
(eee)   “OREO” means real estate owned by a Person and designated as “other real estate owned.”
(fff)   “Outstanding Company Shares” means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
(ggg)   “PBGC” means the U.S. Pension Benefit Guaranty Corporation.
(hhh)   “Person” means any individual, corporation (including any nonprofit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.
(iii)   “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.
(jjj)   “Proxy Statement” means a proxy statement prepared by the Company for use in connection with the Company Shareholders’ Meeting, all in accordance with the rules and regulations of the SEC.
(kkk)   “Registration Statement” means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Acquiror Common Stock to be issued pursuant to this Agreement, which shall include the Proxy Statement.
(lll)   “Regulatory Authority” means any federal, state or local governmental body, agency, court or authority, or any Mortgage Agency that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Acquiror, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.
(mmm)   “Remediation Cost” means, the estimated total cost for completing all necessary work plans or removal or remediation actions with respect to any Phase I or Phase II report with respect to real property in which the Company or the Bank holds any interest.
(nnn)   “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
(ooo)   “Requisite Regulatory Approvals” means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions, other than the Bank Merger.
(ppp)   “SEC” means the Securities and Exchange Commission.
(qqq)   “Securities Act” means the Securities Act of 1933, as amended.
(rrr)   “Subsidiary” with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.

(sss)   “Superior Proposal” means a bona fide written Acquisition Proposal (with all references to “fifteen percent (15%)” in the definition of Acquisition Proposal being treated as references to “fifty percent (50%)” for these purposes) which the Company Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be D.A. Davidson & Co. or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable Legal Requirements.
(ttt)   “Tax” means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.
(uuu)   “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
(vvv)   “Transition Date” means, with respect to any Covered Employee, the date Acquiror commences providing benefits to such employee with respect to each New Plan.
(www) “U.S.” means the United States of America.
Section 12.2   Principles of Construction.
(a)   In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) “including” means “including, but not limited to”; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement, nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.
(b)   The schedules of each of the Company and Acquiror referred to in this Agreement (the “Company Disclosure Schedules” and the “Acquiror Disclosure Schedules,” respectively, and collectively the “Schedules”) shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Acquiror to the other before the date of this Agreement; provided, that: (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect; (ii) the mere inclusion of an item in the Company Disclosure Schedules or the Acquiror Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by the Company or Acquiror, as applicable, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect; and (iii) any disclosures made with respect to a Section of this Agreement shall be deemed to qualify (A) any other Section of this Agreement specifically referenced or cross-referenced and (B) other sections of this Agreement to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross-reference) from a reading of the disclosure that such disclosure applies to such other sections. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, “Previously Disclosed” means, with respect to the Company, information set forth by the Company in the Company Disclosure Schedules and, with respect to Acquiror, information set forth by Acquiror in the Acquiror Disclosure Schedules.
(c)   All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
(d)   With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.
ACQUIROR:			COMPANY:
HBT FINANCIAL, INC.			NXT BANCORPORATION, INC.
By:			By:
	Name:	J. Lance Carter		Name:	Roger A. Baker
	Title:	President & Chief Operating Officer		Title:	President & Chairman
MERGERCO:
HB-NXT MERGER, INC.
By:
	Name:	J. Lance Carter
	Title:	President & Chief Operating Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A-1
List of Parties Entering into Voting and Support Agreements

Exhibit A-1-1

EXHIBIT A-2
Form of Voting and Support Agreement

Exhibit A-2-1

EXHIBIT B-1
List of Parties Entering into Restrictive Covenants Agreement

Exhibit B-1-1

EXHIBIT B-2
Form of Restrictive Covenants Agreement

Exhibit B-2-1

EXHIBIT C
Mid-Tier Merger Agreement

Exhibit C-1

EXHIBIT D
Statutory Bank Merger Agreement

Exhibit D-1

Appendix B
June 4, 2021
Board of Directors
NXT Bancorporation, Inc.
320 3rd Street SE
Cedar Rapids, Iowa 52401
Members of the Board:
We understand that NXT Bancorporation, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) with HBT Financial, Inc. (“Acquiror”) and HB-NXT MERGER, INC, a wholly owned subsidiary of Acquiror (“MergerCo”), pursuant to which MergerCo will, subject to the terms and conditions set forth in the Agreement, merge with and into Company (the “Merger”), with Company as the surviving entity in the Merger and as a result of such Merger, Company shall become a wholly owned subsidiary of Acquiror.
As described in greater detail in Section 2.1 of the Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or holders of Company Common Stock, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) shall be converted into the right to receive the following (the “Per Share Merger Consideration”): (i) cash in the amount of  $400.00 (the “Per Share Cash Consideration”); and (ii) a number of duly authorized, validly issued, fully paid and non-assessable shares of Acquiror Common Stock equal to 67.6783 (the “Per Share Stock Consideration”). Holders of the Company Common Stock shall have the right to receive the Per Share Cash Consideration and Per Share Stock Consideration in accordance with the Agreement. The “Merger Consideration” shall mean the aggregate sum of (A) the Per Share Cash Consideration and (B) the Per Share Stock Consideration payable to holders of the Company Common Stock pursuant to Section 2.1 of the Agreement. The number of shares of Company Common Stock to be converted into the right to receive the Per Share Cash Consideration shall be equal to $10,632,892.00 and the number of shares of Company Common Stock to be converted into the right to receive the Per Share Stock Consideration shall be equal to 1,799,040.1 shares of Acquiror Common Stock.
You have advised us that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. The terms and conditions of the Merger are more fully set forth in the Agreement.
Capitalized terms used herein without definition have the respective meanings ascribed to them in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than shares of Company Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) of the Merger Consideration to be paid to such holders in the proposed Merger.
In connection with preparing our opinion, we have reviewed, among other things:
(i)
a draft of the Agreement, dated June 2, 2021;

(ii)
certain financial statements and other historical financial and business information about the Company and Acquiror made available to us from published sources and/or from the internal records of the Company and Acquiror that we deemed relevant;

(iii)
internal projections and other financial and operating data concerning the business, operations, and prospects of the Company and the Acquiror prepared by or at the direction of management of the Company or the Acquiror, as approved for our use by the Company and the Acquiror;

(iv)
the past and current business, operations, financial condition, and prospects of the Company and Acquiror, the strategic, financial, tax, and operational benefits expected to result from the Merger, and other matters we deemed relevant, with senior management of the Company and the Acquiror;

(v)
certain publicly available analyst earnings estimates for Acquiror for the years ending December 31, 2021 and December 31, 2022 and for the years ending December 31, 2023, December 31, 2024, December 31, 2025, and December 31, 2026 based on growth rate assumptions provided by management, as discussed with and confirmed by senior management of Acquiror;

(vi)
financial projections for Company for the years ending December 31, 2021 and December 31, 2022 and for the years ending December 31, 2023, December 31, 2024, December 31, 2025, and December 31, 2026 based on growth rate assumptions provided by management, as discussed with and confirmed by senior management of Company;

(vii)
the proposed financial terms of the Merger with the publicly available financial terms of certain other mergers and acquisitions that we deemed relevant;

(viii)
the market and trading characteristics of selected public companies and selected public bank and thrift holding companies in particular that we deemed relevant;

(ix)
the current and historical market prices and trading activity of Acquiror Common Stock with that of certain other publicly-traded companies that we deemed relevant;

(x)
the pro forma financial effects of the Merger, taking into consideration the amounts and timing of Merger costs, earnings estimates, potential cost savings, and other financial and accounting considerations in connection with the Merger;

(xi)
the value of the Merger Consideration to the valuation derived by discounting future cash flows and a terminal value of the Company’s business based upon the Company’s internal financial forecasts at discount rates that we deemed appropriate;

(xii)
the relative contributions of the Company and the Acquiror to the combined company; and

(xiii)
such other such financial studies, analyses, investigations, economic and market information regarding the banking industry, the Company and the Acquiror that we considered relevant including discussions with management and other representatives and advisors of the Company and the Acquiror concerning the business, financial condition, results of operations and prospects of the Company and the Acquiror.

In arriving at our opinion, we have, with your consent, assumed and relied upon the accuracy and completeness of all information that was publicly available or supplied or otherwise made available to, discussed with or reviewed by or for us. We have not independently verified (nor have we assumed responsibility for independently verifying) such information or its accuracy or completeness. We have relied on the assurances of management of the Company and the Acquiror that they are not aware of any facts or circumstances that would make any of such information, forecasts or estimates inaccurate or misleading. We have not undertaken or been provided with any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company or the Acquiror, and have not been provided with any reports of such physical inspections. We have assumed that there has been no material change in the Company’s or the Acquiror’s business, assets, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to us.

With respect to the financial projections and estimates (including information relating to the amounts and timing of the merger costs, cost savings, and revenue enhancements) provided to or otherwise reviewed by or for or discussed with us, we have been advised by management of the Company and management of the Acquiror, and have assumed with your consent, that such projections and estimates were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company and the Acquiror as to the future financial performance of the Company and the other matters covered thereby, and that the financial results reflected in such projections and estimates will be realized in the amounts and at the times projected. We assume no responsibility for and express no opinion as to these projections and estimates or the assumptions on which they were based. We have relied on the assurances of management of the Company and the Acquiror that they are not aware of any facts or circumstances that would make any of such information, projections or estimates inaccurate or misleading.
We are not experts in the evaluation of loan and lease portfolios, classified loans or other real estate owned or in assessing the adequacy of the allowance for loan losses with respect thereto, and we did not make an independent evaluation or appraisal thereof, or of any other specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or Acquiror or any of their respective subsidiaries. We have not reviewed any individual loan or credit files relating to the Company or Acquiror. We have assumed, with your consent, that the respective allowances for loan and lease losses for both the Company and Acquiror are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We did not make an independent evaluation of the quality of the Company’s or Acquiror’s deposit base, nor have we independently evaluated potential deposit concentrations or the deposit composition of the Company or Acquiror. We did not make an independent evaluation of the quality of the Company’s or Acquiror’s investment securities portfolio, nor have we independently evaluated potential concentrations in the investment securities portfolio of the Company or Acquiror.
We have assumed that all of the representations and warranties contained in the Agreement and all related agreements are true and correct in all respects material to our analysis, and that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or covenant thereof the effect of which would be in any respect material to our analysis. We have assumed the impact of any pending, potential or threatened litigation at the Company and Acquiror will not have a material impact on their respective operations. We also have assumed that all material governmental, regulatory or other consents, approvals, and waivers necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company or the contemplated benefits of the Merger. Further, we have assumed that the executed Agreement will not differ in any material respect from the draft Agreement, dated June 2, 2021, reviewed by us.
We have assumed in all respects material to our analysis that the Company and Acquiror will remain as a going concern for all periods relevant to our analysis. We express no opinion regarding the liquidation value of the Company and Acquiror or any other entity.
Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock (other than shares of Company Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) in the proposed Merger. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Merger (including, without limitation, the form or structure of the merger) or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into in connection with the Merger, or as to the underlying business decision by the Company to engage in the Merger. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company or Acquiror, or any class of such persons, relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the Merger, or with respect to the fairness of any such compensation. Our opinion does not take into account individual circumstances of specific holders with respect to control, voting or other rights which may distinguish such holders.
We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business mergers or strategies, or whether such alternative mergers or strategies could be achieved or are available. We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative merger or strategy. In addition, our opinion does not address any legal, regulatory, tax or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals.
We express no opinion as to the actual value of Acquiror Common Stock when issued in the Merger or the prices at which the Acquiror Common Stock will trade following announcement of the Merger or at any future time.
We have not evaluated the solvency or fair value of the Company or Acquiror under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. This opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or Acquiror. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or Acquiror or the ability of the Company or Acquiror to pay their respective obligations when they come due.
We have acted as the Company’s financial advisor in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse our reasonable expenses and indemnify us against certain liabilities arising out of our engagement.
During the two years preceding the date of this letter, we have provided investment banking and other financial services to the Acquiror for which we have received customary compensation. Such services during such period have included serving as a Co-Manager on the Acquiror’s initial public offering in October 2019. During the two years preceding the date of this letter, we have provided investment banking and other financial services to the Company.
In the ordinary course of our business, D.A. Davidson & Co. and its affiliates may actively trade or hold securities of the Company or Acquiror for our own accounts or for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. We may seek to provide investment banking or other financial services to the Company or Acquiror in the future for which we would expect to receive compensation.
This fairness opinion was reviewed and approved by a D.A. Davidson & Co. Fairness Opinion Committee.
This opinion is solely for the information of the Board of Directors of the Company (solely in its capacity as such) in connection with its consideration of the Merger and shall not be relied upon by any other party or disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written consent.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders of the Company Common Stock (other than shares of Company Common Stock held as a result of debts previously contracted, treasury shares and Dissenters’ Shares) in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
D.A. Davidson & Co.

APPENDIX C
IOWA APPRAISAL RIGHTS STATUTE
490.1302 Shareholders’ right to appraisal.
1.   A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares, in the event of any of the following corporate actions:
a.   Consummation of a merger to which the corporation is a party if either of the following apply:
(1)   Shareholder approval is required for the merger by section 490.1104 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.
(2)   The corporation is a subsidiary and the merger is governed by section 490.1105.
b.   Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.
c.   Consummation of a disposition of assets pursuant to section 490.1202 if the shareholder is entitled to vote on the disposition.
d.   An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.
e.   Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.
f.   Consummation of a conversion of the corporation to another entity pursuant to sections 490.1111 through 490.1114.
2.   Notwithstanding subsection 1, the availability of the appraisal rights under subsection 1, paragraphs “a” through “d”, shall be limited in accordance with the following provisions:
a.   Appraisal rights shall not be available for the holders of shares of any class or series of shares which is any of the following:
(1)   A covered security under section 18(b)(1)(A) or (B) of the federal Securities Act of 1933, as amended.
(2)   Traded in an organized market and has at least two thousand shareholders and a market value of at least twenty million dollars, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent of such shares.
(3)   Issued by an open-end management investment company registered with the United States securities and exchange commission under the federal Investment Company Act of 1940, 15 U.S.C. §80a-1 et seq., and may be redeemed at the option of the holder at net asset value.
b.   The applicability of paragraph “a” shall be determined according to the following:
(1)   The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights.

(2)    The day before the effective date of such corporate action if there is no meeting of shareholders.
c.   Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph “a”, at the time the corporate action becomes effective.
d.   Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares where the corporate action is an interested transaction.
3.   Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment, shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.
490.1303 Assertion of rights by nominees and beneficial owners.
1.   A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
2.   A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:
a.   Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 490.1322, subsection 2, paragraph “b”, subparagraph (2).
b.   Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
490.1320 Notice of appraisal rights.
1.   Where any proposed corporate action specified in section 490.1302, subsection 1, is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this division. If the corporation concludes that appraisal rights are or may be available, a copy of thismdivision must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
2.   In a merger pursuant to section 490.1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 490.1322.
3.   Where any corporate action specified in section 490.1302, subsection 1, is to be approved by written consent of the shareholders pursuant to section 490.704, all of the following apply:

a.   Written notice that appraisal rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this division.
b.   Written notice that appraisal rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by section 490.704, subsections 5 and 6, may include the materials described in section 490.1322 and, if the corporation has concluded that appraisal rights are or may be available, must be accompanied by a copy of this division.
4.   Where corporate action described in section 490.1302, subsection 1, is proposed, or a merger pursuant to section 490.1105 is effected, the notice referred to in subsection 1 or 3, if the corporation concludes that appraisal rights are or may be available, and in subsection 2 shall be accompanied by all of the following:
a.   The annual financial statements specified in section 490.1620, subsection 1, of the corporation that issued the shares that may be subject to appraisal, which shall be as of a date ending not more than sixteen months before the date of the notice and shall comply with section 490.1620, subsection 2; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
b.   The latest available quarterly financial statements of such corporation, if any.
5.   The right to receive the information described in subsection 4 may be waived in writing by a shareholder before or after the corporate action.
490.1321 Notice of intent to demand payment.
1.   If a corporate action specified in section 490.1302, subsection 1, is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do all of the following:
a.   Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.
b.   Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
2.   If a corporate action specified in section 490.1302, subsection 1, is to be approved by less than unanimous written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must not sign a consent in favor of the proposed action with respect to that class or series of shares.
3.   A shareholder who fails to satisfy the requirements of subsection 1 or 2, is not entitled to payment under this part.
490.1322 Appraisal notice and form.
1.   If proposed corporate action requiring appraisal rights under section 490.1302, subsection 1, becomes effective, the corporation must send a written appraisal notice and the form required by subsection 2, paragraph “a”, to all shareholders who satisfied the requirements of section 490.1321, subsection 1, or section 490.1321, subsection 2. In the case of a merger under section 490.1105, the parent must deliver an appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
2.   The appraisal notice must be delivered no earlier than the date the corporate action specified in section 490.1302, subsection 1, became effective and no later than ten days after such date and must do all of the following:
a.   Supply a form that does all of the following:

(1)   Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action, if any.
(2)   If such announcement was made, requires the shareholder asserting appraisal rights to certify whether beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date.
(3)   Requires the shareholder asserting appraisal rights to certify that such shareholder did not vote for or consent to the transaction.
b.   State all of the following:
(1)   Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (2).
(2)   A date by which the corporation must receive the form, which date shall not be fewer than forty nor more than sixty days after the date the appraisal notice is sent under subsection 1, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.
(3)   The corporation’s estimate of the fair value of the shares.
(4)   That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by them.
(5)   The date by which the notice to withdraw under section 490.1323 must be received, which date must be within twenty days after the date specified in subparagraph (2).
c.   Be accompanied by a copy of this division.
490.1323 Perfection of rights — right to withdraw.
1.   A shareholder who receives notice pursuant to section 490.1322 and who wishes to exercise appraisal rights must sign and return the form sent by the corporation and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). In addition, if applicable, the shareholder must certify on the form whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 490.1322, subsection 2, paragraph “a”. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 490.1325. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.
2.   A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (5). A shareholder who fails to so withdraw from the appraisal process shall not thereafter withdraw without the corporation’s written consent.
3.   A shareholder who does not sign and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in section 490.1322, subsection 2, shall not be entitled to payment under this division.

490.1324 Payment.
1.   Except as provided in section 490.1325, within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, the corporation shall pay in cash to those shareholders who complied with section 490.1323, subsection 1, the amount the corporation estimates to be the fair value of their shares, plus interest.
2.   The payment to each shareholder pursuant to subsection 1 must be accompanied by all of the following:
a.   (1)   The annual financial statements specified in section 490.1620, subsection 1, of the corporation that issued the shares to be appraised, which shall be of a date ending not more than sixteen months before the date of payment and shall comply with section 490.1620, subsection 2; provided that, if such annual financial statements are not reasonably available, the corporation shall provide reasonably equivalent financial information.
(2)   The latest available quarterly financial statements of such corporation, if any.
b.   A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (3).
c.   A statement that shareholders described in subsection 1 have the right to demand further payment under section 490.1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment to the shareholder pursuant to subsection 1 in full satisfaction of the corporation’s obligations under this chapter.
490.1325 After-acquired shares.
1.   A corporation may elect to withhold payment required by section 490.1324 from any shareholder who was required to, but did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 490.1322, subsection 2, paragraph “a”.
2.   If the corporation elects to withhold payment under subsection 1, it must within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, notify all shareholders who are described in subsection 1 regarding all of the following:
a.   Of the information required by section 490.1324, subsection 2, paragraph “a”.
b.   Of the corporation’s estimate of fair value pursuant to section 490.1324, subsection 2, paragraph “b”.
c.   That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 490.1326.
d.   That those shareholders who wish to accept such offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.
e.   That those shareholders who do not satisfy the requirements for demanding appraisal under section 490.1326 shall be deemed to have accepted the corporation’s offer.
3.   Within ten days after receiving the shareholder’s acceptance pursuant to subsection 2, the corporation must pay in cash the amount it offered under subsection 2, paragraph “b”, to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
4.   Within forty days after sending the notice described in subsection 2, the corporation must pay in cash the amount it offered to pay under subsection 2, paragraph “b”, to each shareholder described in subsection 2, paragraph “e”.

490.1326 Procedure if shareholder dissatisfied with payment or offer.
1.   A shareholder paid pursuant to section 490.1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 490.1324. A shareholder offered payment under section 490.1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
2.   A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection 1 within thirty days after receiving the corporation’s payment or offer of payment under section 490.1324 or 490.1325, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.
490.1330 Court action.
1.   If a shareholder makes a demand for payment under section 490.1326 that remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 490.1326 plus interest.
2.   The corporation shall commence the proceeding in the district court of the county where the corporation’s principal office or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.
3.   The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4.   The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.
5.   Each shareholder made a party to the proceeding is entitled to judgment for either of the following:
a.   The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.
b.   The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 490.1325.
490.1331 Court costs and expenses.
1.   The court in an appraisal proceeding commenced under section 490.1330 shall determine all court costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the court costs against the corporation, except that the court may assess court costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this division.
2.   The court in an appraisal proceeding may also assess the expenses for the respective parties, in amounts the court finds equitable, for any of the following:

a.   Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 490.1320, 490.1322, 490.1324, or 490.1325.
b.   Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
3.   If the court in an appraisal proceeding finds that the expenses incurred by any shareholder were of substantial benefit to other shareholders similarly situated, and that such expenses should not be assessed against the corporation, the court may direct that such expenses be paid out of the amounts awarded the shareholders who were benefited.
4.   To the extent the corporation fails to make a required payment pursuant to section 490.1324, 490.1325, or 490.1326, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation expenses of the suit.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

HBT Financial, Inc. (“HBT”) is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides for this limitation of liability. Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Article Ninth of HBT’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of HBT shall be liable to HBT or its stockholders for monetary damages arising from a breach of a duty owed to HBT or its stockholders.
Article VI of HBT’s Amended and Restated By-laws provides that, to the extent permitted by the DGCL, HBT shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of HBT or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of HBT, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of HBT, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to HBT unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of HBT has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any indemnification (unless ordered by a court) shall be made by HBT only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by HBT) in a written opinion, or (4) by the stockholders.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145. Each of the directors and officers of HBT are covered by insurance policies maintained and held in effect by HBT against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
Item 21.
Exhibits and Financial Statement Schedules

Exhibit	Description
2.1	Agreement and Plan of Merger between HBT Financial, Inc., HB-NXT Merger, Inc. and NXT Bancorporation, Inc. dated June 7, 2021 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 7, 2021).
3.1	Restated Certificate of Incorporation of HBT Financial, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the Commission on October 30, 2019).
3.2	Amended and Restated By-laws of HBT Financial, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed with the Commission on October 30, 2019).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, filed with the Commission on October 1, 2019).
5.1*	Opinion of Kirkland & Ellis LLP with respect to the legality of the securities being registered.
21.1	Subsidiaries of HBT Financial, Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 12, 2021).
23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
23.2	Consent of RSM US LLP
24.1	Powers of Attorney (included on signature page)
99.1	Consent of D.A. Davidson
99.2*	Form of Proxy to be used by NXT Bancorporation, Inc.
99.3*	Form of Voting and Support Agreement

*
Indicates to be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Illinois, on August 11, 2021.
HBT Financial, Inc.
By:
/s/ Fred L. Drake

Name:
Fred L. Drake

Title:
Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each officer and director of HBT Financial, Inc. whose signature appears below constitutes and appoints Matthew J. Doherty and J. Lance Carter, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title
/s/ Fred L. Drake Fred. L. Drake	Chairman and Chief Executive Officer (principal executive officer)
/s/ Matthew J. Doherty Matthew J. Doherty	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ C. Alvin Bowman C. Alvin Bowman	Director
/s/ Eric E. Burwell Eric E. Burwell	Director
/s/ Patrick F. Busch Patrick F. Busch	Executive Vice President, Chief Lending Officer and Director

Signatures	Title
/s/ J. Lance Carter J. Lance Carter	President, Chief Operating Officer and Director
/s/ Allen C. Drake Allen C. Drake	Director
/s/ Linda J. Koch Linda J. Koch	Director
/s/ Gerald E. Pfeiffer Gerald E. Pfeiffer	Director
/s/ Dale S. Strassheim Dale S. Strassheim	Director